UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No.         )

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Check the appropriate box:
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☒ Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12

MDU Resources Group, Inc.
(Name of Registrant as Specified In Its Charter)
____________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2023 Notice of Annual Meeting of
Stockholders and Proxy Statement

Annual Meeting
Tuesday, May 9, 2023
11:00 a.m. Central Daylight Saving Time
909 Airport Road
Bismarck, North Dakota

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March 24, 2023

Fellow Stockholders:

I invite you to attend our annual meeting at 11 a.m. CDT May 9, 2023, at 909 Airport Road in Bismarck, North Dakota, where you will have the opportunity to engage with our Board of Directors and senior management team. Please check our website at www.mduproxy.com for additional information about our meeting.

During the meeting, we will hear the results of stockholder voting on the items outlined in this Proxy Statement, including election of our Board of Directors, the advisory votes regarding the frequency of voting on and the compensation paid to our named executive officers, and ratification of our independent auditors. I encourage you to promptly follow the instructions on your notice or proxy card to vote your shares on these items.

We had very strong operational performance in 2022. I look forward to sharing with you our results as well as the strong growth trajectory we believe we are on at each of our businesses, with an all-time high combined backlog of more than $3 billion of work at our construction businesses and planned capital investments of $2.5 billion over the next five years at our regulated energy delivery businesses.

I will give an update on the great progress we’re making toward completing the anticipated separation of Knife River Corporation into an independent, publicly traded company and the strategic review of MDU Construction Services Group, Inc. We expect both initiatives to be complete in the second quarter as we work to optimize value for you, our shareholders, by working to create two pure-play, publicly traded companies, with one focused on regulated energy delivery and the other on construction materials.

I appreciate your continued investment in MDU Resources and look forward to visiting with you May 9.

Sincerely,

David L. Goodin
President and Chief Executive Officer

MDU Resources Group, Inc. Proxy Statement

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MDU Resources Group, Inc. Proxy Statement

Proxy Statement

1200 West Century Avenue
Mailing Address:
P.O. Box 5650
Bismarck, North Dakota 58506-5650
(701) 530-1000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD May 9, 2023
March 24, 2023
NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of MDU Resources Group, Inc. will be held at 909 Airport Road, Bismarck, North Dakota 58504, on Tuesday, May 9, 2023, at 11:00 a.m., Central Daylight Saving Time, for the following purposes:

Items of	1.	Election of directors;
Business	2.	Advisory vote to approve the frequency of future advisory votes to approve the compensation paid to the company’s named executive officers;
	3.	Advisory vote to approve the compensation paid to the company’s named executive officers;
	4.	Ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for 2023; and
	5.	Transaction of any other business that may properly come before the meeting or any adjournment(s) thereof.

Record Date
The board of directors has set the close of business on March 10, 2023, as the record date for the determination of stockholders who will be entitled to notice of, and to vote at, the meeting and any adjournment(s) thereof.

Meeting Attendance
All stockholders as of the record date of March 10, 2023, are cordially invited to attend the annual meeting. You must request an admission ticket to attend. If you are a stockholder of record and plan to attend the meeting, please contact MDU Resources Group, Inc. by email at CorporateSecretary@mduresources.com or by telephone at 701-530-1010 to request an admission ticket. A ticket will be sent to you by mail.
If your shares are held beneficially in the name of a bank, broker, or other holder of record, and you plan to attend the annual meeting, you will need to submit a written request for an admission ticket by mail to: Investor Relations, MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506 or by email at CorporateSecretary@mduresources.com. The request must include proof of stock ownership as of March 10, 2023, such as a bank or brokerage firm account statement or a legal proxy from the bank, broker, or other holder of record confirming ownership. A ticket will be sent to you by mail.
Requests for admission tickets must be received no later than May 2, 2023. You must present your admission ticket and state-issued photo identification, such as a driver’s license, to gain admittance to the meeting.

Proxy Materials
This Proxy Statement will first be sent to stockholders requesting written materials on or about March 24, 2023. A Notice of Availability of Proxy Materials (Notice) will also be sent to certain stockholders on or about March 24, 2023. The Notice contains basic information about the annual meeting and instructions on how to view our proxy materials and vote online.

By order of the Board of Directors,

Karl A. Liepitz
Secretary

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on May 9, 2023.
The 2023 Notice of Annual Meeting and Proxy Statement and 2022 Annual Report to Stockholders
are available at www.mduproxy.com.

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

TABLE OF CONTENTS

PROXY STATEMENT SUMMARY		EXECUTIVE COMPENSATION (continued)
Annual Meeting Information	1	Other Benefits	61
Company Overview	2	Compensation Governance	63
Business Performance Highlights	3	Compensation Committee Report	63
Financial Performance Highlights	4	Executive Compensation Tables	64
Corporate Governance Practices	5	Summary Compensation Table	64
Compensation Highlights	7	Grants of Plan-Based Awards	66
Sustainability Highlights	9	Outstanding Equity Awards at Fiscal Year-End	68
BOARD OF DIRECTORS		Option Exercises and Stock Vested	69
Item 1. Election of Directors	16	Pension Benefits	69
Director Nominees	17	Nonqualified Deferred Compensation	71
Board Evaluations and Process for Selecting Directors	23	Potential Payments upon Termination or
Board Skills and Diversity Matrix	24	Change of Control	73
CORPORATE GOVERNANCE		CEO Pay Ratio Disclosure	77
Director Independence	26	Pay Versus Performance	77
Oversight of Sustainability	26	AUDIT MATTERS
Stockholder Engagement	28	Item 4. Ratification of the Appointment of
Stockholder Communications with the Board	28	Deloitte & Touche LLP as the Company’s Independent
Board Leadership Structure	29	Registered Public Accounting Firm for 2023	81
Board’s Role in Risk Oversight	29	Annual Evaluation and Selection of Deloitte &
Board Meetings and Committees	31	Touche LLP	81
Additional Governance Features	34	Audit Fees and Non-Audit Fees	82
Corporate Governance Materials	36	Policy on Audit Committee Pre-Approval of Audit
Related Person Transaction Disclosure	36	and Permissible Non-Audit Services	82
COMPENSATION OF NON-EMPLOYEE DIRECTORS		Audit Committee Report	83
Director Compensation	38	INFORMATION ABOUT THE ANNUAL MEETING
SECURITY OWNERSHIP		Who Can Vote	84
Security Ownership Table	40	Notice and Access	84
Hedging Policy	40	How to Vote	84
Greater than 5% Beneficial Owners	41	Revoking Your Proxy or Changing Your Vote	84
Delinquent Section 16(a) Reports	41	Discretionary Voting Authority	85
EXECUTIVE COMPENSATION		Voting Standards	85
Item 2. Advisory Vote to Approve the Frequency of Future		Proxy Solicitation	85
Advisory Votes to Approve the Compensation to the		Electronic Delivery of Proxy Statement	86
Company’s Named Executive Officers	42	Householding of Proxy Materials	86
Item 3. Advisory Vote to Approve the Compensation Paid		MDU Resources Group, Inc. 401(k) Plan	86
to the Company’s Named Executive Officers	43	Annual Meeting Admission and Guidelines	86
Information Concerning Executive Officers	44	Conduct of the Meeting	87
Compensation Discussion and Analysis	45	Stockholder Proposals, Director Nominations, and
Executive Summary	45	Other Items of Business for 2024 Annual Meeting	87
2022 Compensation Framework	50
2022 Compensation for Our Named
Executive Officers	54

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Cautionary information and forward-looking statements. This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995.
Forward-looking statements are all statements other than statements of historical fact, including without limitation those statements that are identified by the words "anticipates," "estimates," "expects," "intends," "plans," "predicts" and similar expressions, and include statements concerning plans, trends, objectives, goals, strategies, including the anticipated separation of Knife River Corporation or the proposed future structure of two pure-play publicly traded companies, future events, or performance, and underlying assumptions (many of which are based, in turn, upon further assumptions) and other statements that are other than statements of historical facts. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed.
Forward-looking statements are subject to risks and uncertainties that could cause actual results to be materially different from those indicated (both favorably and unfavorably). These risks and uncertainties include, but are not limited to, those described in Part I—Item 1A “Risk Factors” in our 2022 Annual Report on Form 10-K (2022 Form 10-K) and subsequent Securities and Exchange Commission (SEC) filings. Caution should be taken not to place undue reliance on any such forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

MDU Resources Group, Inc. Proxy Statement

Proxy Statement

PROXY STATEMENT SUMMARY
To assist you in reviewing the company’s 2022 performance and voting your shares, we call your attention to key elements of our 2023 Proxy Statement. The following is only a summary and does not contain all the information you should consider. You should read the entire Proxy Statement carefully before voting. For more information about these topics, please review the full Proxy Statement and our 2022 Annual Report to Stockholders.

■	Annual Meeting Information

Meeting Information	Summary of Stockholder Voting Matters
Time and Date	Voting Matters		Board Vote Recommendation	See Page

11:00 a.m. Central Daylight Saving Time Tuesday, May 9, 2023	Item 1.	Election of Directors	FOR Each Nominee	16
	Item 2.	Advisory Vote to Approve the Frequency of Future Advisory Votes to Approve the Compensation Paid to the Company’s Named Executive Officers	FOR One Year	42
	Item 3.	Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers	FOR	43
Place	Item 4.	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2023	FOR	81
MDU Service Center 909 Airport Road Bismarck, ND 58504

Who Can Vote
If you held shares of MDU Resources Group, Inc. common stock at the close of business on March 10, 2023, you are entitled to vote at the annual meeting. You are encouraged to vote in advance of the meeting using one of the following voting methods.

How to Vote
Registered Stockholders
If your shares are held directly with our stock registrar, you can vote any one of four ways:
:	By Internet:	Go to the website shown on the Notice of Availability of Proxy Materials (Notice) or Proxy Card, if you received one, and follow the instructions.
)	By Telephone:	Call the telephone number shown on the Notice or Proxy Card, if you received one, and follow the instructions given by the voice prompts.

Voting via the Internet or by telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the Proxy Card by mail. Your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on May 8, 2023.

*	By Mail:	If you received a paper copy of the Proxy Statement, Annual Report, and Proxy Card, mark, sign, date, and return the Proxy Card in the postage-paid envelope provided.
	In Person:	Attend the annual meeting, or send a personal representative with an appropriate proxy, to vote by ballot at the meeting.
Beneficial Stockholders
If you held shares beneficially in the name of a bank, broker, or other holder of record (sometimes referred to as holding shares “in street name”), you will receive voting instructions from said bank, broker, or other holder of record. If you wish to vote in person at the meeting, you must obtain a legal proxy from your bank, broker, or other holder of record of your shares and present it at the meeting.

1 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

■	Company Overview

MDU Resources is Building a Strong America®
A strong infrastructure is the heart of our country’s economy. It is the natural gas and electricity that power business, industry, and our daily lives. It is the pipes and wires that connect our homes, factories, offices and stores to bring them to life. It is the transportation network of roads, highways, and airports that keeps our economy moving. Infrastructure is our business.

Our Vision
With integrity, Building a Strong America® while being a great and safe place to work.

Our Mission
Deliver superior value to stakeholders by providing essential infrastructure and services to America.

Our Integrity Code
Commitment to Integrity	We will conduct business legally and ethically with our best skills and judgment.
Commitment to Shareholders	We will act in the best interests of our corporation and protect its assets.
Commitment to Employees	We will work together to provide a safe and positive workplace.
Commitment to Customers, Suppliers and Competitors	We will compete in business only by lawful and ethical means.
Commitment to Communities	We will be a responsible and valued corporate citizen.

Our Strategy
Deliver superior value and achieve industry-leading performance with two pure-play companies of regulated energy delivery and construction materials, while pursuing organic growth opportunities and strategic acquisitions of well-managed companies and properties.

Our Businesses

Electric and Natural Gas Utilities	Pipeline
Our utility companies serve more than 1.18 million customers across eight states.	We provide natural gas transportation, underground natural gas storage, cathodic protection and other energy-related services.

Construction Materials and Contracting	Construction Services
Knife River Corporation is a Top 10 producer of aggregates in America, has approximately 1.1 billion tons of aggregate reserves, and employs more than 5,000 people during peak construction season.	MDU Construction Services Group, Inc. is one of the largest electrical contractors in the United States, with approximately 9,000 employees.

MDU Resources Group, Inc. Proxy Statement 2

Proxy Statement

■	Business Performance Highlights

Future Structure of MDU Resources
The company’s board of directors has determined the future company structure that is most likely to maximize long-term value for stockholders is to create two pure-play publicly traded companies, one focused on regulated energy delivery and the other on construction materials. To achieve this future structure, the company is working toward a separation of Knife River Corporation to create a standalone leading construction materials company, and it is evaluating options to optimize the value of its construction services business, with the review expected to be complete in the second quarter of 2023.
In addition to pursuing each of these strategic initiatives, all of our business segments performed well despite inflationary pressures and supply chain challenges throughout 2022.
Regulated Energy Delivery
■ Continued Growth with New Customers. Over 18,000 new customers were connected to our utilities system, representing customer growth of 1.6%.
■
Investing in Electric Generation. The electric segment continues to make progress toward reducing its greenhouse gas emissions. In 2022, operations were ceased at the company’s last wholly owned coal-fired electric generating facility, Heskett Station Units 1 and 2 in Mandan, North Dakota. Construction of Heskett Station Unit 4, an 88-megawatt natural-gas fired simple-cycle combustion turbine, is expected to be complete in the summer of 2023.

■
Joint Regional Transmission Line Project. The electric segment and Otter Tail Power Company announced another Midcontinent Independent System Operator-approved joint regional transmission line project. Together, the companies plan to develop, construct and co-own a 95-mile, 345-kilovolt transmission line that would span from Jamestown to Ellendale in North Dakota. We expect the project to create a more resilient regional transmission grid, helping to ensure reliable and affordable electric service to our customers.

■
Natural Gas Pipeline Expansion. The pipeline segment put the North Bakken Expansion project into service on February 1, 2022 and has announced other significant growth projects in various stages and pending regulatory approvals, including the 2023 Line Section 27 Expansion project in northwestern North Dakota expecting to add natural gas transportation capacity of 175 million cubic feet per day; Grasslands South Expansion from western North Dakota to northern Wyoming, which is expected to add natural gas transportation capacity of 94 million cubic feet per day; and Line Section 15 Expansion in western South Dakota, which is expected to add natural gas transportation capacity of 25 million cubic feet per day.

Construction Materials & Services
■
Record Revenues. The construction materials segment had record revenues of $2.53 billion in 2022 and earnings of $116.2 million, compared to revenues of $2.23 billion and earnings of $129.8 million in 2021. Demand remained strong for construction materials and contracting work as evidenced by a record backlog at December 31, 2022 of $935 million, up 32% compared to $708 million at December 31, 2021.

■
Growth Opportunities. The construction materials and contracting segment continued its growth through acquisitions in 2022. Allied Concrete and Supply Co., a producer of ready-mixed concrete in California, was acquired in December 2022. In addition to pursuing additional acquisitions, the segment expects ongoing growth opportunities, including through projects that result from the U.S. Infrastructure Investment and Jobs Act that provides approximately $650 billion of reauthorized funds for the Department of Transportation surface transportation program and $550 billion of new infrastructure funds.

■
Record Revenues. The construction services segment earned record revenues of $124.8 million in 2022, compared to $109.4 million in 2021. Revenues were a record $2.70 billion, compared to $2.05 billion in 2021. Demand continues to be extremely strong for construction services work, with the construction services having a record backlog of $2.13 billion at December 31, 2022, up, 54% compared to $1.38 billion at December 31, 2021.

■
Renewable Electric Generation Project. The construction services segment continues to emphasize its premier services for renewable electric generation projects. The construction services segment subsidiary completed construction in October 2022 on a 200-megawatt solar facility in Moapa, Nevada, installing 621,093 solar modules, as well as ancillary facilities for the project.

3 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Performance from Continuing Operations
	2018	2019	2020	2021	2022
Electric Distribution
Retail Sales (million kWh)	3,354.4	3,314.3	3,204.5	3,271.6	3,343.9
Customers	143,022	143,346	143,782	144,103	144,561
Natural Gas Distribution
Retail Sales (MMdk)	112.6	123.7	114.5	115.3	131.2
Transportation (MMdk)	149.5	166.1	160.0	174.4	167.7
Customers	957,727	977,468	997,146	1,016,670	1,034,821
Pipeline Transportation (MMdk)	351.5	429.7	438.6	471.1	482.9
Construction Materials and Contracting Revenues (millions)	$1,925.9	$2,190.7	$2,178.0	$2,228.9	$2,534.7
Construction Services Revenues (millions)	$1,371.5	$1,849.3	$2,095.7	$2,051.6	$2,699.2

■	Financial Performance Highlights

■	The company achieved earnings of $367.5 million, or $1.81 per share.
■	Our return on invested capital in 2022 was 7.1%.
■	The chart below shows our earnings per share from continuing operations and compound annual growth rate (CAGR) of 4.5% over the last five years.

Earnings per Share from Continuing Operations
CAGR = 4.5%
$2.00
$1.75
$1.50
$1.25
$1.00
$0.75
$0.50
$0.25
$0.00
$1.38
$1.69
$1.95
$1.87
$1.81
2018
2019
2020
2021
2022

■	Returned $178 million to stockholders through dividends during 2022:
	☐	Increased annual dividend for the 32nd straight year to 87.5 cents per share paid during 2022;
	☐	Paid uninterrupted dividends for 85 straight years; and
	☐	Member of the elite S&P High-Yield Dividend Aristocrats Index which recognizes companies within the S&P Composite 1500 Index that have followed a managed dividend policy of consistently increasing dividends annually for at least 20 years.
■	Member of the S&P MidCap 400.

32 Years	Dividends Paid	85 Years
of Consecutive	$836 Million	of Uninterrupted
Dividend Increases	Over the Last 5 Years	Dividend Payments

MDU Resources Group, Inc. Proxy Statement 4

Proxy Statement

■	Corporate Governance Practices

MDU Resources is committed to strong corporate governance aligned with stockholder interests. The board, through its nominating and governance committee, regularly monitors leading practices in governance and adopts measures that it determines are in the best interests of the company and its stockholders. The following highlights our corporate governance practices and policies. See the sections entitled “Corporate Governance” and “Executive Compensation” for more information on the following:

✓	Annual Election of All Directors	✓	Standing Committees Consist Entirely of Independent Directors
✓	Majority Voting for Directors	✓	Active Investor Outreach Program
✓	No Shareholder Rights Plan	✓	One Class of Stock
✓	Succession Planning and Implementation Process	✓	Stock Ownership Requirements for Directors and Executive Officers
✓	Separate Board Chair and CEO	✓	Anti-Hedging and Anti-Pledging Policies for Directors and Executive Officers
✓	Executive Sessions of Independent Directors at Every Regularly Scheduled Board Meeting	✓	No Related Party Transactions by Our Directors or Executive Officers
✓	Annual Board and Committee Self-Evaluations	✓	Compensation Recovery/Clawback Policy
✓	Risk Oversight by Full Board and Committees	✓	Annual Advisory Approval on Executive Compensation
✓	Environmental and Social Oversight by Full Board and Board Committee	✓	Mandatory Retirement for Directors at Age 76
✓	Proxy Access for Stockholders	✓	Directors May Not Serve on More Than Three Public Boards Including the Company’s Board
✓	All Directors are Independent Other Than Our CEO	✓	Diverse Board in Terms of Gender, Race, Experience, Skills and Tenure

Recognition for Gender Diversity
MDU Resources was recognized in 2022 for gender diversity on its board of directors:
50/50 Women on BoardsTM as a “3+” company for having three or more women on its board of directors.

5 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Director Nominees
The board recommends a vote FOR the election of each of the following nominees for director. Ten directors stand for election. Additional information about each director’s background and experience can be found beginning on page 16.

Name	Age	Director Since	Primary Occupation	Board Committees
German Carmona Alvarez	54	2022	Global president of applied intelligence of Wood PLC	• Compensation • Nominating and Governance
Thomas Everist	73	1995	President and chair of The Everist Company, an investment and land development company, formerly engaged in aggregate, concrete, and asphalt production	• Compensation • Nominating and Governance
Karen B. Fagg	69	2005	Former vice president of DOWL LLC, dba DOWL HKM, an engineering and design firm	• Compensation (Chair) • Environmental and Sustainability
David L. Goodin	61	2013	President and chief executive officer, MDU Resources Group, Inc.	Executive officer
Dennis W. Johnson	73	2001	Chair, president, and chief executive officer of TMI Group Incorporated, manufacturers of casework and architectural woodwork	Chair of the board
Patricia L. Moss	69	2003	Former president and chief executive officer of Cascade Bancorp, a financial holding company, subsequently merged into First Interstate Bank	• Compensation • Environmental and Sustainability (Chair)
Dale S. Rosenthal	66	2021	Former senior executive, including strategic director, division president of Clark Financial Group, and chief financial officer of Clark Construction Group, a building and civil construction firm	• Audit • Nominating and Governance
Edward A. Ryan	69	2018	Former executive vice president and general counsel of Marriott International	• Audit • Nominating and Governance (Chair)
David M. Sparby	68	2018	Former senior vice president and group president, revenue, of Xcel Energy and president and chief executive officer of its subsidiary, NSP-Minnesota	• Audit (Chair) • Environmental and Sustainability
Chenxi Wang	52	2019	Founder and managing general partner of Rain Capital Fund, L.P., a cybersecurity-focused venture fund	• Audit • Environmental and Sustainability

Independence	Board Refreshment		Tenure		Diversity
90%		Five new members have been elected or appointed to the board over the last five years.	0-4 Years	Average Tenure	Gender
	New Members		5-10 Years	11.5 Years	Four director nominees are women.	40%
The board has determined that all director nominees, other than Mr. Goodin, meet the independence standards set by the NYSE and SEC.			11+ Years		Race/Ethnicity
	+5		The average tenure of the director nominees reflects a balance of company experience and new perspective.		Two director nominees are ethnically diverse.	20%
In addition to the director nominees described above, on January 24, 2023, the company entered into a cooperation agreement (Cooperation Agreement) with Corvex Management LP, pursuant to which Corvex Management LP partner, James H. Gemmel, was appointed as a non-voting board observer and, subject to Federal Energy Regulatory Commission (FERC) approval, to the board of directors. For further details on the Cooperation Agreement, see the section entitled “Corporate Governance.”

MDU Resources Group, Inc. Proxy Statement 6

Proxy Statement

■	Compensation Highlights

The company’s executive compensation is based on providing market competitive compensation opportunities to attract top talent focused on achievement of short and long-term business results. Our compensation program is structured to align compensation with the company’s financial performance as a substantial portion of our executive compensation is directly linked to performance incentive awards.
■	Over 80% of our chief executive officer’s target compensation and approximately 70% of our other named executive officers’ target compensation are at risk.
■
100% of our named executive officers’ annual incentive and 75% of their long-term incentive are performance-based and tied to performance against pre-established, specific, measurable goals. Time-vesting restricted stock units represent 25% of our named executive officers’ long-term incentive and require the executive to remain employed with the company through the vesting period.

■	We require our executive officers to own a significant amount of company stock based upon a multiple of their base salary.
■
The 2022 annual cash incentive award program for executive officers included a diversity, equity and inclusion performance modifier based upon the company’s achievement of certain measures to attract, retain, and develop a diverse and inclusive workforce.

2022 Named Executive Officer Target Pay Mix

At the 2022 Annual Meeting, the company’s advisory vote
to approve executive compensation received support from
over 95% of the common stock represented at the
meeting and entitled to vote on the matter.

7 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Key Features of Our Executive Compensation Program

What We Do

☑
Pay for Performance - Annual incentive and the performance share award portion of the long-term incentive are tied to performance measures set by the compensation committee and comprise the largest portion of executive compensation.

☑
Independent Compensation Committee - All members of the compensation committee meet the independence standards under the New York Stock Exchange listing standards and the Securities and Exchange Commission rules.

☑	Independent Compensation Consultant - The compensation committee retains an independent compensation consultant to evaluate executive compensation plans and practices.
☑
Competitive Compensation - Executive compensation reflects executive performance, experience, relative value compared to other positions within the company, relationship to competitive market value compensation, corporate and business segment economic environment, and the actual performance of the overall company and the business segments.

☑
Annual Cash Incentive - Payment of annual cash incentive awards is based on overall company performance measured in terms of earnings per share in addition to business segment performance measured in terms of pre-established annual financial measures for business segment executives.

☑
Long-Term Equity Incentive - 2022 long-term incentive awards may be earned at the end of a three-year period. Payment of performance share awards, which represent 75% of the executive's long-term incentive, are based on the achievement of pre-established performance measures. Payment of time-vesting restricted stock unit shares, which represent 25% of the executive's long-term incentive, are based on retention of the executive at the end of the three-year period. All long-term incentives are paid through shares of common stock which encourages stock ownership by our executives.

☑	Balanced Mix of Pay Components - The target compensation mix represents a balance of annual cash and long-term equity-based compensation.
☑	Mix of Financial Goals - Use of a mixture of financial goals to measure performance prevents overemphasis on a single metric.
☑
Diversity, Equity and Inclusion Modifier - The 2022 annual cash incentive included a diversity, equity and inclusion (DEI) modifier aimed at furthering the company’s diversity, equity and inclusion initiatives. The DEI modifier increases or decreases the annual incentive up to 5% based on the compensation committee’s consideration of the company’s progress on DEI initiatives.

☑	Annual Compensation Risk Analysis - Risks related to our compensation programs are regularly analyzed through an annual compensation risk assessment.
☑
Stock Ownership and Retention Requirements - Executive officers are required to own, within five years of appointment or promotion, company common stock equal to a multiple of their base salary. Our CEO is required to own stock equal to six times his base salary, and the other named executive officers are required to own stock equal to three times their base salary. The executive officers also must retain at least 50% of the net after-tax shares of stock vested through the long-term incentive plan for the earlier of two years or until termination of employment. Net performance shares must also be held until share ownership requirements are met.

☑
Clawback Policy - If the company’s audited financial statements are restated due to any material noncompliance with the financial reporting requirements under the securities laws, the compensation committee may, or shall if required, demand repayment of some or all incentives paid to our executive officers within the last three years.

What We Do Not Do

☒	Stock Options - The company does not use stock options as a form of incentive compensation.
☒	Employment Agreements - Executives do not, in the normal course, have employment agreements entitling them to specific payments upon termination or a change of control of the company.
☒	Perquisites - Executives do not receive perquisites that materially differ from those available to employees in general.
☒	Hedge Stock - Executives are not allowed to hedge company securities.
☒	Pledge Stock - Executives are not allowed to pledge company securities in margin accounts or as collateral for loans.
☒	No Dividends or Dividend Equivalents on Unvested Shares - We do not provide for payment of dividends or dividend equivalents on unvested share awards.
☒	Tax Gross-Ups - Executives do not receive tax gross-ups on their compensation.

MDU Resources Group, Inc. Proxy Statement 8

Proxy Statement

■	Sustainability Highlights

MDU Resources is an essential services infrastructure company and manages its business with a long-term view toward sustainable operations, focusing on how economic, environmental, and social impacts help the corporation continue Building a Strong America®. We integrate sustainability efforts into our business strategy because these efforts directly affect long-term business viability and profitability. Our focus on sustainability helps ensure we are a good corporate citizen while creating opportunities to increase revenues and profitability, create a competitive advantage, and attract a skilled and diverse workforce. We have invested significantly more time and resources into our environmental, social and governance efforts in the past several years. Highlights of our enhanced efforts and achievements in the past year are set forth below. For the company’s complete outline of environmental, governance and social responsibilities, see our Sustainability Report. The information provided in the Sustainability Report is not part of this Proxy Statement and is not incorporated by reference as part of this Proxy Statement.

Environmental Stewardship
Governance
Social Responsibility

Reporting Frameworks
To better serve our investors and other stakeholders, we report environmental, social, governance, and sustainability (ESG/sustainability) metrics relevant and important to our operations in the frameworks that provide our stakeholders more uniform and transparent data and information, allowing for comparison with our peers and other companies operating in our industries. For our applicable industries, we report ESG/sustainability metrics using frameworks developed by the Sustainability Accounting Standards Board (SASB), the reporting templates developed by the Edison Electric Institute (EEI) and the American Gas Association (AGA), and we continue to incorporate guidance from the Task Force on Climate-Related Financial Disclosures (TCFD) into our reporting as summarized below:

Reporting Frameworks	Business Segment
SASB	Construction Materials and Contracting
SASB	Construction Services
AGA	Pipeline
EEI / AGA	Electric and Natural Gas Utilities
TCFD	We continue to enhance and expand our disclosure of the company’s governance, strategy, risk management, and metrics and targets related to climate risk in accordance with guidance from the TCFD.

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Proxy Statement

Governance of Environmental and Social Responsibility
MDU Resources is committed to strong corporate governance practices in all areas, including governance of environmental and social responsibility. For more information on the company’s governance practices and policies, see the “Corporate Governance” section in this Proxy Statement. Below is an overview of our governance practices related to the oversight of environmental and social responsibility:

Board of Directors	The board of directors is ultimately responsible for oversight responsibility with respect to environmental, health, safety, and other social sustainability matters applicable to the company.

⇓
Environmental and Sustainability Committee of the Board
The environmental and sustainability committee is a standing committee of the board and meets quarterly in conjunction with the regular board meetings. The committee assists the board in fulfilling its oversight responsibilities with respect to environmental, social, and other sustainability matters, including climate change risks and opportunities, health, safety, and other social sustainability matters.

⇓
Management Policy Committee
The management policy committee is comprised of the business unit presidents and senior company officers. The committee meets monthly, or more frequently as warranted, and is responsible for the management of risks and pursuit of opportunities related to environmental and social sustainability matters, including climate change, health, safety, and other social sustainability matters.

⇓
Executive Sustainability Committee
The executive sustainability committee is comprised of corporate and business unit senior executives and supports execution of the company’s environmental and sustainability strategy and establishes, maintains, and enhances the processes, procedures, and controls for the company’s environmental and sustainability disclosures.

Environmental Stewardship
■    Carbon Footprint. While we have reported carbon emissions from our electric generating fleet for many years, as of January 1, 2022, we began tracking our Scope 1 and Scope 2 carbon emissions across the company to establish our corporatewide baseline of emissions. For more information on anticipated future reporting and emission reduction goals, see our Sustainability Report.
■    Retirement of Coal Facilities. We have ceased operating all wholly owned coal-fired generation facilities, with Units 1 and 2 at Heskett Station near Mandan, North Dakota, being retired in early 2022 as more economical options exist to supply energy for our customers. These retirements will further reduce our greenhouse gas emissions intensity as we progress toward our reduction target of 45% by 2030, compared to 2005 levels, from owned generating facilities. During 2022, Montana-Dakota Utilities Co. began construction of a new 88-MW simple-cycle natural gas-fired combustion peaking turbine unit at the existing Heskett Station.

MDU Resources Group, Inc. Proxy Statement 10

Proxy Statement

■	Generation Capacity by Fuel Type. Montana-Dakota Utilities Co.’s historical and year-end 2022 total generating capacity by fuel type shows the shift from coal to more renewable resources as follows:

2005
25%
75%
2022
33%
35%
32%
Coal
Natural Gas
Wind

■    Methane Emissions. We have established a near-term methane emissions intensity reduction target of 25% by 2030, compared to our 2020 rate, at our natural gas pipeline business. In addition WBI Energy, Inc. joined the One Nation’s Energy Future Coalition (ONE Future Coalition) in 2022. The ONE Future Coalition is a group of more than 55 natural gas companies working together to voluntarily reduce methane emissions across the natural gas value chain to 1% or less by 2025. It is comprised of some of the largest natural gas production, gathering and boosting, processing, transmission and storage, and distribution companies in the U.S.
■    Climate Scenario Analysis. The company completed a climate scenario analysis in 2021 for its electric generation operations following guidance from the TCFD.

■
Climate-Related Risks and Opportunities. In 2022, according to TCFD guidance, our businesses enhanced their understanding and identification of our climate-related risks and opportunities over the short, medium and long term. This exercise helps us strategically prepare to mitigate potential risks and optimize opportunities. Examples of some of the key items identified include:

	☐	Both risks and opportunities from increased frequency and duration of severe weather events. For instance, property and facility damage is a risk that can result from inclement weather. Weather-related damage also presents an opportunity, however, as our construction businesses can provide infrastructure repair and reconstruction services.
	☐	Both risks and opportunities from efforts to decarbonize electric generation sources. This requires investment in, partnership with, and construction of renewable energy sources, such as wind and solar generation and biogas producers. It is also expected that natural gas will be needed as a backup generation fuel source for periods when renewable sources are unavailable.
	☐	Changes in public policy to address climate change could create risks and opportunities as demand for the company’s products and services could be impacted, costs could escalate, and modifications and additional investment in our regulated energy delivery business may be necessary to ensure reliability of service to customers.
We intend to include our full risks and opportunities assessment in the company’s 2022 Sustainability Report, which is expected to be available in the third quarter of 2023.
■    Environmental Recognitions.

☐
Intermountain Gas Company received the 2022 ENERGY STAR® Market Leader Award for its efforts to promote energy-efficient residential construction and help homebuyers and residents experience the quality, comfort, and value that come with living in an ENERGY STAR-certified home or apartment.

■    Renewable Diesel. In 2021, a number of Knife River Corporation’s west coast operations used renewable diesel fuel in their on-road and off-road fleets. Engine performance, engine maintenance, and fuel efficiency results were positive during the pilot, and Knife River Corporation is beginning to utilize renewable diesel in more locations where feasible. In Oregon, Knife River Corporation has successfully piloted the use of renewable diesel fuel in its on-road and off-road fleet vehicles, reducing GHG emissions and improving fuel efficiency, and expects that greater than 90% of its 2023 diesel consumption in Oregon (and approximately 18% of its company-wide diesel consumption) will be renewable diesel.

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Proxy Statement

■    Environmental-Related Investments. Knife River Corporation has invested in Blue Planet Systems Corporation to pursue the use of synthetic aggregates in ready-mix concrete. Blue Planet Systems Corporation is testing methods of creating synthetic limestone by using carbon dioxide captured from existing sources. The synthetic limestone could then be used as a component of concrete. In addition to sequestering carbon dioxide through this process, the use of synthetic limestone could also prolong the life of natural aggregate sources.
■    Warm-Mix Asphalt. Knife River Corporation produces and places warm-mix asphalt in applications where warm-mix asphalt is allowed. Warm-mix asphalt is produced at cooler temperatures than traditional hot-mix asphalt methods, which reduces the amount of fuel needed in the production process, thereby reducing emissions and fumes.
■    Recycling. Knife River Corporation continues its long-standing practice of recycling and reusing building materials. Recycling conserves natural resources, uses less energy, reduces waste disposal at local landfills, and ultimately costs less for our customers. Knife River Corporation recycles or reuses asphalt pavement, pre-consumer asphalt shingles, refined fuel oil, demolition concrete, returned concrete at ready-mix plants, fly ash, slag, silica fume and other cement-replacement materials, and dimension stone reject material.
■    Energy Efficiency. Our utility companies actively pursue programs to increase energy efficiency and conservation for electric and natural gas customers. This includes partnering with local community action agencies in providing low-income assistance for utility customers and offering residential and commercial incentive programs that promote installation of energy-efficient electric and natural gas equipment.
■    Renewable Natural Gas. Our utility companies are pursuing additional opportunities to provide renewable natural gas to customers. We have produced renewable natural gas from the Billings, Montana, landfill for customer use since 2010. In Idaho, three dairy digesters have been adding renewable natural gas to our system for customer use since 2020.

Social Responsibility
MDU Resources knows that it operates at the discretion of various stakeholders, including customers, stockholders, employees, regulators, lawmakers, and the communities where we do business. It is these stakeholders who allow us to conduct our business and are vital to our success. MDU Resources remains committed to maintaining the trust of these stakeholders by operating with integrity and being a good corporate citizen. Below are highlights of our social responsibility programs relating to our employees, stockholders, communities, and customers.
■    Our Employees and Human Capital Management. At the core of Building a Strong America® is building a strong workforce. At MDU Resources, this means building a strong team of employees with a focus on integrity and safety and a commitment to diversity, equity, and inclusion. Our team included 14,929 employees located in 44 states plus Washington D.C. as of December 31, 2022. Our number of employees peaked in the third quarter at just over 16,800. Our Employer Information Report EEO-1 is available on our website at www.mdu.com/careers. The information on our website is not part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.

☐
Diversity, Equity, and Inclusion. MDU Resources is committed to an inclusive environment that respects the differences and embraces the strengths of our diverse employees. Essential to the company’s success is its ability to attract, retain, and engage the best people from a broad range of backgrounds and build an inclusive culture where all employees feel valued and contribute their best. To aid in the company’s commitment to an inclusive environment, each business segment has a diversity officer who serves as a conduit for diversity-related issues and provides a voice for all employees. The company requires employees to participate in training on the company’s code of conduct and additional courses focusing on diversity, effective leadership, equal employment opportunity, workplace harassment, respect, and unconscious bias. The company has three strategic goals related to diversity:

•Enhance collaboration efforts through cooperation and sharing of best practices to create new ways of meeting employee, customer, and stockholder needs;
•Maintain a culture of integrity and safety by ensuring employees understand these essential values, which are part of the company’s vision statement; and
•Increase productivity and profitability through the creation of a work environment that values all perspectives and methods of accomplishing work.

MDU Resources Group, Inc. Proxy Statement 12

Proxy Statement

☐    CEO Action for Diversity and Inclusion Pledge. In March 2022, MDU Resources’ chief executive officer signed the CEO Action for Diversity and Inclusion Pledge, joining more than 2,000 chief executive officers in signing and committing to four goals to be a catalyst for further conversations and action around diversity and inclusion in the workplace. The four goals include:
•Cultivating environments that support open dialogue on complex and often-difficult conversations.
•Implementing and expanding unconscious bias education and training.
•Sharing best-practice diversity, equity and inclusion programs and initiatives.
•Engaging boards of directors when developing and evaluating diversity, equity and inclusion strategies.
☐    Executive Compensation and Diversity, Equity, and Inclusion. In February 2022, the board of directors approved a performance modifier for the 2022 annual incentive award program for executive officers based upon the company’s achievement of certain measures to attract, retain, and develop a diverse and inclusive workforce. The DEI modifier includes a focus on representation of diverse employees in executive succession plans, outreach efforts to attract diverse candidates for open positions at the company, implementing enhanced diversity, equity, and inclusion training and mentoring for new employees, and development of enhanced employee data dashboards to further support the company’s efforts to attract, retain, and develop a diverse and inclusive workforce. For more information on the DEI modifier and the results for 2022, please refer to the “2022 Compensation for Our Named Executive Officers” section in the “Compensation Discussion and Analysis.”
☐    Building People. Building a strong workforce begins with employee recruitment. The company uses a variety of means to recruit new employees for open positions, including posting on the company’s website, employee referrals, union workforce, direct recruitment, advertising, social media, career fairs, partnerships with colleges and technical schools, job service organizations, and associations connected with a variety of professions. The company also utilizes internship programs to introduce individuals to the company’s business operations and provide a possible source of future employees. Building a strong workforce also requires developing employees in their current positions and for future advancement. The company provides opportunities for advancement through job mobility, succession planning, and promotions both within and between business segments. The company provides employees the opportunity to further develop and grow through various forms of training, mentorship programs, and internship programs.

☐    Knife River Training Center. While labor challenges continue to impact many construction companies, Knife River Corporation is actively engaged in attracting, training and retaining the next generation of construction-industry employees. In February 2022, the company completed a state-of-the-art training center on a 230-acre tract of property in the Pacific Northwest, featuring an 80,000 square-foot heated indoor arena for training on trucks and heavy equipment and an attached 16,000 square-foot classroom and conference room facility. The center is used company-wide to enhance the skills of current employees and to recruit and teach skills to new employees through both classroom education and hands-on experience. It also is used by Knife River Corporation’s customers and industry peers, who send employees to the center to take courses on heavy equipment, truck driving, leadership development, facilitator training, safety training and more.
In 2022, the center hosted approximately 4,500 individuals for various trainings, classes, meetings and events. The facility plays a critical role in Knife River Corporation’s workforce remaining sustainable and contributes to showcasing construction as a career of choice.
Knife River Corporation’s outreach efforts to market the training center have included interfacing with historically underrepresented groups, and the company has partnered with the National Association of Minority Contractors to provide scholarships for training to qualifying employees of minority-owned businesses.

☐
The Knife River Corporation training center received the 2022 Risk Management Excellence Award presented by Liberty Mutual Insurance Company. The award recognizes outstanding employee health and safety achievement related to an industry-leading, state-of-the-art training center leading to better training and lowering risks to the employees and general public. Liberty Mutual Insurance Company has granted this award less than 20 times in their 100-year history.

☐    Safety. The company is committed to safety and health in the workplace. To ensure safe work environments, the company provides training, adequate resources, and appropriate follow-up on any unsafe conditions or actions. The company has policies and training that support safety in the workplace, including training on safety matters through classroom and toolbox meetings on job sites. To facilitate a strong safety culture, MDU Resources has a safety leadership council that aims to identify and adopt best management practices to aid in the prevention of occupation injuries and illness.

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Proxy Statement

☐    Ethics Reporting. MDU Resources’ employees are encouraged to ask questions or report concerns to their supervisor. If employees have concerns that something may be unethical or illegal within the company, they are encouraged to report their concerns to a human resources representative, a company executive, or their compliance officer. For those wishing to remain anonymous, MDU Resources also has an anonymous reporting hotline. Employees, customers, and other stakeholders can report confidentially and anonymously through this third-party telephone and internet-based reporting system any concerns about possible unethical or illegal activities. Reports are carefully considered and investigated. Summaries of the reports and investigative results are provided to the audit committee of the board of directors.
■    Vendor Code of Conduct. MDU Resources has a Vendor Code of Conduct that outlines our expectations of vendors, including ethical business practices, workplace safety, environmental stewardship and compliance with applicable laws and regulations.
■    Our Stockholders. MDU Resources’ management is committed to acting in the best interest of the corporation, protecting its assets, and serving the long-term interests of the company’s stockholders. This includes protecting our tangible interests, such as property and equipment, as well as intangible assets, such as our reputation, information, and intellectual property. For information on our stockholder outreach program, see “Stockholder Engagement” in the section entitled “Corporate Governance” of this Proxy Statement.
■    Our Communities.
☐    Community Health and Safety. The pipeline and natural gas utility companies’ pipeline integrity and safety management programs provide guidelines for the continual evaluation of their pipeline systems using risk-based criteria that allows our companies to take proactive measures to ensure public safety and protect the environment. In addition, the pipeline safety management systems are comprehensive, continuous improvement programs designed to promote a culture dedicated to employee and public safety and environmental protection while maintaining the safety and reliability of our natural gas distribution, transmission, and storage facilities.

☐
Charitable Giving. MDU Resources is proud of its record of supporting qualified organizations that enhance quality of life. Our philanthropic goal is to be a “neighbor of choice.” The MDU Resources Foundation was incorporated in 1983 to support the corporation’s charitable efforts and has contributed more than $42 million to worthwhile organizations. In 2022, the MDU Resources Foundation contributed $2.3 million to charitable organizations. In addition to contributions through the MDU Resources Foundation, our business segments and companies regularly make charitable donations and in-kind donations to the communities where they do business.

☐    Volunteerism. We encourage and support community volunteerism by our employees. The MDU Resources Foundation contributes a $750 grant to an eligible nonprofit organization after an employee or group of employees volunteer a minimum of 25 hours to the organization during non-company hours in a calendar year. Eligible organizations are local 501(c) nonprofit organizations providing services in categories of civic and community activities, culture and arts, education, environment, and health and human services. In 2022, the foundation granted $98,000 under this program, matching over 6,929 employee volunteer hours.
☐    Education. We encourage support of educational institutions by all employees. The MDU Resources Foundation matches contributions up to $750 to educational institutions by employees. In addition, the MDU Resources Foundation maintains two separate scholarship programs, which includes funding scholarship programs at institutions of higher education and scholarships for employee family members.

MDU Resources Group, Inc. Proxy Statement 14

Proxy Statement

■    Our Customers.

☐
Our utility companies consistently rank high in customer satisfaction. In the J.D. Power 2022 Gas Utility Residential Customer Satisfaction StudySM, Cascade Natural Gas Corporation ranked first, Intermountain Gas Company third, and Montana-Dakota Utilities Co. sixth among mid-size natural gas utilities in the west region.

☐	Montana-Dakota Utilities Co. was announced as an Edison Electric Institute (EEI) Emergency Response Award recipient. Presented to EEI member companies, the Emergency Response Awards recognize recovery and assistance efforts of electric companies following service disruptions caused by extreme weather or other natural events.

The company believes in corporate social responsibility and the fundamental commitment to its stakeholders: customers, employees, suppliers, communities, and stockholders. With the company’s origin and rich history in providing electric and natural gas utility service to rural communities in North Dakota, South Dakota, Montana, and Wyoming, our utility companies have long operated under the motto “In the Community to Serve®.” Infrastructure is our business and we define our purpose as “Building a Strong America®” in recognition of our mission to deliver value to our stakeholders.

15 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

BOARD OF DIRECTORS
ITEM 1. ELECTION OF DIRECTORS
The board currently consists of ten directors, all of whom are standing for election to the board at the 2023 annual meeting to hold office until the 2024 annual meeting and until their successors are duly elected and qualified.
The board has affirmatively determined all the director nominees, other than David L. Goodin, our president and chief executive officer, are independent in accordance with New York Stock Exchange (NYSE) rules, our governance guidelines, and our bylaws.
Our bylaws provide for a majority voting standard for the election of directors. See “Additional Information - Majority Voting” below for further detail.
Each of the director nominees has consented to be named in this Proxy Statement and to serve as a director, if elected. We do not know of any reason why any nominee would be unable or unwilling to serve as a director, if elected. If a nominee becomes unable to serve or will not serve, proxies may be voted for the election of such other person nominated by the board as a substitute or the board may choose to reduce the number of directors.
Information about each director nominee’s share ownership is presented under “Security Ownership.”
The shares represented by the proxies received will be voted for the election of each of the ten nominees named below unless you indicate in the proxy that your vote should be cast against any or all the director nominees or that you abstain from voting. Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified or until the earliest of his or her resignation, retirement, or death.
The ten nominees for election to the board at the 2023 annual meeting, all proposed by the board upon recommendation of the nominating and governance committee, are listed below with brief biographies. The nominees’ ages are current as of December 31, 2022.
On January 24, 2023, the company entered into the Cooperation Agreement with Corvex Management LP, pursuant to which Corvex Management LP partner, James H. Gemmel, was appointed as a non-voting board observer and, subject to FERC approval, to the board of directors. For further details on the Cooperation Agreement, see the section entitled “Corporate Governance.”
On August 4, 2022, the company announced its intention to separate its indirect, wholly owned subsidiary, Knife River Corporation, from the company. The separation is anticipated to result in two independent, publicly traded companies. If the spin-off transaction is completed, the company expects that one or more of its directors may become directors of Knife River Corporation, in which case they will resign from the company’s board of directors at such time.

The board of directors recommends that the stockholders vote FOR the election of each nominee.

MDU Resources Group, Inc. Proxy Statement 16

Proxy Statement

Director Nominees

	German Carmona Alvarez Age 54	Independent Director Since 2022 Compensation Committee Nominating and Governance Committee
Key Contributions to the Board: With 15 years of global experience in the building materials industry, Mr. Carmona Alvarez brings broad industry expertise to the board. Mr. Carmona Alvarez also contributes experience and expertise in human capital management, digital and information technology, finance, and mergers and acquisitions.

Career Highlights
•
Global president of applied intelligence of the consulting and engineering company Wood PLC, Aberdeen, United Kingdom, since 2021. Director of Wood PLC USA, Houston, Texas, the United States affiliate of Wood PLC, since 2022.

•
Senior vice-president and global digital practice leader of NEORIS, a technology and digital strategy consulting firm with presence in 27 countries focusing on the design strategy and execution of agile digital transformation programs, from March 2019 to July 2021.

•	Executive vice-president finance, information technology and shared services of CEMEX Inc., a global building materials company from 2016 to 2019; senior vice president of continuous improvement and commercial strategy from 2014 to 2016; senior vice president of aggregates and mining resources from 2012 to 2014; global vice president of organization, compensation and benefits from 2009-2012; global vice president of human resources planning and development from 2006 to 2009; corporate vice president of human capital from 2004 to 2006.
•	Senior principal of strategy and transformation of The Boston Consulting Group, a general management consulting firm that practices in business strategy, from 2000 to 2004.
Other Leadership Experience
•	Former board chair of Strata.ai, a strategy and venture building firm focused on decision science, artificial intelligence and extended reality, from 2020 to 2022.
•	Former board of trustees of ITESM/Tec Milenio, a private institution of higher education, from 2010 to 2017.

	Thomas Everist Age 73	Independent Director Since 1995 Compensation Committee Nominating and Governance Committee
Key Contributions to the Board: With a 44-year career in the construction materials and mining industry, Mr. Everist brings critical knowledge of the construction materials and contracting industry to the board. Mr. Everist also contributes strong business leadership and management capabilities and insights through his role as president and chair of his companies for over 35 years. His experience on the board of another public company further enhances his contributions to the board.

Career Highlights
•
President and chair of The Everist Company, Sioux Falls, South Dakota, an investment and land development company, since April 2002. Prior to January 2017, The Everist Company was engaged in aggregate, concrete, and asphalt production.

•
Managing member of South Maryland Creek Ranch, LLC, a land development company, since June 2006; president of SMCR, Inc., an investment company, since June 2006; and managing member of MCR Builders, LLC, which provides residential building services to South Maryland Creek Ranch, LLC, since November 2014.

•
Director and chair of Everist Genomics, Inc., Ann Arbor, Michigan, a company that provided solutions for personalized medicines, from May 2002 to July 2021, and chief executive officer from August 2012 to December 2012.

•	President and chair of L.G. Everist, Inc., Sioux Falls, South Dakota, an aggregate production company, from 1987 to April 2002.
Other Leadership Experience
•
Director of publicly traded Raven Industries, Inc., Sioux Falls, South Dakota, a general manufacturer of electronics, flow controls, and engineered films, from May 1996 to December 2021, and chair from April 2009 to May 2017.

•	Director and compensation committee chair of Bell, Inc., Sioux Falls, South Dakota, a manufacturer of folding cartons and packages, from April 2011 to July 2022.
•	Director and audit committee chair of Showplace Wood Products, Inc., Sioux Falls, South Dakota, a custom cabinets manufacturer, since January 2000.
•	Director of Angiologix Inc., Mountain View, California, a medical diagnostic device company, from July 2010 through October 2011 when it was acquired by Everist Genomics, Inc.
•	Member of the South Dakota Investment Council, the state agency responsible for investing state funds, from July 2001 to June 2006.

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Proxy Statement

	Karen B. Fagg Age 69	Independent Director Since 2005 Compensation Committee Environmental and Sustainability Committee
Key Contributions to the Board: Through her management experience and knowledge in the fields of engineering, environment, and energy resource development, including four years as director of the Montana Department of Natural Resources and Conservation and over eight years as president, chief executive officer, and chair of her own engineering and environmental services company, as well as her service on a number of Montana state and community boards, Ms. Fagg contributes experience in responsible natural resource development with an informed perspective of the construction, engineering, and energy industries.

Career Highlights
•	Vice president of DOWL LLC, dba DOWL HKM, an engineering and design firm, from April 2008 until her retirement in December 2011.
•
President of HKM Engineering, Inc., Billings, Montana, an engineering and environmental services firm, from April 1995 to June 2000, and chair, chief executive officer, and majority owner from June 2000 through March 2008. HKM Engineering, Inc. merged with DOWL LLC in April 2008.

•
Employed with MSE, Inc., Butte, Montana, an energy research and development company, from 1976 through 1988, and vice president of operations and corporate development director from 1993 to April 1995.

•
Director of the Montana Department of Natural Resources and Conservation, the state agency charged with promoting stewardship of Montana’s water, soil, energy, and rangeland resources; and administering several grant and loan programs, from 1989 through 1992.

Other Leadership Experience
•	Director and member of the quality committee of the Intermountain Health Peaks Region Board, since January 2023.
•
Director and finance committee chair of the Montana State Fund, the state’s largest workers’ compensation insurance company, from March 2021 to present; Director of SCL Health Montana Regional Board from January 2020 to present, including a term as chair; and member of Carroll College Board of Trustees from 2005 through 2010, and from August 2019 through June 2022.

•	Former member of several regional, state, and community boards, including director of St. Vincent’s Healthcare from October 2003 to October 2009 and January 2016 through January 2020, including a term as chair; director of the Billings Catholic Schools Board from December 2011 through December 2018, including a term as chair; the First Interstate BancSystem Foundation from June 2013 to 2016; the Montana Justice Foundation from 2013 to 2015; Montana Board of Investments from 2002 through 2006; Montana State University’s Advanced Technology Park from 2001 to 2005; and Deaconess Billings Clinic Health System from 1994 to 2002.

	David L. Goodin Age 61	Director Since 2013 President and Chief Executive Officer
Key Contributions to the Board: Serving as president and chief executive officer of MDU Resources Group, Inc. since 2013, Mr. Goodin is the only officer of the company that serves on our board. With 30 years of operating and leadership positions with our utility operations and ten years in his current position, he brings utility industry experience to the board as well as extensive knowledge of our company and its business operations. He contributes valuable insight into management’s views and perspectives and the day-to-day operations of the company.

Career Highlights
•	President and chief executive officer and a director of the company since January 4, 2013.
•	Prior to January 4, 2013, served as chief executive officer and president of Intermountain Gas Company, Cascade Natural Gas Corporation, Montana-Dakota Utilities Co., and Great Plains Natural Gas Co.
•
Began his career in 1983 at Montana-Dakota Utilities Co. as a division electrical engineer and served in positions of increasing responsibility until 2007 when he was named president of Cascade Natural Gas Corporation; positions included division electric superintendent, electric systems manager, vice president-operations, and executive vice president-operations and acquisitions.

Other Leadership Experience
•	Member of the U.S. Bancorp Western North Dakota Advisory Board since January 2013.
•	Director of Sanford Bismarck, an integrated health system dedicated to the work of health and healing, and Sanford Living Center, from January 2011 through December 2021.
•	Board member of the BSC Innovations Foundation, an extension of Bismarck State College providing curriculum to Saudi Arabia industries, since August 1, 2018.
•
Current vice chair of the North Dakota State University (NDSU) Foundation and Alumni Association, a foundation with a mission of cultivating a culture of philanthropy through educating students, engaging alumni and supporters, and growing future leaders.

•
Former board member of numerous industry associations, including the American Gas Association, the Edison Electric Institute, the North Central Electric Association, the Midwest ENERGY Association, and the North Dakota Lignite Energy Council.

MDU Resources Group, Inc. Proxy Statement 18

Proxy Statement

	Dennis W. Johnson Age 73	Independent Director Since 2001 Chair of the Board
Key Contributions to the Board: With over 48 years of experience in business management, manufacturing, and finance, holding positions as chair, president, and chief executive officer of TMI Group Incorporated for 41 years, as well as his prior service as a director of the Federal Reserve Bank of Minneapolis, Mr. Johnson brings operational, management, strategic planning, specialty contracting, and financial knowledge and insight to the board. Mr. Johnson also contributes significant knowledge of local, state, and regional issues involving North Dakota, the state where we are headquartered and have significant operations, resulting from his service on several state and local organizations.

Career Highlights
•	Chair of the board of the company effective May 8, 2019; and vice chair of the board from February 15, 2018 to May 8, 2019.
•
Chair, president, and chief executive officer of TMI Group Incorporated as well as its two wholly owned subsidiary companies, TMI Corporation and TMI Transport Corporation, manufacturers of casework and architectural woodwork in Dickinson, North Dakota; employed since 1974 and serving as president or chief executive officer since 1982.

Other Leadership Experience
•	Member of the Bank of North Dakota Advisory Board of Directors since August 2017, currently serving as vice chair.
•	President of the Dickinson City Commission from July 2000 through October 2015.
•	Director of the Federal Reserve Bank of Minneapolis from 1993 through 1998.
•
Served on numerous industry, state, and community boards, including the North Dakota Workforce Development Council (chair); the Decorative Laminate Products Association; the North Dakota Technology Corporation; and the business advisory council of the Steffes Corporation, a metal manufacturing and engineering firm.

•
Served on North Dakota Governor Sinner’s Education Action Commission; the North Dakota Job Service Advisory Council; the North Dakota State University President’s Advisory Council; North Dakota Governor Schafer’s Transition Team; and chaired North Dakota Governor Hoeven’s Transition Team.

	Patricia L. Moss Age 69	Independent Director Since 2003 Compensation Committee Environmental and Sustainability Committee	Other Current Public Boards: --First Interstate BancSystem, Inc. --Aquila Group of Funds
Key Contributions to the Board: With substantial experience in the finance and banking industry, including service on the boards of public banking and investment companies, Ms. Moss contributes broad knowledge of finance, business development, human resources, and compliance oversight, as well as public company governance, to the board. Through her business experience and knowledge of the Pacific Northwest, Ms. Moss also provides insight on state, local, and regional economic and political issues where a significant portion of our operations and the largest number of our employees are located.

Career Highlights
•
President and chief executive officer of Cascade Bancorp, a financial holding company, Bend, Oregon, from 1998 to January 3, 2012; chief executive officer of Cascade Bancorp’s principal subsidiary, Bank of the Cascades, from 1998 to January 3, 2012, serving also as president from 1998 to 2003; and chief operating officer, chief financial officer and secretary of Cascade Bancorp from 1987 to 1998.

Other Leadership Experience
•	Member of the Oregon Investment Council, which oversees the investment and allocation of all state of Oregon trust funds, from December 2018 to March 2021.
•	Director of First Interstate BancSystem, Inc., since May 30, 2017.
•
Director of Cascade Bancorp and Bank of the Cascades from 1993, and vice chair from January 3, 2012 until May 30, 2017 when Cascade Bancorp merged into First Interstate BancSystem, Inc., and became First Interstate Bank.

•
Chair of the Bank of the Cascades Foundation Inc. from 2014 to July 31, 2018; co-chair of the Oregon Growth Board, a state board created to improve access to capital and create private-public partnerships, from May 2012 through December 2018; and a member of the Board of Trustees for the Aquila Group of Funds, whose core business is mutual fund management and provision of investment strategies to fund shareholders, from January 2002 to May 2005 (one fund) and from June 2015 to present (currently three funds).

•
Former director of the Oregon Investment Fund Advisory Council, a state-sponsored program to encourage the growth of small businesses in Oregon; the Oregon Business Council, with a mission to mobilize business leaders to contribute to Oregon’s quality of life and economic prosperity; the North Pacific Group, Inc., a wholesale distributor of building materials, industrial, and hardwood products; and Clear Choice Health Plans Inc., a multi-state insurance company.

19 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

	Dale S. Rosenthal Age 66	Independent Director Since 2021 Audit Committee Nominating and Governance Committee
Key Contributions to the Board: With 22 years of experience with an integrated construction company, serving in senior executive positions as strategic director, division president, and chief financial officer, Ms. Rosenthal contributes expertise in construction, alternative energy, real estate and infrastructure development, risk management, and corporate strategy. Ms. Rosenthal also brings public board experience with a regulated public utility company.

Career Highlights
•
Strategic director of Clark Construction Group, LLC, a vertically integrated construction company headquartered in Bethesda, Maryland, from January 2017 to December 2017; division president of Clark Financial Services Group, leveraging Clark’s core turnkey construction expertise into alternative energy development, from April 2008 to December 2016; chief financial officer and senior vice president of Clark Construction Group, LLC, from April 2000 to April 2008; and established a Clark subsidiary, Global Technologies Group, which developed and built data centers for early internet service providers. Ms. Rosenthal joined Clark Construction in 1996.

•	Led financing teams for several tax-credit financed housing developers and was instrumental in identifying new sources of funding and innovative tax structures for complex transactions.
Other Leadership Experience
•	Director of Washington Gas Light Company, formerly publicly traded and now a subsidiary of AltaGas Ltd., since October 2014, and chair of the audit committee from 2018 to 2022. Washington Gas is a regulated public utility company that sells and delivers natural gas in the District of Columbia and surrounding metropolitan areas.
•	Board advisor of Langan Engineering & Environmental Services, a provider of an integrated mix of engineering and environmental consulting services in support of land development projects, corporate real estate portfolios, and the oil and gas industry, since March 2020.
•	Member, Board of Trustees of Cornell University since June 2017, serving on the finance and building and properties committees.
•	Director of Transurban Chesapeake LLC, a company that develops and operates toll roads in the Mid-Atlantic region, since August 2021, and chair of the audit committee since 2022.

	Edward A. Ryan Age 69	Independent Director Since 2018 Audit Committee Nominating and Governance Committee
Key Contributions to the Board: As a former executive vice president and general counsel for a large public company with international operations, Mr. Ryan contributes expertise to the board in the areas of corporate governance, acquisitions, risk management, legal, compliance, and labor relations. Mr. Ryan also brings senior leadership, transactional, and public company experience.

Career Highlights
•	Advisor to the chief executive officer and president of Marriott International from December 2017 to December 31, 2018.
•
Executive vice president and general counsel of Marriott International from December 2006 to December 2017; senior vice president and associate general counsel from 1999 to November 2006; and assumed responsibility for all corporate transactions and corporate governance in 2005. Mr. Ryan joined Marriott International as assistant general counsel in May 1996.

•	Private law practice from 1979 to 1996.
Other Leadership Experience
•
Director of C&O Canal Trust, a non-profit partner of the Chesapeake & Ohio Canal National Historical Park, that works in conjunction with the National Park Service and local communities for park preservation highlighting the park’s historical, natural and cultural heritage, while embracing the principles of diversity, equity, and inclusion in its work, since January 2022, and chair of the nominating and governance committee since January 2023.

•
Director and finance committee member of Goodwill of Greater Washington, D.C., a non-profit organization whose mission is to transform lives and communities through education and employment, since January 2015, including a term as chair from January 2020 through December 2021, vice chair from January 2019 through December 2019, and chair of the finance committee from January 2018 through December 2019.

•	Board advisor of Workbox Company, a startup company that provides collaborative coworking space and accelerator services, since January 2020.

MDU Resources Group, Inc. Proxy Statement 20

Proxy Statement

	David M. Sparby Age 68	Independent Director Since 2018 Audit Committee Environmental and Sustainability Committee
Key Contributions to the Board: With over 32 years of public utility management and leadership experience with a large public utility company, including positions as senior vice president and as chief financial officer, Mr. Sparby provides a broad understanding of the public utility and natural gas pipeline industries, including renewable energy expertise. His lengthy senior leadership experience with a public company also contributes to the board.

Career Highlights
•
Senior vice president and group president, revenue, of Xcel Energy and president and chief executive officer of its subsidiary, NSP-Minnesota, from May 2013 until his retirement in December 2014; senior vice president and group president, from September 2011 to May 2013; chief financial officer from March 2009 to September 2011; and president and chief executive officer of NSP-Minnesota from 2008 to March 2009. He joined Xcel Energy, or its predecessor Northern States Power Company, as an attorney in 1982 and held positions of increasing responsibility.

•
Attorney with the State of Minnesota, Office of Attorney General, from 1980 to 1982, during which period his responsibilities included representation of the Department of Public Service and the Minnesota Public Utilities Commission.

Other Leadership Experience
•	Board of Trustees of Mitchell Hamline School of Law from July 2011 to July 2020.
•	Board of Trustees of the College of St. Scholastica since July 2012, including service as chair from September 2020 to August 2022.

	Chenxi Wang Age 52	Independent Director Since 2019 Audit Committee Environmental and Sustainability Committee
Key Contributions to the Board: Having significant technology and cybersecurity expertise through her management and leadership positions with several organizations, Ms. Wang contributes knowledge to the board on technology and cybersecurity issues. As the founder and managing general partner of a cybersecurity-focused venture fund, Ms. Wang also provides knowledge regarding capital markets and business development.

Career Highlights
•
Founder and managing general partner of Rain Capital Fund, L.P., a cybersecurity-focused venture fund aiming to fund early-stage, transformative technology innovations in the security market with a goal of supporting women and minority entrepreneurs, since December 2017.

•	Chief strategy officer at Twistlock, Inc., an automated and scalable cloud native cybersecurity platform, from August 2015 to March 2017.
•	Vice president, cloud security & strategy of CipherCloud, LLC, a cloud security software company, from January 2015 to August 2015.
•
Vice president of strategy of Intel Security, a company focused on developing proactive, proven security solutions and services that protect systems, networks, and mobile devices, from April 2013 to January 2015.

•	Principal analyst and vice president of research at Forrester Research, a market research company that provides advice on existing and potential impact of technology, from January 2007 to April 2013.
•	Assistant research professor and associate professor of computer engineering at Carnegie Mellon University from September 2001 through August 2007.
•	Founder and director of Forte Group, an advocacy and education non-profit organization focusing on women in the cybersecurity industry, since November 2022.
Other Leadership Experience
•	Technical Board of Advisors of Secure Code Warriors, a Sydney-based cybersecurity company, since June 2019.
•
Board of directors of OWASP Global Foundation, a nonprofit global community that drives visibility and evolution in the safety and security of the world’s software, from January 2018 to December 2019, including a term as vice chair.

•	Recipient of the 2019 Investor in Women Award by Women Tech Founders Foundation, an organization dedicated to advancing women in the technology industry.
•	Board observer of ProjectDiscovery, Inc., an open-source software company that simplifies security operations for engineers and developers, since October 2022.
•	Board observer of Stanza System, Inc., a company that specializes in site reliability engineering, since November 2022.

21 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Additional Information - Majority Voting
A majority of votes cast is required to elect a director in an uncontested election. A majority of votes cast means the number of votes cast “for” a director’s election must exceed the number of votes cast “against” the director’s election. “Abstentions” and “broker non-votes” do not count as votes cast “for” or “against” the director’s election. In a contested election, which is an election in which the number of nominees for director exceeds the number of directors to be elected and which we do not anticipate, directors will be elected by a plurality of the votes cast.
Unless you specify otherwise when you submit your proxy, the proxies will vote your shares of common stock “for” all directors nominated by the board of directors. If a nominee becomes unavailable for any reason or if a vacancy should occur before the election, which we do not anticipate, the proxies will vote your shares in their discretion for another person nominated by the board.
Our policy on majority voting for directors contained in our corporate governance guidelines requires any proposed nominee for re-election as a director to tender to the board, prior to nomination, his or her irrevocable resignation from the board that will be effective, in an uncontested election of directors only, upon:
•receipt of a greater number of votes “against” than votes “for” election at our annual meeting of stockholders; and
•acceptance of such resignation by the board of directors.
Following certification of the stockholder vote, the nominating and governance committee will promptly recommend to the board whether or not to accept the tendered resignation. The board will act on the nominating and governance committee’s recommendation no later than 90 days following the date of the annual meeting.

Brokers may not vote your shares on the election of directors if you have not given your broker specific instructions on how to vote. Please be sure to give specific voting instructions to your broker so your vote can be counted.

MDU Resources Group, Inc. Proxy Statement 22

Proxy Statement

Board Evaluations and Process for Selecting Directors
Our corporate governance guidelines require that the board, in coordination with the nominating and governance committee, annually reviews and evaluates the performance and functioning of the board and its committees.
The board evaluation process includes the following steps:

1	QUESTIONNAIRES

During 2022, each director completed an anonymous written questionnaire with the opportunity to provide comments. In addition, committee members completed a separate written questionnaire related to the operation of the respective committees.

2	BOARD SUMMARY AND FEEDBACK

The results of the written questionnaires were anonymously aggregated and provided to the board and each committee. Key strengths and opportunities for improvement of the board and each committee were reviewed and discussed in an executive session of the board in connection with this process.

3	BOARD SUCCESSION

As part of the annual board evaluation process, the nominating and governance committee evaluates our directors considering the current needs of the board and the company. This evaluation supports the nominating and governance committee’s consideration of board succession and potential director recruitment throughout the year.

Director Qualifications, Skills, and Experience
Director nominees are chosen to serve on the board based on their qualifications, skills, and experience, as discussed in their biographies, and how those characteristics supplement the resources and talent on the board and serve the current needs of the board and the company. Our governance guidelines provide that directors are not eligible to be nominated or appointed to the board if they are 76 years or older at the time of the election or appointment. The board does not have term limits on the length of a director’s service.

In making its nominations, the nominating and governance committee assesses each director nominee by a number of key characteristics, including character, success in a chosen field of endeavor, background in publicly traded companies, independence, and willingness to commit the time needed to satisfy the requirements of board and committee membership. Although the committee has no formal policy regarding diversity, the board is committed to having a diverse and broadly inclusive membership. In recommending director nominees, the committee considers diversity in gender, ethnic background, geographic area of residence, skills, and professional experience.

23 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Board Skills and Diversity Matrix
	Carmona Alvarez	Everist	Fagg	Goodin	Johnson	Moss	Rosenthal	Ryan	Sparby	Wang
Skills & Expertise
EXECUTIVE MANAGEMENT/PUBLIC COMPANY	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Served as CEO or other senior executive of an organization or as a director of another publicly traded company
ACCOUNTING/FINANCE	✓			✓	✓	✓	✓		✓
Experience in the preparation and review of financial statements and financial reports
CAPITAL MARKETS	✓			✓	✓	✓	✓		✓	✓
Experience overseeing company financings, investments, capital structures, and financial strategy
INFORMATION TECHNOLOGY/CYBERSECURITY	✓			✓						✓
Oversight of or significant background working with information technology systems, data management, and/or cybersecurity risks
RISK MANAGEMENT AND COMPLIANCE		✓	✓	✓	✓	✓	✓	✓	✓	✓
Regulatory and compliance expertise or experience in the identification, assessment, and mitigation of risks facing our company
INDUSTRY EXPERIENCE	✓	✓		✓	✓		✓		✓
Experience in our businesses and related industries, including public utilities, natural gas pipelines, construction, and aggregate mining
LEGAL/CORPORATE GOVERNANCE		✓		✓			✓	✓	✓
Experience in dealing with complex legal and public company governance issues
HUMAN CAPITAL MANAGEMENT	✓			✓		✓
Experience in enterprise-wide human capital management and the development of talent, including overseeing diversity and inclusion efforts.
ENVIRONMENT AND SUSTAINABILITY		✓	✓	✓			✓		✓
Experience addressing environmental and sustainability issues relating to our businesses
GOVERNMENT/REGULATORY/PUBLIC AFFAIRS			✓	✓	✓			✓	✓
Background or experience in governmental regulations and public policy issues affecting our businesses
Gender/Age/Tenure
Gender	M	M	F	M	M	F	F	M	M	F
Age	54	73	69	61	73	69	66	69	68	52
Tenure	1	28	18	10	22	20	2	5	5	4
Race/Ethnicity/Nationality
African American/Black
Alaskan Native or Native American
Asian										✓
Hispanic/Latinx	✓
Native Hawaiian or Pacific Islander
White (not Hispanic or Latinx origins)		✓	✓	✓	✓	✓	✓	✓	✓
Two or more Races or Ethnicities
LGBTQ+

MDU Resources Group, Inc. Proxy Statement 24

Proxy Statement

Independence	Board Refreshment		Tenure		Diversity
90%		Five new members have been elected or appointed to the board over the last five years.	0-4 Years	Average Tenure	Gender
	New Members		5-10 Years	11.5 Years	Four director nominees are women.	40%
The board has determined that all director nominees, other than Mr. Goodin, meet the independence standards set by the NYSE and SEC.			11+ Years		Race/Ethnicity
	+5		The average tenure of the director nominees reflects a balance of company experience and new perspective.		Two director nominees are ethnically diverse.	20%
Board Composition and Refreshment
The nominating and governance committee is committed to ensuring that the board reflects a diversity of experience, skills, and backgrounds to serve the company’s governance and strategic needs. In recognition of the company’s commitment to diversity, the company was recognized in 2022 by 50/50 Women on Boards™ as a “3+” company for having three or more women on its board of directors.
Each of the nominees has been nominated for election to the board of directors upon recommendation by the nominating and governance committee and each has decided to stand for election.
In evaluating the needs of the board and the company, the nominating and governance committee focuses on identifying board candidates that will add gender and ethnic diversity along with relevant industry and leadership experience to the board, as well as a background and core competencies in the fields of technology, cybersecurity, and public company governance. To support this process, the nominating and governance committee engaged an independent global search firm in 2021 to assist with identifying, evaluating, and recruiting a diverse pool of potential director candidates, which led to the appointment of German Carmona Alvarez in 2022. Potential director nominees were brought to the attention of the nominating and governance committee by board members, management, advisory firms, and various organizations.
The nominating and governance committee continues to identify individuals as potential board of director candidates, particularly individuals with industry experience to support the company’s strategy to create two pure-play companies of regulated energy delivery and construction materials, while pursuing organic growth opportunities and strategic acquisitions. The nominating and governance committee identified and recommended German Carmona Alvarez be appointment to the board in 2022 based on his expertise with human capital management, digital and information technology, finance, and mergers and acquisitions as well as his addition to the board’s expertise and diversity.
By tenure, if the nominees are elected, the board will be comprised of three directors who have served from 0-4 years, three directors who have served from 5-10 years, and four directors who have served over 11 years. The nominating and governance committee believes this mix of director tenures provides a balance of experience and institutional knowledge with fresh perspectives. The nominating and governance committee also takes into consideration any written agreement for director nominations the company is a party to such as the Cooperation Agreement.

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Proxy Statement

CORPORATE GOVERNANCE AND THE BOARD OF DIRECTORS
Director Independence
The board of directors has adopted guidelines on director independence that are included in our corporate governance guidelines. Our guidelines require that a substantial majority of the board consists of independent directors. In general, the guidelines require that an independent director must have no material relationship with the company directly or indirectly, except as a director. The board determines independence on the basis of the standards specified by the New York Stock Exchange (NYSE), the additional standards referenced in our corporate governance guidelines, and other facts and circumstances the board considers relevant. Based on its review, the board has determined that all directors, except for our chief executive officer Mr. Goodin, have no material relationship with the company and are independent.
In determining director independence, the board of directors reviewed and considered information about any transactions, relationships, and arrangements between the non-employee directors and their immediate family members and affiliated entities on the one hand, and the company and its affiliates on the other, and in particular the following transactions, relationships, and arrangements:

•Charitable contributions by the company and the MDU Resources Foundation (Foundation) to nonprofit organizations where a director or immediate family member served as an officer or director of the organization.
◦The company and the Foundation made charitable contributions to five such nonprofit organizations that collectively totaled $15,500. None of the contributions made to any of the nonprofit entities exceeded 2% of the relevant entity’s consolidated gross revenues.
•Business relationships with entities with which a director or director nominee is affiliated.
◦Mr. Carmona Alvarez is currently the global president of applied intelligence of Wood PLC, a consulting and engineering company. The company paid an affiliate of Wood PLC approximately $6,475,000 in 2022 for services provided. The services were provided in the ordinary course of business and on substantially the same terms prevailing for comparable services from other consulting and engineering companies. Mr. Carmona Alvarez (i) played no role in the transactions between the company’s subsidiaries and the Wood PLC entities; (ii) has no role, influence or oversight of the actual work of the Wood PLC entities with respect to the company; and (iii) did not receive any commission or have any financial interest in such work in a way that impacts the compensation he receives from Wood PLC. Mr. Carmona Alvarez had no role in securing or promoting the Wood PLC affiliated services.
◦Ms. Fagg was a member of the Board of Trustees for Carroll College. The company received payment for services provided to Carroll College in the amount of $736 in 2022. Ms. Fagg had no role in securing or promoting the services provided to Carroll College.
The board has also determined that all members of the audit, compensation, nominating and governance, and environmental and sustainability committees of the board are independent in accordance with our guidelines and applicable NYSE and Securities Exchange Act of 1934 rules, as applicable.
Oversight of Sustainability
We are an essential infrastructure company and manage our business with a long-term view toward sustainable operations, focusing on how economic, environmental, and social impacts help the company continue Building a Strong America®. We are committed to strong corporate governance in all areas, including governance of environmental and social responsibility.
Board of Directors. The board of directors is ultimately responsible for oversight with respect to environmental, health, safety, and other social sustainability matters applicable to the company.
Environmental and Sustainability Committee of the Board. In recognition of its responsibility for oversight with respect to environmental, health, safety, and other social sustainability matters, the board of directors in May 2019 formed the environmental and sustainability committee as a standing committee of the board with particular focus on our environmental, workplace health, safety, human capital, and other social sustainability programs and performance. The environmental and sustainability committee assists the board in fulfilling its oversight responsibilities with respect to environmental and social sustainability matters, including oversight and review of:

MDU Resources Group, Inc. Proxy Statement 26

Proxy Statement

•Employee, customer, and contractor safety;
•Climate change risks;
•Compliance with environmental, health, and safety laws;
•Human capital management;
•Integration of environmental and social principles into company strategy; and
•Significant public disclosures of environmental and sustainability matters.
Additional oversight responsibilities of our environmental and sustainability committee are discussed on page 34.
Management Policy Committee. The company’s management policy committee is comprised of the presidents of the business units and senior company officers. The management policy committee meets monthly, or more frequently as warranted, and is responsible for the management of risks and pursuit of opportunities related to environmental and social sustainability matters, including climate change, health, safety, and other social sustainability matters.
Executive Sustainability Committee. In 2021, the company established an executive sustainability committee, which is comprised of corporate and business unit senior executives. The committee is co-chaired by our vice president, chief accounting officer and controller and a business segment president. The executive sustainability committee responsibilities include:
•Supporting execution of, and making recommendations to advance, the company’s environmental and sustainability strategy; and
•Establishing, maintaining, and enhancing the processes, procedures, and controls for the company’s environmental and sustainability disclosures.
For information on our sustainability reporting, as well as highlights of our environmental stewardship and social responsibility, see “Sustainability Highlights” in the Proxy Summary.

27 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Stockholder Engagement
The company has an active stockholder outreach program. We believe in providing transparent and timely information to our investors and understand the need to align our priorities with those of our key stakeholders. Each year we routinely engage directly or indirectly with our stockholders, including large institutional stockholders. Management regularly attends and presents at investor and financial conferences and holds one-on-one meetings with investors. During 2022, the company held meetings, conference calls, and webcasts with numerous stockholders and investment firms, including focused outreach to our top 30 investors. Our active stockholder outreach program includes:

WHO WE ENGAGE	HOW WE ENGAGE			WHO PARTICIPATES

•	Institutional Investors	•	One-on-One and Group Meetings	•	Executive Management
•	Sell-Side Analysts	•	Quarterly Earnings Conference Calls	•	Investor Relations
•	Retail Stockholders	•	Written and Electronic Communications	•	Senior Leadership
•	Pension Funds	•	Company-Hosted Events and Presentations	•	Subject Matter Experts
•	Holders of Bonds	•	Webcasts with Stockholders and Analysts	•	Board Members
•	Rating Agencies/Firms	•	Industry and Sell-Side Presentations and
			Conferences	KEY TOPICS OF ENGAGEMENT
				•	Company Strategy
KEY ENGAGEMENT RESOURCES				•	Executive Compensation
•	MDU Resources Website at investor.mdu.com	•	Sustainability Report	•	Operational and Financial Updates
•	Quarterly Earnings Webcasts	•	Public Events and Presentations	•	Knife River Corporation Tax-Free Spinoff
•	Annual Proxy Statement	•	SEC Filings	•	Strategic Review of MDU Construction
•	Annual Report	•	Disclosures to Various Ratings Assessors		Services Group, Inc.
•	Annual Stockholder Meeting	•	Press Releases	•	Capital Expenditure Forecast/Capital
Allocation
				•	Sustainability
				•	Environmental, Social, and Corporate
Governance Practices

OUTCOMES OF STOCKHOLDER ENGAGEMENT

•	Received stockholder feedback regarding strategic initiatives	•	Stockholder feedback regularly shared with our board of directors
•	Enhanced Sustainability Reporting with expanded disclosures of risk and opportunities in accordance with TCFD	•	Expanded disclosure of financial metrics for our business segments to help investors better understand key business drivers
•	Cooperation Agreement entered into between the company and Corvex Management LP appointing a new director pending approval by the Federal Energy Regulatory Commission

Stockholder Communications with the Board
Stockholders and other interested parties who wish to contact the board of directors or any individual director, including our non-employee chair or non-employee directors as a group, should address a communication in care of the secretary at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650. The secretary will forward all communications.

MDU Resources Group, Inc. Proxy Statement 28

Proxy Statement

Board Leadership Structure
The board separated the positions of chair of the board and chief executive officer in 2006, and our bylaws and corporate governance guidelines currently require that our chair be independent. The board believes this structure provides balance and is currently in the best interest of the company and its stockholders. Separating these positions allows the chief executive officer to focus on the full-time job of running our business, while allowing the chair to lead the board in its fundamental role of providing advice to and independent oversight of management. The chair meets and confers regularly between board meetings with the chief executive officer and consults with the chief executive officer regarding the board meeting agendas, the quality and flow of information provided to the board, and the effectiveness of the board meeting process. The board believes this split structure recognizes the time, effort, and energy the chief executive officer is required to devote to the position in the current business environment as well as the commitment required to serve as the chair, particularly as the board’s oversight responsibilities continue to grow and demand more time and attention. The fundamental role of the board of directors is to provide oversight of the management of the company in good faith and in the best interests of the company and its stockholders. The board believes having an independent chair is a means to ensure the chief executive officer is accountable for managing the company in close alignment with the interests of stockholders including with respect to risk management as discussed below. The board has found that an independent chair is in a position to encourage frank and lively discussions including during regularly scheduled executive sessions consisting of only independent directors and to assure that the company has adequately assessed all appropriate business risks before adopting its final business plans and strategies. The board believes that having separate positions and having an independent outside director serve as chair is the appropriate leadership structure for the company at this time and demonstrates our commitment to good corporate governance.
Board’s Role in Risk Oversight
Risk is inherent with every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including economic risks, strategic risks, operational risks, environmental and regulatory risks, competitive risks, climate and weather conditions, pension plan obligations, cyberattacks or acts of terrorism, and third party liabilities. The board, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, the board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate for identifying, assessing, and managing risk. Management is responsible for identifying material risks, implementing appropriate risk management and mitigation strategies, and providing information regarding material risks and risk management and mitigation to the board. The company’s risk oversight framework also aligns with its disclosure controls and procedures. For example, the company’s quarterly and annual financial statements and related disclosures are reviewed by the disclosure committee, which includes certain senior management, who participate in the risk assessment practices described below.
The board believes establishing the right “tone at the top” and full and open communication between management and the board of directors are essential for effective risk management and oversight. Our chair meets regularly with our chief executive officer to discuss strategy and risks facing the company. The chair of the board and chairs of each of the board’s standing committees meet with our chief executive officer, chief financial officer, and general counsel to discuss risks and presentations to the board regarding risks. Senior management attends the quarterly board meetings and is available to address questions or concerns raised by the board on risk management-related and any other matters. Each quarter, the board of directors and its applicable committees receive presentations from senior management on enterprise risk management issues and strategic matters involving our operations. Senior management annually presents an assessment to the board of critical enterprise risks that threaten the company’s strategy and business model, including risks inherent in the key assumptions underlying the company’s business strategy for value creation. Periodically, the board receives presentations from external experts on matters of strategic importance to the board. At least annually, the board holds strategic planning sessions with senior management to discuss strategies, key challenges, and risks and opportunities for the company.
In addition, in 2022 the company developed a survey completed by both the board of directors and members of the management policy committee to identify critical enterprise risks. The company believes this program, which was designed to enable effective and efficient identification of, and visibility into, critical enterprise risks over the short, intermediate, and long-term, and to facilitate the incorporation of risk considerations into decision making across the company, and assessing and managing the company’s legal, regulatory, and other compliance obligations on a global basis, provides valuable insight to the board of directors in its risk oversight efforts. In particular, the company believes its enterprise risk management programs help clearly define risk management roles and responsibilities among the board, its committees and management, bring together senior management to discuss risk, promote visibility and constructive dialogue around the risks relevant to the company’s strategy and operations and helps facilitate appropriate risk response strategies at the board of directors, board committees, and management.

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Proxy Statement

The Board
While the board is ultimately responsible for risk oversight at our company, our standing board committees assist the board in fulfilling its oversight responsibilities in certain areas of risk.
ô
Audit Committee		Compensation Committee		Nominating and Governance Committee		Environmental and Sustainability Committee
Risk Oversight Responsibilities		Risk Oversight Responsibilities		Risk Oversight Responsibilities		Risk Oversight Responsibilities
✓	Financial Reporting	✓	Executive Compensation	✓	Board Organization	✓	Environmental
✓	Internal Controls	✓	Incentive Plans	✓	Board Membership and Structure	✓	Health and Safety
✓	Cybersecurity	✓	Conflicts of Interest Assessment	✓	Succession Planning	✓	Social Sustainability
✓	Compliance with Legal and Regulatory Requirements	✓	Director Compensation Policy	✓	Corporate Governance	✓	Climate Change Risks
ô
Management

The management policy committee meets monthly, or more frequently as warranted, to receive reports from each business unit on safety, operations, business development, and to discuss the company’s challenges and opportunities. Reports are also provided by the company’s financial, human resources, legal, and enterprise information technology departments. Special presentations are made by other employees on matters that affect the company’s operations. The company has also developed a robust compliance program to promote a culture of compliance, consistent with the right “tone at the top,” to mitigate risk. The program includes training and adherence to our code of conduct and legal compliance guide. We further mitigate risk through our internal audit and legal departments.

•Audit Committee. The audit committee assists the board in fulfilling its oversight responsibilities with respect to risk management in a general manner and specifically in the areas of financial reporting, internal controls, cybersecurity, compliance with legal and regulatory requirements, and related person transactions, and, in accordance with NYSE requirements, discusses with the board policies with respect to risk assessment and risk management and their adequacy and effectiveness. The audit committee receives regular reports on the company’s compliance program, including reports received through our anonymous reporting hotline. It also receives reports and regularly meets with the company’s external and internal auditors. During its quarterly meetings in 2022, the audit committee received presentations or reports from management on cybersecurity and the company’s mitigation of cybersecurity risks as well as assessment and mitigation reports on other compliance and risk-related topics. The entire board was present for cybersecurity risk presentations and had access to the reports. The audit committee discussed areas where the company may have material risk exposure, steps taken to manage such exposure, and the company’s risk tolerance in relation to company strategy. The audit committee reports regularly to the board of directors on the company’s management of risks in the audit committee’s areas of responsibility.
•Compensation Committee. The compensation committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.
•Nominating and Governance Committee. The nominating and governance committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, board membership and structure, succession planning for our directors and executive officers, and corporate governance.

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Proxy Statement

•Environmental and Sustainability Committee. The environmental and sustainability committee assists the board in fulfilling its oversight responsibilities with respect to the management of risks related to environmental, human capital management, health, safety, and other social and sustainability matters that fundamentally affect the company’s business interests and long-term viability. The environmental and sustainability committee responsibilities include reviewing significant risks and exposures to the company regarding current and emerging environmental and social sustainability matters, including climate change risks, and discussing with management and overseeing actions taken by the company in response thereto. The environmental and sustainability committee also reviews the company’s efforts to integrate social, environmental, and economic principles, including climate change, greenhouse gas emissions management, energy, water, and waste management, product and service quality, reliability, customer care and satisfaction, public perception, and company reputation, into the company’s strategy and operations. The environmental and sustainability committee receives regular reports on the company’s safety statistics relating to organization-wide year-to-date recordable incident rates, days away, restricted or transferred rates, and preventable vehicle accident rates.
Board Meetings and Committees
During 2022, the board of directors held four regular meetings and seven special meetings. Each director attended at least 75% of the combined total meetings of the board and the committees on which the director served during 2022, in each case, during the time period which each director served. Directors are encouraged to attend our annual meeting of stockholders. All directors attended our 2022 annual meeting of stockholders.
The board has standing audit, compensation, nominating and governance, and environmental and sustainability committees which meet at least quarterly. The table below provides current committee membership.

Name	Audit Committee	Compensation Committee	Nominating and Governance Committee	Environmental and Sustainability Committee
German Carmona Alvarez		●	●
Thomas Everist		●	●
Karen B. Fagg		C		●
Patricia L. Moss		●		C
Dale S. Rosenthal	●		●
Edward A. Ryan	●		C
David M. Sparby	C			●
Chenxi Wang	●			●
C - Chair
● - Member
Below is a description of each standing committee of the board. The board has affirmatively determined that each of these standing committees consists entirely of independent directors pursuant to rules established by the NYSE, rules promulgated under the Securities and Exchange Commission (SEC), and the director independence standards established by the board. The board has also determined that each member of the audit committee and the compensation committee is independent under the criteria established by the NYSE and the SEC for audit committee and compensation committee members, as applicable.

Nominating and Governance Committee	Met Five Times in 2022
The nominating and governance committee met five times during 2022. The current committee members are Edward A. Ryan, chair, German Carmona Alvarez, Thomas Everist, and Dale S. Rosenthal.
The nominating and governance committee is governed by a written charter and provides recommendations to the board with respect to:
•board organization, membership, and function;
•committee structure and membership;
•succession planning for our executive management and directors; and
•our corporate governance guidelines.

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The nominating and governance committee assists the board in overseeing the management of risks in the committee’s areas of responsibility.
The committee identifies individuals qualified to become directors and recommends to the board the director nominees for the next annual meeting of stockholders. The committee also identifies and recommends to the board individuals qualified to become our principal officers and the nominees for membership on each board committee. The committee oversees the evaluation of the board and management.
In identifying nominees for director, the committee consults with board members, management, search firms, consultants, organizational representatives, and other individuals likely to possess an understanding of our business and knowledge concerning suitable director candidates.
In evaluating director candidates, the committee, in accordance with our corporate governance guidelines, considers an individual’s:
•background, character, and experience, including experience relative to our company’s lines of business;
•skills and experience which complement the skills and experience of current board members;
•success in the individual’s chosen field of endeavor;
•skill in the areas of accounting and financial management, banking, business management, human resources, marketing, operations, public affairs, law, technology, risk management, and governance;
•background in publicly traded companies, including service on other public company boards of directors;
•geographic area of residence;
•business and professional experience, skills, gender, and ethnic background, as appropriate in light of the current composition and needs of the board;
•independence, including any affiliation or relationship with other groups, organizations, or entities; and
•compliance with applicable law and applicable corporate governance, code of conduct and ethics, conflict of interest, corporate opportunities, confidentiality, stock ownership and trading policies, and other policies and guidelines of the company.
Our bylaws also contain requirements that a person must meet to qualify for service as a director.
In addition, on January 24, 2023, the company entered into the Cooperation Agreement with Corvex Management LP, pursuant to which Corvex Management LP partner, James H. Gemmel, was appointed as a non-voting board observer and, subject to FERC approval, to the board of directors.
The nominating and governance committee assesses these considerations annually in connection with the nomination of directors for election at the annual meeting of stockholders. The committee seeks a collective background of board members to provide a portfolio of experience and knowledge that serves the company’s governance and strategic needs and best perpetrates our long-term success. Directors should have demonstrated experience and knowledge that is relevant to the board’s oversight role of the company’s business. The nominating and governance committee also considers the board’s diversity in recommending nominees, including diversity of experience, expertise, ethnicity, gender, and geography. The composition of the current board and the board nominees reflects diversity in business and professional experience, skills, ethnicity, gender, and geography.

Audit Committee	Met Nine Times in 2022
The audit committee is a separately-designated committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934 and is governed by a written charter.
The audit committee met nine times during 2022. The current audit committee members are David M. Sparby, chair, Dale S. Rosenthal, Edward A. Ryan, and Chenxi Wang. The board of directors determined that Mr. Sparby and Ms. Rosenthal are “audit committee financial experts” as defined by SEC rules, and all audit committee members are financially literate within the meaning of the listing standards of the NYSE. All members also meet the independence standard for audit committee members under our director independence guidelines, the NYSE listing standards, and SEC rules.

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The audit committee assists the board of directors in fulfilling its oversight responsibilities to the stockholders and serves as a communication link among the board, management, the independent registered public accounting firm, and the internal auditors. The audit committee reviews and discusses with management and the independent registered public accounting firm, before filing with the SEC, the annual audited financial statements and quarterly financial statements. The audit committee also:
•assists the board’s oversight of:
◦the integrity of our financial statements and system of internal controls;
◦the company’s compliance with legal and regulatory requirements and the code of conduct;
◦discussions with management regarding the company’s earnings releases and guidance;
◦the independent registered public accounting firm’s qualifications and independence;
◦the appointment, compensation, retention, and oversight of the work of the independent registered public accounting firm;
◦the performance of our internal audit function and independent registered public accounting firm; and
◦management of risk in the audit committee’s areas of responsibility, including cybersecurity, financial reporting, legal and regulatory compliance, and internal controls.
•arranges for the preparation of and approves the report that SEC rules require we include in our annual proxy statement. See the section entitled “Audit Committee Report” for further information.

Compensation Committee	Met Seven Times in 2022
During 2022, the compensation committee met seven times. The compensation committee consists entirely of independent directors within the meaning of the company’s corporate governance guidelines and the NYSE listing standards and who meet the definitions of non-employee directors for purposes of Rule 16-b under the Exchange Act. Current members of the compensation committee are Karen B. Fagg, chair, German Carmona Alvarez, Thomas Everist, and Patricia L. Moss.
The compensation committee is governed by a written charter and assists the board of directors in fulfilling its responsibilities relating to the company’s compensation policies and programs. It has direct responsibility for determining compensation for our Section 16 officers and for overseeing the company’s management of compensation risk in its areas of responsibility. In determining the long-term incentive component of CEO compensation, the compensation committee may consider, among others, the company’s performance and relative stockholder return, the value of similar incentive awards given to CEOs at comparable companies and the awards given to the company’s CEO in past years. The compensation committee also reviews and recommends any changes to director compensation policies to the board of directors. The authority and responsibility of the compensation committee is outlined in the compensation committee’s charter.
The compensation committee uses analysis and recommendations from outside consultants, the chief executive officer, and the human resources department in making its compensation decisions. The chief executive officer, the chief human resources officer, and the general counsel regularly attend compensation committee meetings. The committee meets in executive session as needed. The processes and procedures for consideration and determination of compensation of the Section 16 officers as well as the role of our executive officers are discussed in the “Compensation Discussion and Analysis.”
The compensation committee has sole authority to retain compensation consultants, legal counsel, or other advisers to assist in its duties. The committee is directly responsible for the appointment, compensation, and oversight of the work of such advisers. The compensation committee retained an independent compensation consultant, Meridian Compensation Partners, LLC (Meridian), to conduct a competitive analysis on executive compensation for 2022 and an analysis of CEO pay and performance. Prior to retaining an adviser, the compensation committee considered relevant factors to ensure the adviser’s independence from management. Annually the compensation committee conducts a potential conflicts of interest assessment raised by the work of any compensation consultant and how such conflicts, if any, should be addressed. The compensation committee requested and received information from Meridian to assist in its potential conflicts of interest assessment. Based on its review and analysis, the compensation committee determined in 2022 that Meridian was independent from management. Meridian does not provide any services other than consultation services to the compensation committee on executive and director compensation matters. Meridian reports directly to the compensation committee and not to management. Meridian participated in executive sessions with the compensation committee without members of management present.
The board of directors determines compensation for our non-employee directors based upon recommendations from the compensation committee. In 2022, the compensation committee retained Meridian to conduct an analysis of the company’s compensation for non-employee directors.

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Environmental and Sustainability Committee	Met Five Times in 2022
The environmental and sustainability committee met five times during 2022. The committee is governed by a written charter and consists entirely of independent directors within the meaning of the company’s corporate governance guidelines and the listing standards of the NYSE. The current members of the committee are Patricia L. Moss, chair, Karen B. Fagg, David M. Sparby, and Chenxi Wang.

The environmental and sustainability committee oversees and provides recommendations to the board with respect to the company’s policies, strategies, public policy positions, programs, and performance related to environmental, workplace health, safety, human capital, and other social sustainability matters that fundamentally affect the company’s business interests and long-term viability. The environmental and sustainability committee:
•reviews significant risks and exposures regarding current and emerging environmental and social sustainability matters, including climate change risks, and discusses with management and oversees actions taken by the company in response to such risks and exposures;
•reviews the company’s environmental and social sustainability strategies, goals, commitments, policies, and performance;
•reviews human capital management related to the company’s operations, including employee recruitment and retention, training, wellness, gender pay equity, diversity, and inclusion;
•reviews any fatality, serious injury, or illness involving an employee, customer, contractor, or third-party occurring in connection with the company’s operations;
•reviews any material noncompliance by the company with environmental, health, and safety laws and regulations;
•reviews the company’s efforts to integrate social, environmental, and economic principles, including climate change, greenhouse gas emissions management, energy, water and waste management, product and service quality, reliability, customer care and satisfaction, public perception, and company reputation with and into the company’s strategy and operations;
•reviews the company’s communication strategy and significant public disclosures relating to environmental and social sustainability matters;
•considers and advises the compensation committee on the company’s performance with respect to incentive compensation metrics relating to environmental and social sustainability matters;
•reports to, advises, and makes recommendations to the board on environmental and social sustainability matters affecting the company; and
•reviews stockholder proposals related to environmental and social sustainability matters.
Additional Governance Features
Board and Committee Evaluations
Our corporate governance guidelines provide that the board of directors, in coordination with the nominating and governance committee, will annually review and evaluate the performance and functioning of the board and its committees. The self-evaluations are intended to facilitate a candid assessment and discussion by the board and each committee of its effectiveness as a group in fulfilling its responsibilities, its performance as measured against the corporate governance guidelines, and areas for improvement. The board and committee members are provided with a questionnaire and the results were anonymously aggregated and provided to the board and each committee. The results of the evaluations are reviewed and discussed in executive sessions of the committees and the board of directors. For more detail on our board evaluation process, see “Board Evaluations and Process for Selecting Directors” in the section entitled “Board of Directors.”
Executive Sessions of the Independent Directors
The non-employee directors meet in executive session at each regularly scheduled quarterly board of directors meeting. The chair of the board presides at the executive session of the non-employee directors.
Director Resignation Upon Change of Job Responsibility
Our corporate governance guidelines require a director to tender his or her resignation after a material change in job responsibility. In 2022, no directors submitted resignations under this requirement.

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Majority Voting in Uncontested Director Elections
Our corporate governance guidelines require that in uncontested elections (those where the number of nominees does not exceed the number of directors to be elected), director nominees must receive the affirmative vote of a majority of the votes cast to be elected to our board of directors. Contested director elections (those where the number of director nominees exceeds the number of directors to be elected) are governed by a plurality of the vote of shares present in person or represented by proxy at the meeting.
The board has adopted a director resignation policy for incumbent directors in uncontested elections. Any proposed nominee for re-election as a director shall, before he or she is nominated to serve on the board, tender to the board his or her irrevocable resignation that will be effective, in an uncontested election of directors only, upon (i) such nominee’s receipt of a greater number of votes “against” election than votes “for” election at our annual meeting of stockholders; and (ii) acceptance of such resignation by the board of directors.
Director Overboarding Policy
Our bylaws and corporate governance guidelines state that a director may not serve on more than two other public company boards. Currently, all of our directors are in compliance with this policy.
Board Refreshment
Recognizing the importance of board composition and refreshment for effective oversight, the nominating and governance committee annually considers the composition and needs of the board of directors, reviews potential candidates, and recommends to the board nominees for appointment or election. The nominating and governance committee and the board are committed to identifying individuals with diverse backgrounds whose skills and experiences will enable them to make meaningful contributions to shaping the company’s business strategy and priorities. To further board refreshment efforts, the nominating and governance committee engaged an independent global search firm in 2021 to assist with identifying, evaluating and recruiting a diverse pool of potential director candidates. As part of its consideration of director succession, the nominating and governance committee from time to time reviews, including when considering potential candidates, the appropriate skills and characteristics required of board members. The board considers diversity of skills, expertise, race, ethnicity, gender, age, education, geography, cultural background, and professional experiences in evaluating board candidates for expected contributions to an effective board. Independent directors may not serve on the board beyond the next annual meeting of stockholders after attaining the age of 76. Given the breadth of our businesses, we believe the mandatory retirement age allows us to benefit from experienced directors, with industry expertise, company institutional knowledge and historical perspective, stability, and comfort with challenging company management, while maintaining our ability to refresh the board through the addition of new members. Mr. Sparby and Mr. Ryan joined the board in 2018; Ms. Wang joined the board in 2019; Ms. Rosenthal joined the board in 2021; and Mr. Carmona Alvarez joined in 2022. On January 24, 2023, the company entered into the Cooperation Agreement with Corvex Management LP, pursuant to which Corvex Management LP partner, James H. Gemmel, was appointed as a non-voting board observer and, subject to FERC approval, to the board of directors. For further details on the Cooperation Agreement, see the section entitled “Corporate Governance.”
Our corporate governance guidelines include our policy on consideration of director candidates recommended to us. We will consider candidates that our stockholders recommend in the same manner we consider other nominees. Stockholders who wish to recommend a director candidate may submit recommendations, along with the information set forth in the guidelines, to the nominating and governance committee chair in care of the secretary at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650.
Stockholders who wish to nominate persons for election to our board at an annual meeting of stockholders must follow the applicable procedures set forth in Section 2.08 or 2.10 of our bylaws. Our bylaws are available on our website. See “Stockholder Proposals, Director Nominations, and Other Items of Business for 2023 Annual Meeting” in the section entitled “Information about the Annual Meeting” for further details.
Prohibitions on Hedging/Pledging Company Stock
The director compensation policy prohibits directors from hedging their ownership of common stock, pledging company stock as collateral for a loan, or holding company stock in an account that is subject to a margin call. The executive compensation policy prohibits executives from hedging their ownership of common stock, pledging company stock as collateral for a loan, or holding company stock in an account that is subject to a margin call.
Code of Conduct
We have a code of conduct and ethics, which we refer to as the Leading With Integrity Guide. It applies to all directors, officers, and employees. The Leading With Integrity Guide defines our values, our culture, and our commitments to stakeholders while setting expectations of employee conduct for legal and ethical compliance. We also have a Vendor Code of Conduct setting forth our expectations of vendors including ethical business practices, workplace safety, environmental stewardship, and compliance with applicable laws and regulations. Our Vendor Code of Conduct is available on our company website, which is not part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.

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We intend to satisfy our disclosure obligations regarding amendments to, or waivers of, any provision of the code of conduct that applies to our principal executive officer, principal financial officer, and principal accounting officer, and that relates to any element of the code of ethics definition in Regulation S-K, Item 406(b), and waivers of the code of conduct for our directors or executive officers, as required by NYSE listing standards, by posting such information on our website.
Proxy Access
Our bylaws allow stockholders to nominate directors for inclusion in our Proxy Statement subject to the following parameters:

Ownership Threshold:	3% of outstanding shares of our common stock
Nominating Group Size:	Up to 20 stockholders may combine to reach the 3% ownership threshold
Holding Period:	Continuously for three years
Number of Nominees:	The greater of two nominees or 20% of our board
We believe these proxy access parameters reflect a well-designed and balanced approach to proxy access that mitigates the risk of abuse and protects the interests of all of our stockholders. Stockholders who wish to nominate directors for inclusion in our Proxy Statement in accordance with proxy access must follow the procedures in Section 2.10 of our bylaws. See “Stockholder Proposals, Director Nominations, and Other Items of Business for 2023 Annual Meeting.”
Cybersecurity Oversight
The audit committee reviewed reports and received presentations at each of its regular quarterly meetings in 2022 concerning cybersecurity-related issues including information security, technology risks, and risk mitigation programs. All members of the board of directors received copies of reports and were present during the presentations. In 2014, the board established a Cyber Risk Oversight Committee (CYROC) consisting of the company’s chief information officer and chief financial officer as well as financial, information technology, and other leaders from the company’s business segments. The CYROC provides management and the audit committee with analyses, appraisals, recommendations, and pertinent information concerning cyber defense of the company’s electronic information, information technology, and operation technology systems. The company has implemented a cybersecurity training and compliance program to facilitate initial and continuing education for employees who have contact or potential contact with the company’s data. External reviews are conducted to assess company information security programs and practices, including incident management, service continuity, and information security compliance programs. The company has not had an indication of a material cybersecurity breach and has not incurred any expenses, penalties, or settlements arising from a material cybersecurity breach. The company maintains a cyber liability insurance policy providing insurance coverage within the policy limits for liability losses and business interruption events arising from a material cybersecurity breach. The audit committee receives periodic briefings concerning cybersecurity, information security, technology risks, and risk mitigation programs.
Corporate Governance Materials
Stockholders can see our bylaws, corporate governance guidelines, board committee charters, and Leading With Integrity Guide on our website. The information on our website is not part of this Proxy Statement and is not incorporated by reference as part of this Proxy Statement.

Corporate Governance Materials		Website
•	Bylaws	investor.mdu.com/governance/governance-documents
•	Corporate Governance Guidelines	investor.mdu.com/governance/governance-documents
•	Board Committee Charters for the Audit, Compensation, Nominating and Governance, and Environmental and Sustainability Committees	investor.mdu.com/governance/governance-documents
•	Leading With Integrity Guide	www.mdu.com/about-us/integrity
Related Person Transaction Disclosure
The board of directors’ policy for the review of related person transactions is contained in our corporate governance guidelines. The policy requires the audit committee to review any proposed transaction, arrangement or relationship, or series thereof:
•in which the company was or will be a participant;

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•the amount involved exceeds $120,000; and
•a related person had or will have a direct or indirect material interest.
Prior to the company entering into a related person transaction that would be required to be disclosed under the SEC rules, the audit committee will, after a reasonable prior review and consideration of the material facts and circumstances, make a determination or recommendation to the board and appropriate officers of the company with respect to the transactions as the audit committee deems appropriate. The committee will prohibit any such related person transaction if it determines it to be inconsistent with the best interests of the company and its stockholders.
Related persons are directors, director nominees, executive officers, holders of 5% or more of our voting stock, and their immediate family members. Related persons are required promptly to report to our general counsel all proposed or existing related person transactions in which they are involved.
We had no related person transactions in 2022.
Cooperation Agreement
On January 24, 2023, the company entered into the Cooperation Agreement with Keith A. Meister and Corvex Management LP (Mr. Meister and Corvex Management LP, together with their respective affiliates, the Corvex Group).
Pursuant to the Cooperation Agreement, the company agreed, among other things, to appoint Corvex Management LP partner James H. Gemmel to the board of directors, subject to the approval of the Federal Energy Regulatory Commission under the Federal Power Act (FERC Approval). The Cooperation Agreement also provides that, prior to the receipt of the FERC Approval, Mr. Gemmel would be appointed as a non-voting board observer of the board of directors, effective immediately following the execution of the Cooperation Agreement on January 24, 2023, which he was on January 24, 2023.
Under the terms of the Cooperation Agreement, if FERC Approval had been obtained on or before the date that is fifteen (15) business days prior to the date on which the company expected to mail its proxy statement relating to the 2023 annual meeting of stockholders, then (i) immediately following the date of the FERC Approval, the size of the board of directors would have been increased by one director and Mr. Gemmel would have been appointed to the board of directors for a term expiring at the 2023 annual meeting and (ii) the company would nominate Mr. Gemmel for re-election at the 2023 annual meeting for a term expiring at the 2024 annual meeting of stockholders. The FERC Approval was not obtained prior to the 2023 proxy mailing deadline. If the FERC Approval is obtained after the 2023 proxy deadline, then, immediately after the later of the date the FERC Approval is received and the completion of the 2023 annual meeting, the size of the board of directors will be increased by one director and Mr. Gemmel will be appointed to the board of directors for a term expiring at the 2024 annual meeting. Upon Mr. Gemmel’s appointment to the board of directors, Mr. Gemmel will cease to be a non-voting board observer.
Pursuant to the Cooperation Agreement, the Corvex Group has agreed to abide by certain customary standstill restrictions, voting commitments, and other provisions. In addition, the Cooperation Agreement provides for customary director replacement procedures in the event Mr. Gemmel ceases to serve as a director or non-voting board observer under certain circumstances as specified in the Cooperation Agreement. Furthermore, in connection with Mr. Gemmel’s appointment, Corvex Management LP and Mr. Meister also entered into a customary confidentiality agreement with respect to the company’s information.
The Cooperation Agreement also provides that Mr. Gemmel (or his replacement pursuant to the Cooperation Agreement) will resign from the board of directors effective upon the earliest of the following (Resignation Event): (i) the second business day following such time as the Corvex Group ceases to hold a “net long position” (as defined in the Cooperation Agreement) of at least 8,100,000 shares of the company’s common stock; (ii) the later of each of (a) the closing of the company’s previously announced distribution of the equity of Knife River Corporation to the company’s stockholders and/or the closing of the sale, distribution or other disposal (in one or a series of transactions) of any such shares not so distributed, in each case, such that the company and any subsidiary thereof, no longer holds, directly or indirectly, any equity interest or any other securities in Knife River Corporation, and (b) the closing of the sale, distribution or other complete disposition of 100% of MDU Construction Services Group, Inc. or its business (in one or a series of transactions), such that the company and any subsidiary thereof, no longer holds any interest in the business of MDU Construction Services Group, Inc.; (iii) the date of the 2024 annual meeting, unless the board of directors has determined to nominate Mr. Gemmel (or his replacement pursuant to the Cooperation Agreement) for election at the 2024 annual meeting; and (iv) the material breach by the Corvex Group or Mr. Gemmel (or his replacement pursuant to the Cooperation Agreement) of the confidentiality agreement or certain provisions of the Cooperation Agreement.
The Cooperation Agreement will terminate on the earlier of (i) the date that Mr. Gemmel (or his replacement pursuant to the Cooperation Agreement) no longer serves as a non-voting board observer or a director and (ii) the occurrence of a Resignation Event.

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COMPENSATION OF NON-EMPLOYEE DIRECTORS
Director Compensation for 2022
MDU Resources’ non-employee directors are compensated for their service according to the MDU Resources Group Inc. Director Compensation Policy. Only one company employee, David L. Goodin, the company’s president and chief executive officer, serves as a director. Mr. Goodin receives no additional compensation for his service on the board. Director compensation is reviewed annually by the compensation committee. The committee’s independent compensation consultant provided an analysis of the company’s director compensation for 2022. The analysis included research on market trends in director compensation as well as a review of director compensation practices of companies in our compensation benchmarking peer group. The independent compensation consultant, Meridian, prepared a report on director compensation which indicated the company’s average annual cash and equity compensation for the company’s non-employee directors was below the 50th percentile of the company’s peer group. The compensation committee and board concurred with the independent compensation consultant’s recommendations and adjusted the annual compensation of non-executive directors effective June 1, 2022 as follows:

	Prior to June 1, 2022	Effective June 1, 2022
Base Cash Retainer	$100,000	$110,000
Additional Cash Retainers:
Non-Executive Chair	112,500	125,000
Audit Committee Chair	20,000	20,000
Compensation Committee Chair	15,000	15,000
Nominating and Governance Committee Chair	15,000	15,000
Environmental and Sustainability Committee Chair	15,000	15,000
Annual Stock Grant[1] - Directors (other than Non-Executive Chair)	140,000	150,000
Annual Stock Grant[2] - Non-Executive Chair	165,000	175,000

[1]	The annual stock grant is a grant of shares of company common stock equal in value to $150,000.
[2]	The annual stock grant is a grant of shares of company common stock equal in value to $175,000.
The annual stock grant for non-executive directors is for the director’s service provided during the calendar year. The payment occurs in November each year following the regularly scheduled board of directors meeting. Directors serving less than a full year receive a prorated stock payment based on the number of months served in the applicable calendar year.
There are no meeting fees paid to the directors.

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The following table outlines the compensation paid to our non-employee directors for 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	All Other Compensation ($)[2]	Total ($)
German Carmona Alvarez[3]	18,333	25,000	9	43,342
Thomas Everist	105,833	150,000	5,103	260,936
Karen B. Fagg	120,833	150,000	3,703	274,536
Dennis W. Johnson	225,625	175,000	5,103	405,728
Patricia L. Moss	120,833	150,000	2,603	273,436
Dale S. Rosenthal	105,833	150,000	103	255,936
Edward A. Ryan	120,833	150,000	1,603	272,436
David M. Sparby	125,833	150,000	5,853	281,686
Chenxi Wang	105,833	150,000	103	255,936
1    Directors receive an annual payment of $150,000 in company common stock, except the non-executive chair who receives $175,000 in company common stock, under the MDU Resources Group, Inc. Non-Employee Director Long-Term Incentive Compensation Plan. Directors serving less than a full year receive a prorated stock payment based on the number of months served. All stock payments are measured in accordance with generally accepted accounting principles for stock-based compensation in Accounting Standards Codification Topic 718. The grant date fair value is based on the purchase price of our common stock on the grant date of November 21, 2022, which was $30.64 per share. The amount paid in cash for fractional shares is included in the amount reported in the stock awards column to this table.
2     Includes group life insurance premiums and charitable donations made on behalf of the director as applicable. Amounts for life insurance premiums reflect prorated amounts for directors serving less than a full year based on the number of months served.
3     Mr. Carmona Alvarez was elected to the board on November 17, 2022. The fees earned and stock award reflected above are prorated for his service during 2022.

Other Compensation
In addition to liability insurance, we maintain group life insurance in the amount of $100,000 on each non-employee director for the benefit of their beneficiaries during the time they serve on the board. The annual cost per director is $103.20. Directors who contribute to the company’s Good Government Fund may designate up to four charities to receive donations from the company, depending on the amount of the director’s contribution to the Good Government Fund. Directors are reimbursed for all reasonable travel expenses, including spousal expenses in connection with attendance at meetings of the board and its committees. Perquisites, if any, were below the disclosure threshold in 2022.
Deferral of Compensation
Directors may defer all or any portion of the annual cash retainer and any other cash compensation paid for service as a director pursuant to the Deferred Compensation Plan for Directors. Deferred amounts are held as phantom stock with dividend accruals and are paid out in cash over a five-year period after the director leaves the board. For directors who participated in the post-retirement income plan for directors before its termination in May 2001, the net present value of each director’s benefit was calculated and converted into phantom stock which will be paid pursuant to the Deferred Compensation Plan for Directors.
Stock Ownership Policy
Our director stock ownership policy contained in our corporate governance guidelines requires each director to beneficially own our common stock equal in value to five times the director’s annual cash base retainer. Shares acquired through purchases on the open market and received through our Non-Employee Director Long-Term Incentive Compensation Plan are considered in ownership calculations as well as other beneficial ownership of our common stock by a spouse or other immediate family member residing in the director’s household. A director is allowed five years commencing January 1 of the year following the year of the director’s initial election to the board to meet the requirements. The level of common stock ownership is monitored with an annual report made to the compensation committee of the board. All directors are in compliance with the stock ownership policy or are within the first five years of their election to the board. For further details on our director’s stock ownership, see the section entitled “Security Ownership.”

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SECURITY OWNERSHIP
Security Ownership Table
The table below sets forth the number of shares of our common stock that each director, each named executive officer, and all directors and executive officers as a group owned beneficially as of February 28, 2023. Unless otherwise indicated, each person has sole investment and voting power (or share such power with his or her spouse) of the shares noted.

Name[1]	Shares of Common Stock Beneficially Owned		Percent of Class

German Carmona Alvarez	816		*
David C. Barney	107,887	[2,3]	*
Thomas Everist	667,152		*
Karen B. Fagg	92,827		*
David L. Goodin	385,045	2	*
Dennis W. Johnson	128,338	4	*
Nicole A. Kivisto	112,061	2,5	*
Patricia L. Moss	92,212		*
Dale S. Rosenthal	8,116		*
Edward A. Ryan	36,719		*
David M. Sparby	35,455		*
Jeffrey S. Thiede	126,972	2	*
Jason L. Vollmer	71,095	2	*
Chenxi Wang	17,505		*
All directors and executive officers as a group (19 in number)	2,060,498	[2,6]	1.0%

*	Less than one percent of the class. Percent of class is calculated based on 203,623,893 outstanding shares as of February 28, 2023.
[1]	The table includes the ownership of all current directors, named executive officers, and other executive officers of the company without naming them.
[2]	Includes full shares allocated to the officer’s account in our 401(k) retirement plan.
[3]	The total includes 687 shares owned by Mr. Barney’s spouse.
[4]	Mr. Johnson disclaims all beneficial ownership of the 163 shares owned by his spouse.
[5]	The total includes 531 shares owned by Ms. Kivisto’s spouse.
[6]	Includes shares owned by a director’s or executive’s spouse regardless of whether the director or executive claims beneficial ownership.

Hedging Policy
The company’s Director Compensation Policy and its Executive Compensation Policy prohibit our directors and executives from hedging their ownership of company stock. The Director Compensation Policy applies to all directors who are not full-time employees of the company. The Executive Compensation Policy applies to the executives of the company designated as an officer for purposes of Section 16 of the Securities Exchange Act of 1934 as well as all other executives of the company and its subsidiaries who participate in its Long-Term Performance-Based Incentive Plan and its Executive Incentive Compensation Plan. Under the policies, directors and executives are prohibited from engaging in transactions that allow them to own stock technically but without the full benefits and risks of such ownership, including, but not limited to, zero-cost collars, equity swaps, straddles, prepaid variable forward contracts, security futures contracts, exchange funds, forward sale contracts, and other financial transactions that allow the director or executive to benefit from the devaluation of the company’s stock.

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Proxy Statement

The company policies also prohibit directors, executives, and related persons from holding company stock in a margin account, with certain exceptions, or pledging company securities as collateral for a loan. Company common stock may be held in a margin brokerage account only if the stock is explicitly excluded from any margin, pledge, or security provisions of the customer agreement. “Related person” means an executive officer’s or director’s spouse, minor child, and any person (other than a tenant or domestic employee) sharing the household of a director or executive officer as well as any entities over which a director or executive officer exercises control.
Greater Than 5% Beneficial Owners
Based solely on filings with the SEC, the table below shows information regarding the beneficial ownership of more than 5% of the outstanding shares of our common stock.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class

Common Stock	The Vanguard Group	22,021,300	[1]	10.83%
	100 Vanguard Blvd.
	Malvern, PA 19355

Common Stock	BlackRock, Inc.	18,827,655	[2]	9.30%
	55 East 52nd Street
	New York, NY 10055

Common Stock	State Street Corporation	16,216,240	[3]	7.97%
	State Street Financial Center
	One Lincoln Street
	Boston, MA 02111

[1]				Based solely on the Schedule 13G, Amendment No. 11, filed on February 9, 2023, The Vanguard Group reported sole dispositive power with respect to 21,738,805 shares, shared dispositive power with respect to 282,495 shares, and shared voting power with respect to 104,218 shares.
[2]				Based solely on the Schedule 13G, Amendment No. 14, filed on January 24, 2023, BlackRock, Inc. reported sole voting power with respect to 18,214,136 shares and sole dispositive power with respect to 18,827,655 shares as the parent holding company or control person of BlackRock Life Limited; BlackRock Advisors, LLC; Aperio Group, LLC; BlackRock (Netherlands) B.V.; BlackRock Fund Advisors; BlackRock Institutional Trust Company, National Association; BlackRock Asset Management Ireland Limited; BlackRock Financial Management, Inc.; BlackRock Asset Management Schweiz AG; BlackRock Investment Management, LLC; BlackRock Investment Management (UK) Limited; BlackRock Asset Management Canada Limited; BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited; BlackRock Advisors (UK) Limited; and BlackRock Fund Managers Ltd.
[3]				Based solely on the Schedule 13G, filed on February 10, 2023, State Street Corporation reported shared voting power with respect to 15,823,579 shares and shared dispositive power with respect to 16,216,240 shares as the parent holding company or control person of SSGA Funds Management, Inc.; State Street Global Advisors, Limited; State Street Global Advisors, LTD; State Street Global Advisors Europe Limited; State Street Global Advisors Asia, Limited; and State Street Global Advisors Trust Company.

Delinquent Section 16(a) Reports
Section 16 of the Securities Exchange Act of 1934, as amended, requires officers, directors, and holders of more than 10% of our common stock to file reports of their trading in our equity securities with the SEC. Based solely on a review of Forms 3, 4, and 5, and any amendments to these forms furnished to us during and with respect to 2022, or written representation that no Form 5 was required, all such reports were timely filed, except for a Form 4 for David L. Goodin, David C. Barney, Stephanie A. Barth, Trevor J. Hastings, Anne M. Jones, Nicole A. Kivisto, Karl A. Liepitz, Margaret (Peggy) A. Link, Jeffrey S. Thiede, and Jason L. Vollmer in February 2022 related to the award of restricted stock units that vest on December 31, 2024.

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EXECUTIVE COMPENSATION

ITEM 2. ADVISORY VOTE TO APPROVE THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Securities Exchange Act of 1934 and Rule 14a-21(b), we are asking our stockholders to indicate, on an advisory basis, whether future advisory votes to approve the compensation paid to our named executive officers should be held every year, every two years, or every three years. This proposal is also known as a “say-on-frequency” proposal.
Our board of directors has determined that our stockholders should have the opportunity to vote on the compensation of our named executive officers every year. The board of directors believes that giving our stockholders the right to cast an advisory vote every year on the compensation of our named executive officers is a good corporate governance practice and is in the best interests of our stockholders. Annual advisory votes provide the highest level of accountability and direct communication with our stockholders.
The board has discussed and carefully considered the alternatives regarding the frequency of future advisory votes to approve executive compensation in an effort to determine the approach that would best serve the company and its stockholders. Our board has considered several factors supporting an annual vote, including:
•An annual say-on-pay vote is consistent with past practice, as we have been conducting an annual vote since 2011.
•An annual say-on-pay vote provides us with immediate and direct input from our stockholders on our compensation principles and practices as disclosed in the proxy statement every year.
•An annual say-on-pay vote provides frequent feedback from our stockholders, which is consistent with our efforts to seek input from our stockholders regarding corporate governance and our compensation philosophy.
•The lack of an annual say-on-pay vote might make it more difficult for us to understand the outcome of a stockholder vote as to whether the stockholder vote pertains to the compensation disclosed in the current year proxy statement or pay practices over the previous year or two years. As a result, a frequency other than annual might make it more difficult for the board to understand and respond appropriately to the message being communicated by our stockholders.
•Our stockholders voted to recommend an annual say-on-pay vote at our 2017 annual meeting of stockholders.
By voting on this Item 2, stockholders are not approving or disapproving the board of directors’ recommendation, but rather are indicating whether they prefer an advisory vote on named executive officer compensation be held every year, every two years, or every three years. Stockholders may also abstain from voting.
Although the board of directors intends to carefully consider the voting results of this proposal, it is an advisory vote and the results will not be binding on the board of directors or the company, and the board of directors may decide that it is in the best interests of our stockholders and the company to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders. In accordance with Section 14A of the Exchange Act, the next “say-on-frequency” vote will be held no later than the annual meeting of the stockholders in 2029.

The board of directors recommends that an advisory vote on compensation paid to our named executive officers be held every year.
The frequency of every year, every two years, or every three years that receives the most votes of our common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal will be the frequency for the advisory vote on executive compensation that has been recommended by our stockholders. Abstentions will not count as votes for or against any frequency. Broker non-votes are not counted as voting power present and, therefore, are not counted in the vote.

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Proxy Statement

ITEM 3. ADVISORY VOTE TO APPROVE THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS
In accordance with Section 14A of the Securities Exchange Act of 1934 and Rule 14a-21(a), we are asking our stockholders to approve, in an advisory vote, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. As discussed in the Compensation Discussion and Analysis, the compensation committee and board of directors believe the current executive compensation program directly links compensation of the named executive officers to our financial performance and aligns the interests of the named executive officers with those of our stockholders. The compensation committee and board of directors also believe the executive compensation program provides the named executive officers with a balanced compensation package that includes an appropriate base salary along with competitive annual and long-term incentive compensation targets. These incentive programs are designed to reward the named executive officers on both an annual and long-term basis if they attain specified goals.
Our overall compensation program and philosophy for 2022 was built on a foundation of these guiding principles:
•we pay for performance, with over 58% of our 2022 total target direct compensation for the named executive officers in the form of performance-based incentive compensation;
•we review competitive compensation data for the named executive officers, to the extent available, and incorporate internal equity in the final determination of target compensation levels;
•we align executive compensation and performance by using annual performance incentives based on criteria that are important to stockholder value, including earnings, earnings per share, and earnings before interest, taxes, depreciation, and amortization (EBITDA); and
•we align executive compensation and performance by using long-term performance incentives based on total stockholder return relative to our peer group and financial measures important to company growth.
We are asking our stockholders to indicate their approval of our named executive officer compensation as disclosed in this Proxy Statement, including the Compensation Discussion and Analysis, the executive compensation tables, and narrative discussion. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers for 2022. Accordingly, the following resolution is submitted for stockholder vote at the 2023 annual meeting of stockholders:
“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion of this Proxy Statement, is hereby approved.”
As this is an advisory vote, the results will not be binding on the company, the board of directors, or the compensation committee and will not require us to take any action. The final decision on the compensation of the named executive officers remains with the compensation committee and the board of directors, although the board and compensation committee will consider the outcome of this vote when making future compensation decisions.

The board of directors recommends a vote “for” the approval, on a non-binding advisory basis, of the compensation of the company’s named executive officers, as disclosed in this Proxy Statement.
Approval of the compensation of the named executive officers requires the affirmative vote of a majority of the common stock present in person or represented by proxy at the meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal. Broker non-vote shares are not entitled to vote on this proposal and, therefore, are not counted in the vote.

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INFORMATION CONCERNING EXECUTIVE OFFICERS
Information concerning the executive officers, including their ages as of December 31, 2022, present corporate positions, and business experience during the past five years, is as follows:

Name	Age	Present Corporate Position and Business Experience

David L. Goodin	61
Mr. Goodin was elected president and chief executive officer of the company and a director effective January 4, 2013. For more information about Mr. Goodin, see the section entitled “Item 1. Election of Directors.”

Stephanie A. Barth	50	Ms. Barth was elected vice president, chief accounting officer and controller of the company effective September 30, 2017. Prior to that, she was controller of the company effective May 30, 2016, and served as vice president, treasurer and chief accounting officer of WBI Energy, Inc. effective January 1, 2015, and controller effective September 30, 2013.
Brian R. Gray	52	Mr. Gray was elected president and chief executive officer of Knife River Corporation effective March 1, 2023. Prior to that, he was president of Knife River Corporation effective January 1, 2023, and region president of Knife River Corporation-Northwest effective January 11, 2012.
Trevor J. Hastings	49	Mr. Hastings was elected president and chief executive officer of WBI Energy, Inc. effective October 16, 2017. Prior to that, he was vice president-business development and operations support of Knife River Corporation effective January 11, 2012.
Anne M. Jones	59
Ms. Jones was elected vice president and chief human resources officer effective November 11, 2021. Prior to that, she was vice president-human resources of the company, vice president-human resources, customer service, and safety at Montana-Dakota Utilities Co., Great Plains Natural Gas Co., Cascade Natural Gas Corporation, and Intermountain Gas Company effective July 1, 2013, and director of human resources for Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. effective June 2008.

Nicole A. Kivisto	49	Ms. Kivisto was elected president and chief executive officer of Montana-Dakota Utilities Co., Cascade Natural Gas Corporation, and Intermountain Gas Company effective January 9, 2015. Prior to that, she was vice president of operations for Montana-Dakota Utilities Co. and Great Plains Natural Gas Co. effective January 3, 2014, and vice president, controller and chief accounting officer for the company effective February 17, 2010.
Karl A. Liepitz	44	Mr. Liepitz was elected vice president, general counsel and secretary effective February 6, 2021. Prior to that, he was assistant general counsel and assistant secretary effective January 1, 2017, and senior attorney and assistant secretary effective January 9, 2016. He held legal positions of increasing responsibility with the company since August 2003.
Margaret (Peggy) A. Link	56	Ms. Link was elected vice president and chief information officer effective December 1, 2017. Prior to that, she was chief information officer effective January 1, 2016, assistant vice president-technology and cybersecurity officer effective January 1, 2015, and director shared IT services effective June 2, 2009.
Jeffrey S. Thiede	60	Mr. Thiede was elected president and chief executive officer of MDU Construction Services Group, Inc. effective April 30, 2013, and president effective January 1, 2012.
Jason L. Vollmer	45	Mr. Vollmer was named vice president and chief financial officer effective November 23, 2020. Prior to that, he was vice president, chief financial officer and treasurer effective September 30, 2017, vice president, chief accounting officer and treasurer effective March 19, 2016, treasurer and director of cash and risk management effective November 29, 2014, and manager of treasury services and risk management effective June 30, 2014.
On August 4, 2022, the company announced its intention to separate its indirect, wholly owned subsidiary, Knife River Corporation, from the company. The separation is expected to be effected as a tax‐free spinoff to the company’s stockholders. If the spin-off transaction is completed, the company has announced that it expects Mr. Hastings and Mr. Liepitz to become officers of Knife River Corporation, in which case they will resign from the company at the time of the spinoff.

MDU Resources Group, Inc. Proxy Statement 44

Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS
The Compensation Discussion and Analysis describes how our named executive officers were compensated for 2022 and how their 2022 compensation aligns with our pay-for-performance philosophy. It also describes the oversight of the compensation committee and the rationale and processes used to determine the 2022 compensation of our named executive officers including the objectives and specific elements of our compensation program.
The Compensation Discussion and Analysis contains statements regarding corporate performance targets and goals. The targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts.
Our Named Executive Officers for 2022 were:

David L. Goodin	President and Chief Executive Officer (CEO)
Jason L. Vollmer	Vice President and Chief Financial Officer (CFO)
David C. Barney[1]	Former President and Chief Executive Officer - Construction Materials and Contracting Segment
Jeffrey S. Thiede	President and Chief Executive Officer - Construction Services Segment
Nicole A. Kivisto	President and Chief Executive Officer - Electric and Natural Gas Distribution Segments
1 On February 16, 2023, the company announced that Mr. Barney would cease serving in his position as chief executive officer of Knife River Corporation, the company’s construction materials and contracting segment, effective March 1, 2023.
Executive Summary
Compensation Committee Responsibilities and Objectives
The compensation committee is responsible for designing and approving our executive compensation program and setting compensation opportunities for our named executive officers. The objectives of our executive compensation program for executive officers are to:
•recruit, motivate, reward, and retain high performing executive talent required to create superior stockholder value;
•reward executives for short-term performance as well as for growth in enterprise value over the long-term;
•ensure effective utilization and development of talent by working in concert with other management processes - for example, performance appraisal, succession planning, and management development;
•help ensure that compensation programs do not encourage or reward excessive or imprudent risk taking; and
•provide a competitive package relative to industry-specific and general industry comparisons and internal equity, as appropriate.
The above executive compensation objectives outlined in our executive compensation policy are directly linked to our business strategy to ensure officers are focused on elements that drive our business success and create stockholder value.

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Proxy Statement

Pay for Performance
To ensure management’s interests are aligned with those of our stockholders and the performance of the company, the majority of the CEO’s and the other named executive officers’ compensation is dependent on the achievement of company performance targets. The charts below show the 2022 pay mix for the CEO and average 2022 pay mix of the other named executive officers, including base salary and the annual and long-term incentives at target.

Annual Base Salary
We provide our executive officers with base salary at a sufficient level to attract and retain executives with the knowledge, skills, and abilities necessary to successfully execute their job responsibilities. Consistent with our compensation philosophy of linking pay to performance, our executives receive a relatively smaller percentage of their overall target compensation in the form of base salary. In establishing base salaries, the compensation committee considers each executive’s individual performance, the scope and complexities of their responsibilities, internal equity, and whether the base salary is competitive as measured against the base salaries of similarly situated executives in our compensation peer group and market compensation data.
Annual Cash Incentive Awards
We linked our 2022 annual cash incentive awards for our executive officers to performance by rewarding achievement of financial performance measures and ensuring our executive officers are focused and accountable for our growth and profitability. Each executive was assigned a target annual incentive award based on a percentage of the executive’s base salary. The actual annual cash incentive realized was determined by multiplying the target award by the payout percentage associated with the achievement of the executive’s performance measures.
The annual cash incentive award for corporate executives (including our CEO and CFO) was based solely on the company’s overall earnings per share (EPS) as adjusted and as described under the “Annual Cash Incentives” section in this Compensation Discussion and Analysis. This incentivizes the corporate executives to assist the business segments in their success and further links executive pay with the performance of the company.
Eighty percent of the annual cash incentive award for our business segment executives was based on specific business segment financial performance measures selected by the compensation committee. The other 20% of the business segment executives’ annual incentive award was based on the achievement of overall company EPS as adjusted and as described under the “Annual Cash Incentives” section in this Compensation Discussion and Analysis. These measures incentivize our business segment executives to focus on the success and performance of their individual business segments while keeping the overall financial success of the company in mind.
In February 2022, the compensation committee approved the DEI modifier as part of the 2022 annual cash incentive award program for executive officers. The DEI modifier is based upon the company’s achievement of certain initiatives to attract, retain, and develop a diverse and inclusive workforce. It includes a focus on representation of diverse employees in executive succession plans, outreach efforts to attract diverse candidates for open positions, implementing enhanced diversity, equity, and inclusion training as well as mentoring for new employees. The DEI modifier also includes the development of enhanced internal employee data dashboards to further support the company’s efforts to attract, retain, and develop a diverse and inclusive workforce.

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Proxy Statement

The 2022 DEI modifier provides executives with the opportunity to attain up to an additional 5% of their annual incentive target based on the achievement of the DEI initiatives as determined by the compensation committee. The compensation committee may also deduct up to 5% of the executives’ annual incentives target if the compensation committee determines insufficient progress is made toward achieving the DEI initiatives.
As shown in the following chart, the percentage payout of the annual incentive target realized by our CEO compared to earnings per share from continuing operations for the last five years demonstrates the alignment between our financial performance and realized annual cash incentive compensation.
The percent of target paid for years 2018 through 2020 was based on adding each business segment’s results weighted by its average invested capital compared to the company’s total average invested capital. The percent of target paid for 2021 and 2022 was solely based on the company’s EPS. In addition to the 51.7% payout received for achievement of the 2022 EPS performance measure, our CEO received an additional 5% of his annual incentive target based on the achievement of goals associated with the DEI modifier.
See the “Annual Cash Incentives” section within this Compensation Discussion and Analysis for further details on our company’s annual cash incentive program.

47 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Long-Term Equity-Based Incentive Awards
In February 2022, the compensation committee and the board approved grants of performance shares and restricted stock units which are eligible to vest into company stock, plus dividend equivalents, at the end of 2024. The performance shares, which comprise 75% of the award, will vest based on the achievement of two equally weighted performance measures, namely the company’s total stockholder return (TSR) relative to a group of peer companies established for long-term incentive purposes and earnings growth as defined below over the three-year performance period. The restricted stock units, which comprise 25% of the award, enhance alignment with stockholders and serve as a retention tool. The restricted stock units will vest at the end of 2024, as long as the executive remains continuously employed with the company.
The long-term incentive granted in 2020 by the compensation committee and approved by the board in the form of performance shares vested at the end of 2022. Performance measures associated with the 2020-2022 performance period included earnings from continuing operations growth, earnings before interest, taxes, depreciation, and amortization (EBITDA) from continuing operations growth, and TSR relative to our peer group. Earnings growth and EBITDA growth were adjusted as described in the “Vesting of 2020-2022 Performance Share Awards” section within this Compensation Discussion and Analysis. These performance measures were selected to align pay and long-term performance goals.

Long-Term Performance Measures for the 2020-2022 Performance Period
TSR Ranking	Earnings Growth	EBITDA Growth

50th	4.3%	7.1%
Percentile	Compound Annual Growth Rate	Compound Annual Growth Rate

Target Ranking = 12th out of 22	Target Growth = 6.5%	Target Growth = 6.5%
Weighting = 50%	Weighting = 25%	Weighting = 25%
Weighted Vesting = 50.0%	Weighted Vesting = 12.4%	Weighted Vesting = 29.3%

Total Vesting of 91.7%

See the “Long-Term Incentives” section within this Compensation Discussion and Analysis for further details on the company’s long-term incentive program.
With the majority of our executive officers’ compensation dependent on the achievement of robust performance measures set in advance by the compensation committee, we believe there is substantial alignment between executive pay and the company’s performance.
Stockholder Advisory Vote (“Say on Pay”)
At our 2022 annual meeting of stockholders, 95.7% of the votes cast on the “Say on Pay” proposal approved the compensation of our named executive officers. The compensation committee viewed the 2022 vote as an expression of the stockholders’ general satisfaction with the company’s executive compensation programs. The compensation committee reviewed the 2022 vote on “Say on Pay” and supports including performance based incentives.

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Proxy Statement

Compensation Practices
Our practices and policies ensure alignment between the interests of our stockholders and our executives as well as effective compensation governance.

What We Do

☑
Pay for Performance - Annual incentive and the performance share award portion of the long-term incentive are tied to performance measures set by the compensation committee and comprise the largest portion of executive compensation.

☑
Independent Compensation Committee - All members of the compensation committee meet the independence standards under the New York Stock Exchange listing standards and the Securities and Exchange Commission rules.

☑	Independent Compensation Consultant - The compensation committee retains an independent compensation consultant to evaluate executive compensation plans and practices.
☑
Competitive Compensation - Executive compensation reflects executive performance, experience, relative value compared to other positions within the company, relationship to competitive market value compensation, corporate and business segment economic environment, and the actual performance of the overall company and the business segments.

☑
Annual Cash Incentive - Payment of annual cash incentive awards is based on overall company performance measured in terms of earnings per share in addition to business segment performance measured in terms of pre-established annual financial measures for business segment executives.

☑
Long-Term Equity Incentive - 2022 long-term incentive awards may be earned at the end of a three-year period. Payment of performance share awards, which represent 75% of the executive's long-term incentive, are based on the achievement of pre-established performance measures. Payment of time-vesting restricted stock unit shares, which represent 25% of the executive's long-term incentive, are based on retention of the executive at the end of the three-year period. All long-term incentives are paid through shares of common stock which encourages stock ownership by our executives.

☑	Balanced Mix of Pay Components - The target compensation mix represents a balance of annual cash and long-term equity-based compensation.
☑	Mix of Financial Goals - Use of a mixture of financial goals to measure performance prevents overemphasis on a single metric.
☑
Diversity, Equity and Inclusion Modifier - The 2022 annual cash incentive included a diversity, equity and inclusion (DEI) modifier aimed at furthering the company’s diversity, equity and inclusion initiatives. The DEI modifier increases or decreases the annual incentive up to 5% based on the compensation committee’s consideration of the company’s progress on DEI initiatives.

☑	Annual Compensation Risk Analysis - Risks related to our compensation programs are regularly analyzed through an annual compensation risk assessment.
☑
Stock Ownership and Retention Requirements - Executive officers are required to own, within five years of appointment or promotion, company common stock equal to a multiple of their base salary. Our CEO is required to own stock equal to six times his base salary, and the other named executive officers are required to own stock equal to three times their base salary. The executive officers also must retain at least 50% of the net after-tax shares of stock vested through the long-term incentive plan for the earlier of two years or until termination of employment. Net performance shares must also be held until share ownership requirements are met.

☑
Clawback Policy - If the company’s audited financial statements are restated due to any material noncompliance with the financial reporting requirements under the securities laws, the compensation committee may, or shall if required, demand repayment of some or all incentives paid to our executive officers within the last three years.

What We Do Not Do

☒	Stock Options - The company does not use stock options as a form of incentive compensation.
☒	Employment Agreements - Executives do not, in the normal course, have employment agreements entitling them to specific payments upon termination or a change of control of the company.
☒	Perquisites - Executives do not receive perquisites that materially differ from those available to employees in general.
☒	Hedge Stock - Executives are not allowed to hedge company securities.
☒	Pledge Stock - Executives are not allowed to pledge company securities in margin accounts or as collateral for loans.
☒	No Dividends or Dividend Equivalents on Unvested Shares - We do not provide for payment of dividends or dividend equivalents on unvested share awards.
☒	Tax Gross-Ups - Executives do not receive tax gross-ups on their compensation.

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Proxy Statement

2022 Compensation Framework
Compensation Decision Process for 2022
The compensation committee’s process for making executive compensation decisions for 2022 is depicted in the graphic below.

August 2021 Meeting
Set 2022 Salary Structure
November 2021 Meeting
Approve 2022 Executive Base Salaries and Incentive Targets
February 2022 Meeting
Approve Annual and Long-term Incentive Performance Measures for 2022 Plan Year
February 2023 Meeting
Approve Annual and Long-term Incentive Payouts for 2022 Plan Year

Compensation Policies and Practices as They Relate to Risk Management
The company completed an annual risk assessment of our 2022 compensation programs and concluded that our compensation policies and practices do not create risks which could have a material adverse effect on the company. After review and discussion of the assessment with the general counsel, chief human resources officer, and the chief executive officer, the company identified the following practices designed to prevent excessive risk taking:
•Business management and governance practices:
◦the use of human capital management systems and processes to attract, recruit, train, develop and retain employees to achieve short and long-term objectives;
◦risk management is a specific performance competency included in the annual performance assessment of executives;
◦board oversight on capital expenditure and operating plans promotes careful consideration of financial assumptions;
◦board approval on business acquisitions above a specific dollar amount or on any transaction involving the exchange of company common stock;
◦employee integrity training programs and anonymous reporting systems;
◦quarterly risk assessment reports at audit committee meetings; and
◦prohibitions on holding company stock in an account that is subject to a margin call, pledging company stock as collateral for a loan, and hedging of company stock by executive officers and directors.
•Executive compensation practices:
◦active compensation committee review of all executive compensation programs as well as comparison of company performance to its peer group;
◦use of independent consultants to assist in establishing pay targets and compensation structure.
◦initial determination of a position’s salary grade to be at or near the 50th percentile of base salaries paid to similar positions at peer group companies and/or relevant industry companies;

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Proxy Statement

◦consideration of peer group and/or relevant industry practices to establish appropriate target compensation;
◦a balanced compensation mix of base salary as well as annual and long-term incentives tied primarily to the company’s financial and stock performance;
◦use of interpolation for annual and long-term incentive awards to avoid payout cliffs;
◦compensation committee negative discretion to adjust any annual incentive award payment downward;
◦use of caps on annual incentive awards with a combined maximum of 200% of target for MDU Resources executives and the regulated energy delivery businesses and a combined maximum of 240% of target for construction materials and services businesses;
◦use of caps on long-term incentive stock grant awards with a maximum of 200% of target;
◦ability to clawback incentive payments in the event of a financial restatement;
◦use of performance shares and restricted stock units, rather than stock options or stock appreciation rights, as an equity component of incentive compensation;
◦use of performance shares for 75% of the long-term incentive award opportunity with relative total stockholder return and earnings growth performance measures;
◦use of restricted stock units for 25% of the long-term incentive award opportunity to serve as a retention tool;
◦use of three-year performance periods for performance shares and restricted stock units to discourage short-term risk-taking;
◦substantive annual incentive goals measured primarily by earnings per share for all Section 16 officers in addition to segment earnings or segment EBITDA for business segment presidents, which are measures important to stockholders and encourage balanced performance;
◦inclusion of a DEI modifier tied to the achievement of specific diversity, equity and inclusion initiatives;
◦use of financial performance metrics that are readily monitored and reviewed;
◦regular review of companies in the compensation and long-term incentive peer groups to ensure appropriateness and industry match;
◦stock ownership requirements for board members and for executives participating in the MDU Resources Long-Term Performance-Based Incentive Plan; and
◦mandatory holding periods of net after-tax company stock awards to executives until stock ownership requirements are achieved and mandatory holding periods for 50% of any net after-tax shares of stock earned under the long-term incentive awards until the earlier of (1) the end of the two-year period commencing on the date any stock earned under such award is issued, and (2) the executive’s termination of employment.
Components of Compensation
Our executive compensation program is designed to promote sustained long-term profitability and create stockholder value. The components of our executive officers’ compensation are selected to drive financial and operational results as well as align the executive officer’s interests with those of our stockholders. Pay components and performance measures are considered by the compensation committee as fundamental measures of successful company performance and long-term value creation. The components of our 2022 executive compensation included:

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Component	Purpose	How Determined	How it Links to Performance

Base Salary	Provides sufficient, regularly paid income to attract and retain executives with the knowledge, skills, and abilities necessary to successfully execute their job responsibilities.	Base salaries are recommended by the CEO for executives other than the CEO position to the compensation committee using analysis provided by the independent compensation consultant to target compensation within range of the 50th percentile using peer company and salary survey data. The compensation committee determines the base salary of the CEO based on input from the independent compensation consultant.	Base salary is a means to attract and retain talented executives capable of driving success and performance.
Annual Cash Incentive	Provides an opportunity to earn annual incentive compensation based on the achievement of financial and operating results important to the success of the company.	The annual cash incentive target is a percentage of base salary for the given executive position established by the compensation committee. Actual payment of the incentive is determined based on the achievement of performance measures and goals approved by the compensation committee.	Annual incentive performance measures are tied to the achievement of financial and DEI goals aimed to drive the success of the company and the individual business segments.
Performance Shares	Provides an opportunity to earn long-term equity compensation based on the achievement of performance measures aimed at long-term value creation and the company’s strategic objectives.	Performance share awards represent 75% of an executive’s long-term incentive award. The CEO recommends the target award amount for executives other than the CEO position to the compensation committee based on analysis provided by the independent compensation consultant. The compensation committee determines the target award for the CEO after consideration of input by the independent compensation consultant. Vesting of the award occurs at the end of a three-year period based on the achievement of performance measures established by the compensation committee.	Fosters ownership in company stock and aligns the executive’s interests with those of stockholders in increasing long-term stockholder value.
Time-Vesting Restricted Stock Units	Provides an opportunity to earn long-term equity compensation through continued service through the vesting period.	Time-vesting restricted stock units represent 25% of an executive’s long-term incentive award. The CEO recommends the target award amount for executives other than the CEO position to the compensation committee based on analysis provided by the independent compensation consultant. The compensation committee determines the target award for the CEO after consideration of input by the independent compensation consultant. Vesting of the award occurs at the end of a three-year period as long as the executive remains employed with the company through the vesting period.
Fosters continued leadership in the company to achieve company objectives through retention of key executives as well as aligning the executive’s interests with those of stockholders in increasing long-term stockholder value.

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Allocation of Total Target Compensation for 2022
Total target compensation consists of base salary plus target annual and long-term incentive compensation. Incentive compensation, which consists of annual cash incentive and long-term incentive awards vesting after three years, comprises the largest portion of our named executive officers’ total target compensation because:
•equity awards align the interests of the named executive officers with those of stockholders by making a significant portion of their target compensation contingent upon results beneficial to stockholders;
•our named executive officers are in positions of authority to drive results, and therefore bear high levels of responsibility for our corporate performance;
•variable compensation helps ensure focus on the goals that are aligned with overall company strategy; and
•incentive compensation is at risk and dependent upon company performance and the satisfaction of performance objectives.
The compensation committee generally allocates a higher percentage of total target compensation to the target long-term incentive than to the target annual incentive for our higher level executives because they are in a better position to influence the company’s long-term performance. The long-term incentive awards are paid in company common stock. These awards, combined with our stock retention requirements and our stock ownership policy, promote ownership of our stock by the executive officers. As a result, the compensation committee believes the executive officers, as stockholders, will be motivated to deliver long-term value to all stockholders.
Peer Groups
The compensation committee reviews the peer companies used for compensation analysis of executive positions and the company’s relative total stockholder return performance periodically to assess their ongoing relevance and credibility.
Compensation Benchmarking Peer Group
The compensation committee’s independent compensation consultant aids in the selection of appropriate peer companies for our compensation benchmarking peer group by evaluating potential peer companies in the construction and engineering, construction materials, utility and other related industries which are similar in size in terms of revenues and market capitalization. In 2022, the independent compensation consultant proposed and the compensation committee approved the removal of Jacobs Engineering Group, Inc. due to its increase in revenues and continued growth expectations from the compensation benchmarking peer group. MYR Group Inc. was recommended as an addition to the peer group based on its industry and comparable size in terms of revenues.
For review of compensation of the CEO and CFO positions, the independent compensation consultant used market data from 21 peer companies, shown in bold in the table below. For review of compensation of all other executive officer positions, the independent compensation consultant used compensation data from additional companies in Willis Towers Watson’s 2021 General Industry Executive Compensation Survey.

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Companies used for compensation analysis included:

2022 Compensation Peer Companies
Alcoa Corporation	Eastman Chemical Company	Pinnacle West Capital Corporation
Allegheny Technologies Incorporated	Edison International	Portland General Electric Company
Alliant Energy Corporation	EMCOR Group, Inc.	PPL Corporation
Ameren Corporation	Entergy Corporation	Public Service Enterprise Group Incorporated
Atmos Energy Corporation	Evergy Inc.	Quanta Services, Inc.
Avery Dennison Corporation	Eversource Energy	Scotts Miracle-Gro Company
Avient Corporation	Granite Construction Incorporated	Sealed Air Corporation
Axalta Coating Systems LTD.	Graphic Packaging Holding Company	Sonoco Products Company
Ball Corporation	H.B. Fuller Company	Southwest Gas Holdings, Inc.
Berry Global Group, Inc.	KBR, Inc.	Spire Inc.
Black Hills Corporation	Kinross Gold Corporation	Summit Materials, Inc.
Cabot Corporation	Martin Marietta Materials, Inc.	UGI Corporation
Celanese Corporation	MasTec, Inc.	Valvoline Inc.
CenterPoint Energy, Inc.	The Mosaic Company	Vulcan Materials Company
CF Industries Holdings, Inc.	MYR Group, Inc.	WEC Energy Group, Inc.
The Chemours Company	Newmont Corporation	Westlake Chemical Corporation
CMS Energy Corporation	NiSource Inc.	Worthington Industries, Inc.
Crown Holdings, Inc.	OGE Energy Corp.	Xcel Energy Inc.
Dycom Industries, Inc.	ONE Gas, Inc.
Companies shown in bold are the companies used for compensation analysis of the CEO and CFO positions and are considered our compensation benchmarking peer group.
Total Stockholder Return Performance Peer Group
To determine relative total stockholder return performance in conjunction with our 2022-2024 Performance Share Award, the independent compensation consultant recommended, and the compensation committee approved, using a peer group of 46 select companies within the utility, materials and construction and engineering industries from the S&P MidCap 400 Index as it is a stable, robust group of companies reflective of our company’s size, value, and risk profile. During 2022, two out of the 46 companies were removed from the S&P MidCap 400 index due to a change in their market capitalization. Accordingly, relative total stockholder return was calculated based on the 44 remaining in the peer group as of December 31, 2022.
2022 Compensation for Our Named Executive Officers
2022 Base Salary and Incentive Targets
At its November 2021 meeting, the compensation committee approved the 2022 base salaries as well as the target annual and long-term incentive compensation for the named executive officers. At its February 2022 meeting, the compensation committee approved the annual and long-term incentive performance measures and goals for our named executive officers. In determining base salaries, target annual cash incentives, target long-term equity incentives, and total target compensation for our named executive officers, the compensation committee received and considered company and individual performance, market and peer data, responsibilities, experience, tenure in position, internal equity, and input and recommendations from the CEO, and the independent compensation consultant. The following information relates to each named executive officer’s 2022 base salary, target annual cash incentive, target long-term equity incentive, and total target compensation:

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David L. Goodin	2022 ($)	Compensation Component as a % of Base Salary
Base Salary	1,044,000
Target Annual Cash Incentive Opportunity	1,305,000	125%
Target Long-Term Equity Incentive Opportunity	3,200,000	307%
Total Target Compensation	5,549,000
The compensation committee considered information provided in Meridian’s August 2021 compensation study showing Mr. Goodin's base salary, total cash compensation, and long-term incentives were below the median of the compensation peer group. Based on input from Meridian to move Mr. Goodin’s compensation closer to the market median, the compensation committee increased Mr. Goodin’s base salary by 4.4% and maintained his 2022 annual incentive target at 125% of his base salary. The compensation committee set Mr. Goodin’s long-term incentive target at $3,200,000, which is an increase from 280% to 307% of his base salary based on input from Meridian to more closely align his long-term incentive with the market median for his position.

Jason L. Vollmer	2022 ($)	Compensation Component as a % of Base Salary
Base Salary	530,000
Target Annual Cash Incentive Opportunity	397,500	75%
Target Long-Term Equity Incentive Opportunity	848,000	160%
Total Target Compensation	1,775,500
The compensation committee considered information provided in Meridian’s August 2021 compensation study showing Mr. Vollmer’s base salary was below the market median based on peer group and compensation survey data. To move Mr. Vollmer closer to the market median, the CEO recommended and the compensation committee approved a base salary increase of 8.2% for Mr. Vollmer in 2022. The compensation committee maintained Mr. Vollmer’s target annual cash incentive opportunity at 75% of base salary and increased his long-term incentive target from 150% to 160% of his base salary to more closely align with the market median for his position.

David C. Barney	2022 ($)	Compensation Component as a % of Base Salary
Base Salary	535,000
Target Annual Cash Incentive Opportunity	401,250	75%
Target Long-Term Equity Incentive Opportunity	856,000	160%
Total Target Compensation	1,792,250
The compensation committee considered information provided in Meridian’s August 2021 compensation study in their review of the recommendation made by the CEO concerning Mr. Barney’s compensation. Mr. Barney received a 4.4% increase in base salary for 2022. The compensation committee maintained Mr. Barney’s target annual cash incentive opportunity at 75% of his base salary and increased his long-term incentive target from 150% to 160% of his base salary to more closely align with the market median for his position.

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Jeffrey S. Thiede	2022 ($)	Compensation Component as a % of Base Salary
Base Salary	530,000
Target Annual Cash Incentive Opportunity	397,500	75%
Target Long-Term Equity Incentive Opportunity	848,000	160%
Total Target Compensation	1,775,500
The compensation committee considered information provided in Meridian’s August 2021 compensation study in their review of the recommendation made by the CEO concerning Mr. Thiede’s compensation. Mr. Thiede received a 4.4% increase in his base salary for 2022. The compensation committee maintained Mr. Thiede’s target annual cash incentive opportunity at 75% of his base salary and increased his long-term incentive target from 150% to 160% of his base salary to more closely align with the market median for his position.

Nicole A. Kivisto	2022 ($)	Compensation Component as a % of Base Salary
Base Salary	530,000
Target Annual Cash Incentive Opportunity	397,500	75%
Target Long-Term Equity Incentive Opportunity	848,000	160%
Total Target Compensation	1,775,500
The compensation committee considered information provided in Meridian’s August 2021 compensation study in their review of the recommendation made by the CEO concerning Ms. Kivisto’s compensation. Ms. Kivisto received a base salary increase of 4.4% for 2022. The compensation committee maintained her target annual cash incentive opportunity at 75% of her base salary and increased her long-term incentive target from 150% to 160% of her base salary to more closely align with the market median for her position.

Annual Cash Incentives
Business segment executives receive their annual cash incentive awards through the achievement of financial performance measures specific to their business segment plus a performance measure tied to overall company earnings per share. Our CEO and CFO earn their annual cash incentive award based solely on the achievement of overall company earnings per share. Through this, our business segment executives are incentivized to primarily focus on the success and performance of their business segments while keeping the overall financial success of the company in mind, whereas our corporate executives are incentivized to assist in the success and performance of all lines of business.
The compensation committee selected the following financial performance measures to ensure that compensation to the executives reflects the success of their respective business segments and the overall company.

Mr. Goodin and Mr. Vollmer	100% EPS
Mr. Barney	80% Construction Materials and Contracting EBITDA
20% EPS
Mr. Thiede	80% Construction Services EBITDA
20% EPS
Ms. Kivisto	80% Electric and Natural Gas Distribution Earnings
20% EPS
The compensation committee selected earnings per share from continuing operations as the shared financial metric as it is a key indicator of company results and used to communicate annual performance expectations with the financial community. The earnings per share target of $2.07 reflects our 2022 financial goal to achieve an estimated return on invested capital of 7.7%.

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The compensation committee selected EBITDA from continuing operations as the performance metric for the construction materials and contracting and construction services segment presidents as it is a financial performance metric common to the construction industry and encourages the presidents to focus on growth by excluding the impact of items such as taxes, interest, depreciation and amortization from the performance result which are largely out of their control. The target of $331 million in EBITDA from continuing operations for the construction materials and contracting segment and $180 million in EBITDA from continuing operations for the construction services segment reflects the financial goal needed to achieve returns on invested capital of 9.5% and 24.1% for the construction materials and contracting and construction services segments, respectively.
The compensation committee selected earnings from continuing operations as the performance metric for the electric and natural gas distribution segments as regulated utilities are valued based on earnings potential and rate base. The 2022 target of $110 million reflects the financial goal needed to achieve a return on invested capital of 4.9% and the continued investment in infrastructure and regulatory recovery from completed and pending rate cases.
In addition to the financial performance measures, the environmental and sustainability committee approved and recommended a DEI modifier be included as part of the executive’s 2022 annual incentive which was then approved by the compensation committee at its February 2022 meeting. The DEI modifier is a separate performance measure, independent of the achievement of the financial performance measures and is based on the compensation committee’s assessment of management’s progress toward the completion of the following DEI initiatives:
•Enhance the formal succession planning process to include the review of the positions of all Section 16 officers, key executives and business segment officers and to ensure diverse representation in terms of gender, ethnicity, individuals with disabilities and veteran status and the development of candidates being prepared for these positions.
•Increase outreach activities and efforts aimed at attracting diverse candidates to positions within our businesses.
•Enhance new employee onboarding processes to include DEI training and formal mentoring programs.
•Implement a consistent human resources dashboard across all businesses to build baseline information and track key metrics to provide insight into the make-up and diversity of our employee population.
The DEI modifier applies equally to all executives and adds or deducts up to 5% of the executives annual incentive target based on the compensation committee’s assessment.
All financial performance measures are from continuing operations plus earnings or losses from any discontinued operations after December 31, 2021. To incentivize executives to make decisions that have long-term positive impact, even at the expense of short-term results, and to prevent one-time gains and losses from having an undue impact on incentive payments, the compensation committee designed its annual incentive measures to allow for adjustments for certain unplanned events that impact our performance targets but are not indicative of underlying business performance. The compensation committee may approve adjustments to the financial results to remove the following items, as applicable, from the performance measure:
•The negative effect on earnings/EBITDA from asset sales/dispositions/retirements.
•The effect on earnings/EBITDA from withdrawal liabilities relating to multiemployer pension plans.
•The effect on earnings/EBITDA from transaction costs incurred for acquisitions or mergers.
•The effect on earnings from unanticipated changes and interpretation of tax law.
The compensation committee will consider for removal the positive effect on earnings/EBITDA from assets sales/dispositions/retirements if it determines the positive effect is not indicative of underlying business performance.
For the 2022 annual cash incentive, the compensation committee approved adjustments to the construction materials and contracting segment EBITDA from continuing operations to remove the effect of transaction costs incurred for acquisitions and mergers. In the calculation of EPS from continuing operations, the compensation committee approved adjustments for the effect of transaction costs incurred for acquisitions and mergers, costs incurred associated with the company’s intent to separate the construction materials and contracting segment pursuant to a tax-free spinoff and, costs incurred in connection with the company’s strategic review to optimize the value of the construction services segment.

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To determine the payout associated with each financial performance measure:
•Actual performance results are compared to the target performance measure which results in the percent of target achieved.
•The percent of target achieved is translated into a payout percentage of the executive’s target award opportunity using linear interpolations for results between threshold and target as well as target and maximum.
Achievement of 100% of the target performance measure results in a payout of 100% of the target award opportunity. Results achieved below the established threshold result in no payout. The threshold, target and maximum performance levels as well as the associated payout opportunity are depicted in the following chart:

Measure	Threshold		Target		Maximum
	% of Target	Payout %		Payout %	% of Target	Payout %
MDU Resources EPS*	85%	25%	$2.07	100%	115%	200%
Electric and Natural Gas Distribution Earnings	90%	50%	$110 million	100%	110%	200%
Construction Materials and Contracting EBITDA	75%	25%	$331 million	100%	115%	250%
Construction Services EBITDA	65%	25%	$180 million	100%	115%	250%
*EPS is weighted 20% of the award for business segment presidents and 100% of the award for corporate officers.
2022 Annual Incentive Results
The 2022 performance measure results, percent of target achieved based on those results, and the associated payout percentages reflect the company’s 2022 financial performance and are presented below:

Business Segment	Performance Measure	Result	Percent of Performance Measure Achieved	Percent of Award Opportunity Payout	Weight	Weighted Award Opportunity Payout %
MDU Resources Corporate Officers	Earnings per Share[1]	$1.87	90.3%	51.7%	100%	51.7%
All Business Segment Presidents	Earnings per Share[1]	$1.87	90.3%	51.7%	20%	10.3%
Electric and Natural Gas Distribution	Earnings	$102.2 million	93.0%	64.8%	80%	51.8%
Construction Materials and Contracting	EBITDA[2]	$307.5 million	92.8%	78.5%	80%	62.8%
Construction Services	EBITDA	$193.4 million	107.4%	173.7%	80%	139.0%
[1] Earnings used to calculate EPS from continuing operations were adjusted to remove the effect of transaction costs incurred for acquisitions and mergers as well as costs incurred associated with the company’s intent to separate the construction materials and contracting segment pursuant to a tax-free spinoff and the strategic review to optimize the value of the construction services segment.

[2] Construction materials and contracting segment EBITDA from continuing operations was adjusted to remove the effect of transaction costs incurred for acquisitions and mergers.
The compensation committee further assessed management’s progress toward completing the performance measures related to the company’s DEI initiatives, including:
•The enhancement of the succession planning process to include all executive officer positions at the corporate and business unit level along with the identification of candidate diversity in terms of gender, ethnicity, veteran status and disability.
•Development plans were determined for all candidates identified in the succession planning process.
•Onboarding processes were enhanced to include diversity, equity and inclusion training as well as formal mentoring programs.
•A system was established to track outreach activities and efforts aimed at attracting diverse candidates to positions within the company.
•A human resources dashboard was implemented across all businesses to consistently track employment metrics and trends.

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Based on these accomplishments the compensation committee awarded a DEI modifier award of 5.0% of the executive’s target annual incentive. Based on the achievement of the performance targets and the DEI modifier, the named executive officers received the following 2022 annual incentive compensation:

Name	Target Annual Incentive ($)	Annual Incentive Earned
		Payout Percentage on financial measures (%)	DEI Modifier (%)	Total payout percentage (%)	Amount ($)
David L. Goodin	1,305,000	51.7	5.0	56.7	739,935
Jason L. Vollmer	397,500	51.7	5.0	56.7	225,383
David C. Barney	401,250	73.1	5.0	78.1	313,377
Jeffrey S. Thiede	397,500	149.3	5.0	154.3	613,343
Nicole A. Kivisto	397,500	62.1	5.0	67.1	266,723
Long-Term Incentives
All of our named executive officers participated in the 2022 long-term incentive plan which consists of 75% performance shares that align long-term compensation with the achievement of pre-determined financial performance measures and 25% time-vesting restricted stock units that incentivize retention of our executives and alignment with the interests of our stockholders. Long-term incentive compensation comprised 57.7% of the CEO’s 2022 total target compensation and 47.7% of the average of the other named executive officer’s total target compensation. Stock earned under long-term incentive compensation is subject to our stock retention requirements.
Grant of 2022-2024 Long-Term Equity Incentive Awards
On February 16, 2022, the compensation committee determined the target number of performance shares and time-vesting restricted stock units to be granted to each named executive officer for the 2022-2024 vesting period by dividing the executive’s target long-term award amount by the average of the closing prices of our stock from January 1 through January 22, 2022, which was $30.47 per share. Based on this price, the compensation committee awarded 75% of the target long-term incentive grant as performance shares and 25% of the target long-term incentive grant as time-vesting restricted stock units as shown below:

Name	Base Salary ($)	Target Long-Term Incentive of Base Salary (%)	Long-Term Incentive Target ($)	Total Target Long-Term Incentive Shares (#)	75% Performance Shares (#)	25% Time-Vesting Restricted Stock Units (#)
David L. Goodin	1,044,000	307	3,200,000	105,021	78,766	26,255
Jason L. Vollmer	530,000	160	848,000	27,830	20,873	6,957
David C. Barney	535,000	160	856,000	28,093	21,070	7,023
Jeffrey S. Thiede	530,000	160	848,000	27,830	20,873	6,957
Nicole A. Kivisto	530,000	160	848,000	27,830	20,873	6,957
The performance share portion of the grant may vest at the end of a three-year period between 0% and 200%. The determination of vesting is based on the achievement of two separate performance measures each making up 50% of the award:
•Total stockholder return relative to that of a group of peer companies selected from the S&P 400 MidCap Index is the measure to align with the company's performance relative to our peers; and
•Compound annual growth rate in earnings from continuing operations is the measure to encourage continued growth of the company.
Earnings used to calculate earnings growth from continuing operations for the 2022 awards may be adjusted, as such adjustments are approved by the compensation committee, to remove:
•the effect on earnings from losses/impairments on asset sales/dispositions/retirements;
•the effect on earnings from withdrawal liabilities relating to multiemployer pension plans;
•the effect on earnings from costs incurred for acquisitions or mergers; and
•the effect on earnings from unanticipated tax law changes.

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Vesting of performance shares and associated dividend equivalents is predicated on achievement of established levels associated with each performance measure. Threshold, target and maximum payouts as a percentage of target performance for the 2022 measures are:

	The Company’s Relative TSR Percentile Rank	The Company’s Earnings Growth Rate as a Percentage of Target	Vesting Percentage of Award Target
Maximum	75th or higher	153.8% of target or higher	200%
Target	50th	Target	100%
Threshold	25th	46.2% of target	20%
Below threshold	Less than 25th	less than 46.2% of target	0%

We do not disclose the earnings growth rate performance measure target until payout as such disclosure could result in competitive harm. Vesting for performance falling between the intervals is interpolated.
The time-vesting restricted stock units represent 25% of the long-term incentive opportunity and will vest on December 31, 2024, as long as the executive remains continuously employed with the company.
Vesting of 2020-2022 Performance Share Awards
For the 2020-2022 performance period, the long-term incentive program consisted solely of performance shares as the compensation committee did not adopt the use of time-vesting restricted stock units until 2021. The performance criteria used for vesting of the 2020-2022 performance share awards was:
•50% based on our company’s total stockholder return as a percentile of the total stockholder return of our peer companies over the three-year performance period;
•25% based on EBITDA growth from continuing operations over the three-year performance period; and
•25% based on earnings growth from continuing operations over the three-year performance period.

Performance Criteria	Target	Result	Vesting %	Weighting	Weighted Payout
Relative TSR Percentile Ranking	50th	50th	100.0%	50%	50.0%
EBITDA Growth*	6.5%	7.1%	117.1%	25%	29.3%
Earnings Growth*	6.5%	4.3%	49.7%	25%	12.4%
Total Weighted Payout					91.7%
*The 2022 EBITDA and earnings from continuing operations results used in the calculation of EBITDA growth and earnings growth were adjusted to remove the effect of costs incurred for acquisitions and mergers as well as costs incurred related to the company’s intent to separate the construction materials and contracting segment pursuant to a tax-free spinoff and the strategic review to optimize the value of the construction services segment.

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The named executive officers received the following long-term compensation awards for the 2020-2022 performance period:

Name	Target Performance Shares (#)	Performance Shares Vested (#)	Dividend Equivalents ($)
David L. Goodin	82,191	75,369	193,322
Jason L. Vollmer	18,082	16,581	42,530
David C. Barney	20,034	18,371	47,122
Jeffrey S. Thiede	20,034	18,371	47,122
Nicole A. Kivisto	20,034	18,371	47,122

2023-2025 Long-Term Incentive Awards
The compensation committee did not award performance shares to the executive officers for the 2023-2025 performance period due to the company’s pending plans to separate the construction materials and contracting segment into a standalone public company and exploring strategic alternatives for the construction services segment in 2023. The committee awarded only time-vesting restricted stock units due to the company’s significant strategic initiatives underway and as a means of retention for executive officers of both entities during the pending separation process. The compensation committee intends to resume awarding performance vesting shares in 2024.
Stock Retention Requirement
The named executive officers must retain 50% of the net after-tax shares vested pursuant to the long-term incentive awards for the earlier of two years from the date the vested shares are issued or the executive’s termination of employment. The executive officer is also required to retain all vested share awards net of taxes if the executive has not met the stock ownership requirements under the company’s stock ownership policy for executives.
Other Benefits
The company provides post-employment benefit plans and programs in which our named executive officers may be participants. We believe it is important to provide post-employment benefits which approximate retirement benefits paid by other employers to executives in similar positions. The compensation committee periodically reviews the benefits provided to maintain a market-based benefits package. Our named executive officers participated in the following plans during 2022 which are described below:

Plans	David L. Goodin	Jason L. Vollmer	David C. Barney	Jeffrey S. Thiede	Nicole A. Kivisto
Pension Plans	Yes	Yes	No	No	Yes
401(k) Retirement Plan	Yes	Yes	Yes	Yes	Yes
Supplemental Income Security Plan	Yes	No	Yes	No	Yes
Company Credit to Deferred Compensation Plan	No	Yes	Yes	Yes	No
Pension Plans
Effective in 2006, the defined benefit pension plans were closed to new non-bargaining unit employees and as of December 31, 2009, the defined benefit plans were frozen. For further details regarding the company’s pension plans, refer to the section entitled “Pension Benefits for 2022.”
401(k) Retirement Plan
The named executive officers as well as employees working a minimum of 1,000 hours per year are eligible to participate in the 401(k) retirement plan (401(k) plan) and defer annual income up to the Internal Revenue Service (IRS) limit. The named executive officers receive a company match up to 3% depending on their elected deferral rate. Contributions and the company match are invested in various funds based on the employee’s election including company common stock.
In 2010, the company began offering increased company contributions to our 401(k) plan in lieu of pension plan contributions. For non-bargaining unit employees hired after 2006 or employees who were not previously participants in the pension plan, the added retirement contribution is 5% of plan eligible compensation. For non-bargaining unit employees hired prior to 2006 who were participants in the pension plan, the added retirement contributions are based on the employee’s age as of December 31, 2009. The retirement contribution is

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11.5% for Mr. Goodin, 9.0% for Ms. Kivisto, 7.0% for Mr. Vollmer, and 5.0% for Messrs. Barney and Thiede. These amounts may be reduced in accordance with the provisions of the 401(k) plan to ensure compliance with IRS limits.
Supplemental Income Security Plan
We offered certain key managers and executives benefits under a nonqualified retirement plan referred to as the Supplemental Income Security Plan (SISP). The SISP provides participants with additional retirement income and/or death benefits payable for 15 years. Effective February 11, 2016, the SISP was amended to exclude new participants to the plan and freeze current benefit levels for existing participants. For further details regarding the company’s SISP, refer to the section entitled “Pension Benefits for 2022.” Named executive officers participating in the SISP are Messrs. Goodin and Barney and Ms. Kivisto.
The following table reflects the SISP benefits as of December 31, 2022 available to our named executive officers:

Name	SISP Benefits
	Annual Death Benefit ($)	Annual Retirement Benefit ($)
David L. Goodin	552,960	276,480
Jason L. Vollmer	n/a	n/a
David C. Barney	262,464	131,232
Jeffrey S. Thiede	n/a	n/a
Nicole A. Kivisto	157,728	78,864

MDU Resources Group, Inc. Deferred Compensation Plan
The company adopted the MDU Resources Group, Inc. Deferred Compensation Plan (DCP) effective January 1, 2021, which provides a select group of management and other highly compensated employees the opportunity to defer compensation for retirement and other financial purposes. Participants in the plan may defer a portion of their salary and/or annual incentive. The compensation committee, upon recommendation from the CEO, may approve company contributions for select participants which vest over a three-year period. Company contributions recognize the participant’s contributions to the company and serve as a retention tool. After satisfying the vesting requirements, distribution will be made in accordance with the terms of the plan. For further details regarding the company’s DCP, refer to the section entitled “Nonqualified Deferred Compensation for 2022.”
For 2022, the compensation committee selected and approved company contributions of $79,500 to Mr. Vollmer, $150,000 to Mr. Barney, and $100,000 to Mr. Thiede. The contributions awarded to Messrs. Vollmer, Barney, and Thiede represent 15.0%, 28.0%, and 18.9% of their base salaries, respectively.
Employment and Severance Agreements
We typically do not have employment or severance agreements with our executives entitling them to specific payments upon termination of employment or a change of control of the company. The compensation committee generally considers providing severance benefits on a case-by-case basis. Post-employment or change of control benefits available to our executives are addressed within our incentive and retirement plans. Refer to the section entitled “Potential Payments upon Termination or Change of Control.”
In connection with the strategic review intended to optimize the value of the construction services segment, in February 2023 the company and MDU Construction Services Group, Inc. entered into a retention agreement with Jeffrey S. Thiede, the current president and chief executive officer of MDU Construction Services Group, Inc., to provide inducement to remain with MDU Construction Services Group, Inc. through the completion of the review and any resulting transaction involving MDU Construction Services Group, Inc. The agreement provides for, among other things, subject to the terms and conditions set forth in the agreement, continuation of Mr. Thiede’s then-effective base salary, entitlement to incentive compensation, vesting of company credits to his deferred compensation account, a retention bonus equal to $1,100,000 to be paid within fifteen (15) days after the closing of any transaction, and accelerated vesting of outstanding equity awards as set forth in the agreement. The term of the agreement is until the earlier of the closing of any transaction and December 31, 2023.
In connection with the proposed separation of Knife River Corporation, in February 2023 the company entered into an offer letter with David C. Barney, the former president and chief executive officer of Knife River Corporation, regarding the non-executive position of senior advisor to support the transition of his duties as president and chief executive officer of Knife River Corporation to his successor. The letter agreement provides for, among other things, subject to the terms and conditions set forth in the offer letter, continuation of his 2023 base salary, annual and long-term incentives, and benefits through his retirement on January 3, 2024.

MDU Resources Group, Inc. Proxy Statement 62

Proxy Statement

Compensation Governance
Impact of Tax and Accounting Treatment
The compensation committee may consider the impact of tax or accounting treatment in determining compensation. The compensation committee did not make any adjustments to the 2022 compensation program to address the impact of tax or accounting treatment. The compensation committee may also consider the accounting and cash flow implications of various forms of executive compensation. We expense salaries and annual incentive compensation as earned. For our equity awards, we record the accounting expense in accordance with Accounting Standards Codification Topic 718, which is generally expensed over the vesting period.
Stock Ownership Requirements
Executives participating in our Long-Term Performance-Based Incentive Plan are required within five years of appointment or promotion into an executive level position to beneficially own our common stock equal to a multiple of their base salary as outlined in the stock ownership policy. In May 2021, the ownership multiple for our CEO was increased from four times to six times base salary. Stock owned through our 401(k) plan or by a spouse is considered in ownership calculations as well as unvested restricted stock units. The level of stock ownership compared to the ownership requirement is determined based on the closing sale price of our stock on the last trading day of the year and base salary as of December 31 of the same year. The table shows the named executive officers’ holdings as a multiple of their base salary.

Name	Ownership Policy Multiple of Base Salary Within 5 Years	Actual Holdings as a Multiple of Base Salary[1]	Ownership Requirement Must Be Met By:
David L. Goodin	6X	11.4	01/01/2018
Jason L. Vollmer	3X	4.3	01/01/2023
David C. Barney	3X	6.4	01/01/2019
Jeffrey S. Thiede	3X	7.4	01/01/2019
Nicole A. Kivisto	3X	6.6	01/01/2020
[1] Includes performance share awards earned net of taxes for the 2020-2022 performance period and unvested restricted stock units granted in February 2021 and 2022.

Incentive Award Clawback Policy
Our Long-Term Performance-Based Incentive Plan and EICP include provisions commonly referred to as a clawback policy. The compensation committee may, or shall if required, take action to recover incentive-based compensation from specific executives in the event the company is required to restate its financial statements due to material noncompliance with any financial reporting requirements under the securities laws.
Policy Regarding Hedging Stock Ownership
Our executive compensation policy prohibits executive officers, which includes our named executive officers, from hedging their ownership of company common stock. Executives may not enter into transactions that allow the executive to benefit from devaluation of our stock or otherwise own stock technically but without the full benefits and risks of such ownership. See the section entitled “Security Ownership” for our policy on margin accounts and pledging of our stock.
COMPENSATION COMMITTEE REPORT
The compensation committee is primarily responsible for reviewing, approving, and overseeing the company’s compensation plans and practices and works with management and the committee’s independent compensation consultant to develop the company executive compensation programs. The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Regulation S-K, Item 402(b), with management. Based on the review and discussions referred to in the preceding sentence, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in our Proxy Statement on Schedule 14A.
Karen B. Fagg, Chair
German Carmona Alvarez
Thomas Everist
Patricia L. Moss

63 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

EXECUTIVE COMPENSATION TABLES
Summary Compensation Table for 2022

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (e)[1]	Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)[2]	All Other Compensation ($) (i)[3]	Total ($) (j)
David L. Goodin	2022	1,044,000	3,247,775	739,935	33,340	192,238	5,257,289
President and CEO	2021	1,000,000	3,222,639	701,250	65,571	221,007	5,210,467
	2020	960,000	2,974,497	1,818,000	484,134	186,779	6,423,410

Jason L. Vollmer	2022	530,000	860,649	225,383	—	150,957	1,766,989
Vice President and CFO	2021	490,000	845,942	206,168	—	122,163	1,664,273
	2020	440,000	654,388	499,950	6,880	105,928	1,707,146

David C. Barney[4]	2022	535,000	868,777	313,377	—	214,491	1,931,645
Former President and CEO of	2021	512,500	884,789	310,191	—	219,420	1,926,900
Knife River Corporation	2020	487,000	725,030	804,646	86,980	220,062	2,323,718

Jeffrey S. Thiede	2022	530,000	860,649	613,343	—	166,470	2,170,462
President and CEO of	2021	507,500	876,148	293,462	—	171,822	1,848,932
MDU Construction	2020	487,000	725,030	852,128	—	170,362	2,234,520
Services Group, Inc.

Nicole A. Kivisto	2022	530,000	860,649	266,723	1,294	78,795	1,737,461
President and CEO of	2021	507,500	876,148	332,666	2,645	83,272	1,802,231
Montana-Dakota Utilities Co.,	2020	487,000	725,030	436,839	184,058	73,374	1,906,301
Cascade Natural Gas Corporation,
and Intermountain Gas Company

1 Amounts in this column represent the aggregate grant date fair value of performance share awards at target calculated in accordance with generally accepted accounting principles for stock-based compensation in Accounting Standards Codification Topic 718. This column was prepared assuming none of the awards were or will be forfeited. The amounts were calculated as described in Note 13 of our audited financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022. For 2022, the aggregate grant date fair value of outstanding performance share awards assuming the highest level of payout would be as follows:

Name	Aggregate Grant Date Fair Value at Highest Payout ($)
David L. Goodin	5,767,500
Jason L. Vollmer	1,528,381
David C. Barney	1,542,806
Jeffrey S. Thiede	1,528,381
Nicole A. Kivisto	1,528,381

MDU Resources Group, Inc. Proxy Statement 64

Proxy Statement

2 Amounts shown for 2022 represent the change in the actuarial present value for the named executive officers’ accumulated benefits under the pension plan, SISP, and Excess SISP, collectively referred to as the “accumulated pension change,” plus above-market earnings on deferred annual incentives as of December 31, 2022. Where the change in accumulated pension benefits is negative, executive compensation rules require the disclosure of the negative amount by footnote but note the negative amount should not be reflected in the sum reported in column (h) of the table.

Name	Accumulated Pension Change ($)	Above Market Earnings ($)
David L. Goodin	(1,048,574)	33,340
Jason L. Vollmer	(14,814)	—
David C. Barney	(262,364)	—
Jeffrey S. Thiede	—	—
Nicole A. Kivisto	(417,732)	1,294
3    All Other Compensation for 2022 is comprised of:

Name	401(k) Plan ($)[a]	Nonqualified Deferred Compensation Plan ($)[b]	Life Insurance Premium ($)	Matching Charitable Contributions ($)	Dividend Equivalents ($)[c]	Total ($)
David L. Goodin	44,189	—	774	3,600	143,675	192,238
Jason L. Vollmer	30,500	79,500	774	3,600	36,583	150,957
David C. Barney	24,400	150,000	774	1,200	38,117	214,491
Jeffrey S. Thiede	24,400	100,000	774	3,475	37,821	166,470
Nicole A. Kivisto	36,600	—	774	3,600	37,821	78,795
a	Represents company contributions to the 401(k) plan, which includes matching contributions and retirement contributions associated with the frozen pension plans as of December 31, 2009.
b
Represents company contribution amounts to the MDU Resources Group, Inc. Deferred Compensation Plan (DCP) which are approved by the compensation committee and the board of directors. The purpose of the plan is to recognize outstanding performance coupled with enhanced retention as the DCP requires a vesting period. For further information, see the section entitled “Nonqualified Deferred Compensation for 2022.”

c
Represents accrued dividend equivalents for 2022 on the 2022-2024, 2021-2023, and 2020-2022 performance share awards associated with financial performance measures and restricted stock units. The 2022-2024 and 2021-2023 performance share awards are presented at target, and the 2020-2022 performance share awards are presented based on the actual achievement of the performance measures.

4     On February 16, 2023, the company announced that Mr. Barney would cease serving in his position as chief executive officer of Knife River Corporation, the company’s construction materials and contracting segment, effective as of March 1, 2023.

65 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Grants of Plan-Based Awards in 2022

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#) (i)	Grant Date Fair Value of Stock and Option Awards ($) (l)
Name (a)	Grant Date (b)		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
David L. Goodin	2/17/2022	[1]	326,250	1,305,000	2,610,000
	2/17/2022	[2]				15,753	78,766	157,532		2,519,724
	2/17/2022	[3]							26,255	728,051
Jason L. Vollmer	2/17/2022	[1]	99,375	397,500	795,000
	2/17/2022	[2]				4,174	20,873	41,746		667,732
	2/17/2022	[3]							6,957	192,918
David C. Barney	2/17/2022	[1]	100,313	401,250	963,000
	2/17/2022	[2]				4,214	21,070	42,140		674,029
	2/17/2022	[3]							7,023	194,748
Jeffrey S. Thiede	2/17/2022	[1]	99,375	397,500	954,000
	2/17/2022	[2]				4,174	20,873	41,746		667,732
	2/17/2022	[3]							6,957	192,918
Nicole A. Kivisto	2/17/2022	[1]	178,875	397,500	795,000
	2/17/2022	[2]				4,174	20,873	41,746		667,732
	2/17/2022	[3]							6,957	192,918

[1]	Annual incentive for 2022 granted pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan.
[2]	Performance shares for the 2022-2024 performance period granted pursuant to the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan.
[3]	Restricted Stock Units for the 2022-2024 period granted pursuant to the MDU Resources Group, Inc. Long-Term Performance-Based Incentive Plan.
Narrative Discussion Relating to the Summary Compensation Table
and Grants of Plan-Based Awards Table
Annual Incentive
The compensation committee recommended the 2022 annual cash incentive award for our named executive officers and the board approved these opportunities at its meeting on February 17, 2022. The awards at threshold, target, and maximum are reflected in columns (c), (d), and (e), respectively, of the Grants of Plan-Based Awards Table. The actual amount paid with respect to 2022 performance is reflected in column (g) of the Summary Compensation Table.
As described in the “Annual Cash Incentives” section of the “Compensation Discussion and Analysis,” payment of annual cash incentive awards is dependent upon achievement of performance measures; actual payout may range from 0% to 200% of the target except for the construction materials and contracting and construction services segments which may range from 0% to 240%. The DEI modifier adds or deducts up to 5% of the executives’ annual incentive target based on the compensation committee’s assessment.
All our named executive officers were awarded their annual cash incentives pursuant to the MDU Resources Group, Inc. Executive Incentive Compensation Plan. Under the Executive Incentive Compensation Plan, executives who retire during the year at or after age 65 remain eligible to receive a prorated award, but executives who terminate employment for other reasons are not eligible for an award. The compensation committee generally does not modify the performance measures; however, if in years of unusually adverse or favorable external conditions or other unforeseen significant factors beyond the control of management, the compensation committee may modify the performance measures. In determining the 2022 annual incentive awards, the compensation committee approved adjustments to earnings from continuing operations of $612,000 after-tax for costs incurred associated with mergers and acquisitions at the construction materials and contracting segment and $12.7 million after-tax for costs incurred in connection with the company’s intent to separate the construction materials and contracting segment pursuant to a tax-free spinoff and the strategic review to optimize the value of the construction services segment. The compensation committee has full discretion to determine the extent to which goals have been achieved, the payment level,

MDU Resources Group, Inc. Proxy Statement 66

Proxy Statement

and whether to adjust payment of awards downward based upon individual performance. For further discussion of the specific 2022 incentive plan performance measures and results, see the “Annual Cash Incentives” section in the “Compensation Discussion and Analysis.”
Long-Term Incentive
The compensation committee recommended long-term incentive awards for the named executive officers in the form of 75% performance shares and 25% time-vesting restricted stock units, and the board approved the awards at its meeting on February 17, 2022. The portion of the long-term incentive associated with performance shares are presented as the number of performance shares at threshold, target, and maximum in columns (f), (g), and (h) of the Grants of Plan-Based Awards Table. The value of the long-term performance-based incentive based on the aggregate grant date fair value and is included in the amount recorded in column (e) of the Summary Compensation Table and column (l) of the Grant of Plan-Based Awards Table.
Depending on the achievement of the performance measures associated with our 2022-2024 performance period measured as of December 31, 2024, executives will receive from 0% to 200% of the target performance share awards in February 2025. We also will pay dividend equivalents in cash on the number of shares actually vested for the performance period. The dividend equivalents will be paid in February 2025 if and to the extent they vest and at the same time as the performance share awards are settled.
The portion of the long-term incentive associated with time-vesting restricted stock units are presented as the number of units in column (i) of the Grants of Plan-Based Awards Table. The value of the time-vesting restricted stock units is based on the aggregate grant date value and is included in the amount recorded in column (e) of the Summary Compensation Table and column (l) of the Grant of Plan-Based Awards Table.
The 2022-2024 time-vesting restricted stock units will vest on December 31, 2024, if the executives remain employed with the company through the vesting date. Settlement of the restricted stock units and payment of dividend equivalents will occur in February 2025.
Salary and Bonus in Proportion to Total Compensation
The following table shows the proportion of salary and bonus to total compensation as presented in the Summary Compensation Table. Bonuses for purposes of this table and the Summary Compensation Table refer to discretionary payments to executive officers outside of our executive incentive plans as described above. No bonuses were paid to the executive officers in 2022.

Name	Salary ($)	Bonus ($)	Total Compensation ($)	Salary and Bonus as a % of Total Compensation
David L. Goodin	1,044,000	—	5,257,289	19.9%
Jason L. Vollmer	530,000	—	1,766,989	30.0%
David C. Barney	535,000	—	1,931,645	27.7%
Jeffrey S. Thiede	530,000	—	2,170,462	24.4%
Nicole A. Kivisto	530,000	—	1,737,461	30.5%

67 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Outstanding Equity Awards at Fiscal Year-End 2022

	Stock Awards
Name (a)	Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (g)[1]	Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (h)[2]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)[3]	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)[2]
David L. Goodin	51,971	1,576,800	238,106	7,224,136
Jason L. Vollmer	13,707	415,870	59,207	1,796,340
David C. Barney	14,083	427,278	62,286	1,889,757
Jeffrey S. Thiede	13,948	423,182	61,882	1,877,500
Nicole A. Kivisto	13,948	423,182	61,882	1,877,500
1 Below is the breakdown by year of the outstanding restricted stock unit awards:

	2020-2022 Award	2021-2023 Award	2022-2024 Award	Total
Name	(#)	(#)	(#)	(#)
David L. Goodin	n/a	25,716	26,255	51,971
Jason L. Vollmer	n/a	6,750	6,957	13,707
David C. Barney	n/a	7,060	7,023	14,083
Jeffrey S. Thiede	n/a	6,991	6,957	13,948
Nicole A. Kivisto	n/a	6,991	6,957	13,948
2    Value based on the number of performance shares and restricted stock units reflected in columns (g) and (i) multiplied by $30.34, the year-end per share closing stock price for 2022.
3    Below is a breakdown by year of the outstanding performance share awards:

	2020-2022 Award	2021-2023 Award	2022-2024 Award	Total
Name	(#)	(#)	(#)	(#)
David L. Goodin	82,191	77,149	78,766	238,106
Jason L. Vollmer	18,082	20,252	20,873	59,207
David C. Barney	20,034	21,182	21,070	62,286
Jeffrey S. Thiede	20,034	20,975	20,873	61,882
Nicole A. Kivisto	20,034	20,975	20,873	61,882
Performance shares for the 2020 award are shown at the target level (100%) based on results for the 2020-2022 performance period being between threshold and target.
Performance shares for the 2021 award are shown at the target level (100%) based on results for the first two years of the 2021-2023 performance period being between threshold and target.
Performance shares for the 2022 award are shown at the target level (100%) based on results for the first year of the 2022-2024 performance period being between threshold and target.

While for purposes of the Outstanding Equity Awards at Fiscal Year-End 2022 table, the number of shares and value shown for the 2020-2022 performance period is at 100% of target, the actual results for the performance period certified by the compensation committee and settled on February 16, 2023, was 91.7% of target. For further information, see the “Long-Term Incentives” section of the “Compensation Discussion and Analysis.”

MDU Resources Group, Inc. Proxy Statement 68

Proxy Statement

Option Exercises and Stock Vested During 2022

	Stock Awards
Name (a)	Number of Shares Acquired on Vesting (#) (d)[1]	Value Realized on Vesting ($) (e)[2]
David L. Goodin	133,980	4,467,563
Jason L. Vollmer	26,795	893,479
David C. Barney	32,656	1,088,914
Jeffrey S. Thiede	32,656	1,088,914
Nicole A. Kivisto	32,656	1,088,914
[1]	Reflects performance shares for the 2019-2021 performance period ended December 31, 2021, which were settled February 17, 2022.
[2]
Reflects the value of vested performance shares based on the closing stock price of $30.84 per share upon the vesting of stock on December 31, 2021 and the dividend equivalents paid on the vested shares.

Pension Benefits for 2022

Name (a)	Plan Name (b)	Number of Years Credited Service (#) (c)[1]	Present Value of Accumulated Benefit ($) (d)
David L. Goodin	Pension	26	1,060,191
	Basic SISP	10	2,431,755
	Excess SISP [2]	26	34,871
Jason L. Vollmer	Pension	4	18,862
	Basic SISP [2]	n/a	—
	Excess SISP [2]	n/a	—
David C. Barney	Pension [2]	n/a	—
	Basic SISP	10	1,401,382
	Excess SISP [2]	n/a	—
Jeffrey S. Thiede	Pension [2]	n/a	—
	Basic SISP [2]	n/a	—
	Excess SISP [2]	n/a	—
Nicole A. Kivisto	Pension	14	192,573
	Basic SISP	10	387,572
	Excess SISP [2]	n/a	—

[1]
Years of credited service related to the pension plan reflects the years of participation in the plan as of December 31, 2009, when the pension plan was frozen. Years of credited service related to the Basic SISP reflects the years toward full vesting of the benefit which is 10 years. Years of credited service related to Excess SISP reflects the same number of credited years of service as the pension plan.

[2]
Messrs. Barney and Thiede do not participate in the pension plans. Messrs. Vollmer and Thiede do not participate in the SISP. Mr. Goodin is the only named executive officer eligible to participate in the Excess SISP.

69 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The amounts shown for the pension plan, Basic SISP, and Excess SISP represent the actuarial present values of the executives’ accumulated benefits accrued as of December 31, 2022, calculated using:
•a 4.97% discount rate for the Basic SISP and Excess SISP;
•a 5.04% discount rate for the pension plan;
•the Society of Actuaries Pri-2012 Total Dataset Mortality with Scale MP-2021 (post commencement only); and
•no recognition of pre-retirement mortality.
The actuary assumed a retirement age of 60 for the pension, Basic SISP, and Excess SISP benefits and assumed retirement benefits commence at age 60 for the pension and Excess SISP and age 65 for Basic SISP benefits.
Pension Plan
The MDU Resources Group, Inc. Pension Plan for Non-Bargaining Unit Employees (pension plan) applies to employees hired before 2006 and was amended to cease benefit accruals as of December 31, 2009. The benefits under the pension plan are based on a participant’s average annual salary over the 60 consecutive month period where the participant received the highest annual salary between 1999 and 2009. Benefits are paid as straight life annuities for single participants and as actuarially reduced annuities with a survivor benefit for married participants unless they choose otherwise.
Supplemental Income Security Plan
The Supplemental Income Security Plan (SISP), a nonqualified defined benefit retirement plan, was offered to select key managers and executives. SISP benefits are determined by reference to levels defined within the plan. Our compensation committee, after receiving recommendations from our CEO, determined each participant’s level within the plan. On February 11, 2016, the SISP was amended to exclude new participants to the plan and freeze current benefit levels for existing participants.
Basic SISP Benefits
Basic SISP is intended to augment the retirement income provided under the pension plans and are payable to the participant or their beneficiary for a period of 15 years. The Basic SISP benefits are subject to a vesting schedule where participants are 100% vested after ten years of participation in the plan.
Participants can elect to receive the Basic SISP as:
•monthly retirement benefits only;
•monthly death benefits paid to a beneficiary only; or
•a combination of retirement and death benefits, where each benefit is reduced proportionately.
Regardless of the election, if the participant dies before the SISP retirement benefit commences, only the SISP death benefit is provided.
Excess SISP Benefits
Excess SISP is an additional retirement benefit relating to Internal Revenue Code limitations on retirement benefits provided under the pension plans. Excess SISP benefits are equal to the difference between the monthly retirement benefits that would have been payable to the participant under the pension plans absent the limitations under the Internal Revenue Code and the actual benefits payable to the participant under the pension plans. Participants are only eligible for the Excess SISP benefits if the participant is fully vested under the pension plan, their employment terminates prior to age 65, and benefits under the pension plan are reduced due to limitations under the Internal Revenue Code on plan compensation.
In 2009, the SISP was amended to limit eligibility for the Excess SISP benefit. Mr. Goodin is the only named executive officer eligible for the Excess SISP benefit. Benefits generally commence six months after the participant’s employment terminates and continue to age 65 or until the death of the participant, if prior to age 65.
Both Basic and Excess SISP benefits are forfeited if the participant’s employment is terminated for cause.

MDU Resources Group, Inc. Proxy Statement 70

Proxy Statement

Nonqualified Deferred Compensation for 2022
Deferred Annual Incentive Compensation
Executives participating in the Executive Incentive Compensation Plan could elect to defer up to 100% of their annual incentive awards which would accrue interest at a rate determined each year based on an average of the Treasury High Quality Market Corporate Bond Yield Curve for the last business day of each month for the twelve month period from October to September. The interest rate in effect for 2022 was 3.06%. Payment of deferred amounts is in accordance with the participant’s election either as lump sum or in monthly installments not to exceed 120 months, following termination of employment or beginning in the fifth year following the year the award was earned. In the event of a change of control, all amounts deferred would immediately become payable. For purposes of deferred annual incentive compensation, a change of control is defined as:
•an acquisition during a 12-month period of 30% or more of the total voting power of our stock;
•an acquisition of our stock that, together with stock already held by the acquirer, constitutes more than 50% of the total fair market value or total voting power of our stock;
•replacement of a majority of the members of our board of directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors; or
•acquisition of our assets having a gross fair market value at least equal to 40% of the gross fair market value of all of our assets.
The deferred compensation provision of the Executive Incentive Compensation Plan was frozen to new contributions effective January 1, 2021.
Nonqualified Defined Contribution Plan
The company adopted the Nonqualified Defined Contribution Plan, effective January 1, 2012, to provide deferred compensation for a select group of employees. Company contributions to participant accounts were approved by the compensation committee and constitute an unsecured promise of the company to make such payments. Participant accounts capture the hypothetical investment experience based on the participant’s elections. Participants may select from a group of investment options including fixed income, balance/asset allocation, and various equity offerings. Contributions made prior to 2017 vest four years after each contribution while contributions made in and after 2017 vest ratably over a three-year period in accordance with the terms of the plan. Participants may elect to receive their vested contributions and investment earnings either in a lump sum or in annual installments over a period of years upon separation from service with the company. Plan benefits become fully vested if the participant dies while actively employed. Benefits are forfeited if the participant’s employment is terminated for cause. The Nonqualified Defined Contribution Plan was frozen to new participants and contributions effective January 1, 2021.
MDU Resources Group, Inc. Deferred Compensation Plan
The company adopted the MDU Resources Group, Inc. Deferred Compensation Plan, effective January 1, 2021, to replace the option to defer annual incentive payments available under the Executive Incentive Compensation Plan and company contributions to participants’ accounts through the Nonqualified Defined Contribution Plan. Under the MDU Resources Group, Inc. Deferred Compensation Plan, participants can defer up to 80% of base salary and up to 100% of their annual incentive payment. The company provides discretionary credits to select individuals recommended by the CEO and approved by the compensation committee, similar to the prior Nonqualified Defined Contribution Plan. Participants are 100% vested in their contributions of salary and/or annual incentive but vesting of discretionary employer credits occurs ratably over three years. Participants can establish one or more retirement or in-service accounts which capture the hypothetical investment experience based on a suite of investment options similar to the Nonqualified Defined Contribution Plan. Participants may elect to receive their vested contributions and investment earnings either in a lump sum or in annual installments over a period of years upon a qualifying distribution event. Plan benefits become fully vested if the participant dies or becomes disabled while actively employed. Benefits are forfeited if the participant’s employment is terminated for cause.

71 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

The table below includes individual deferrals of salary and/or annual incentive and company contributions made during 2022 under the MDU Resources Group, Inc. Deferred Compensation Plan. Aggregate earnings and the balance represent the combined participant earnings and participant balances under all three nonqualified plans.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)

David L. Goodin	—	—	118,713	—	3,939,330
Jason L. Vollmer	31,239	79,500	(70,817)	—	344,408	[1]
David C. Barney	—	150,000	(130,673)	—	1,032,190	[2]
Jeffrey S. Thiede	—	100,000	(216,555)	—	1,258,225	[3]
Nicole A. Kivisto	—	—	4,607	—	152,862

[1]
Mr. Vollmer deferred 6% of his base salary and received company credit of $79,500 under the MDU Resources Group, Inc. Deferred Compensation Plan (DCP) for 2022. Mr. Vollmer’s balance also includes employer contributions of $49,000 to the DCP for 2021 and $44,000, $40,000, $35,000, and $22,550 for 2020, 2019, 2018, and 2017, respectively to the Nonqualified Defined Contribution Plan. Each of these amounts are reported in column (i) of the Summary Compensation Table for its respective year, where applicable.

[2]
Mr. Barney received $150,000 under the MDU Resources Group, Inc. Deferred Compensation Plan for 2022. Mr. Barney’s balance also includes contributions of $150,000 to the DCP for 2021 and contributions of $150,000 to the Nonqualified Defined Contribution Plan for each of 2020, 2019, 2018, and 2017. Each of these amounts are reported in column (i) of the Summary Compensation Table for its respective year, where applicable.

[3]
Mr. Thiede received $100,000 under the MDU Resources Group, Inc. Deferred Compensation Plan for 2022. Mr. Thiede’s balance also includes contributions of $100,000 to the DCP for 2021 and contributions of $100, 000 to the Nonqualified Defined Contribution Plan for each of 2020, 2019, 2018, 2017, and 2016; $150,000 for 2015; $75,000 for 2014; and $33,000 for 2013. Each of these amounts were reported in column (i) of the Summary Compensation Table in the Proxy Statement for its respective year, where applicable.

MDU Resources Group, Inc. Proxy Statement 72

Proxy Statement

Potential Payments upon Termination or Change of Control
The Potential Payments upon Termination or Change of Control Table shows the payments and benefits our named executive officers would receive in connection with a variety of employment termination scenarios or upon a change of control. The scenarios include:
•Voluntary or Not for Cause Termination;
•Death;
•Disability;
•Change of Control with Termination; and
•Change of Control without Termination.
For the named executive officers, the information assumes the terminations or the change of control occurred on December 31, 2022.
The table excludes compensation and benefits our named executive officers would earn during their employment with us whether or not a termination or change of control event had occurred. The tables also do not include benefits under plans or arrangements generally available to all salaried employees and that do not discriminate in favor of the named executive officers, such as benefits under our qualified defined benefit pension plan (for employees hired before 2006), accrued vacation pay, continuation of health care benefits, and life insurance benefits. The tables also do not include deferred compensation under our Executive Incentive Compensation Plan, Nonqualified Defined Contribution Plan, or MDU Resources Group, Inc. Deferred Compensation Plan. These amounts are shown and explained in the “Nonqualified Deferred Compensation for 2022” Table.
Compensation
We typically do not have employment or severance agreements with our executives entitling them to specific payments upon termination of employment or a change of control of the company. The compensation committee generally considers providing severance benefits on a case-by-case basis. Any post-employment or change of control benefits available to our executives are addressed within our incentive and retirement plans. Because severance payments are discretionary, no amounts are presented in the tables.

All our named executive officers were granted their 2022 annual incentive award under the Executive Incentive Compensation Plan (EICP) which has no change of control provision in regards to annual incentive compensation other than for deferred compensation. The EICP requires participants to remain employed with the company through the service year to be eligible for a payout unless otherwise determined by the compensation committee for executive officers or employment termination after age 65. All our scenarios assume a termination or change in control event on December 31st. In these scenarios, the named executive officers would be considered employed for the entire performance period and would be eligible to receive their annual incentive award based on the level that the performance measures were achieved. Therefore, no amounts are shown for annual incentives in the tables for our named executive officers, as they would be eligible to receive their annual incentive award with or without a termination or change of control on December 31, 2022.

All named executive officers received their equity share awards under the Long-Term Performance-Based Incentive Plan (LTIP) which consist of performance share awards for the 2020-2022, 2021-2023 and 2022-2024 vesting periods and restricted stock units for the 2021-2023 and 2022-2024 vesting periods.
Upon a change of control (with or without termination), is defined in the LTIP as:
•the acquisition by an individual, entity, or group of 20% or more of our outstanding common stock;
•a majority of our board of directors whose election or nomination was not approved by a majority of the incumbent board members;
•consummation of a merger or similar transaction or sale of all or substantially all of our assets, unless our stockholders immediately prior to the transaction beneficially own more than 60% of the outstanding common stock and voting power of the resulting corporation in substantially the same proportions as before the merger, no person owns 20% or more of the resulting corporation’s outstanding common stock or voting power except for any such ownership that existed before the merger and at least a majority of the board of the resulting corporation is comprised of our directors; or
•stockholder approval of our liquidation or dissolution.
As a result, in the case of a change of control (with or without termination) both performance share awards and restricted stock unit awards would be deemed fully earned and vest at their target levels for the named executive officers.

73 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

For our performance share awards, if a participant terminates employment for any reason other than a change of control or prior to reaching age 55 with 10 years of service, their performance share awards are forfeited. If a participant terminates employment for any reason other than for cause after reaching age 55 and completing 10 years of service, performance share awards are prorated as follows:
•termination of employment during the first year of the vesting period = equity share awards are forfeited;
•termination of employment during the second year of the vesting period = equity share awards earned are prorated based on the number of months employed during the vesting period; and
•termination of employment during the third year of the vesting period = full amount of any equity share awards earned are received.
Under the scenarios of voluntary or not for cause termination, disability or death, Messrs. Goodin, Barney, and Thiede would receive performance shares as they have each reached age 55 and have 10 or more years of service. The number of performance shares received would be based on the following:
•2020-2022 performance shares would vest based on the achievement of the performance measure for the period ended December 31, 2022, which was 91.7%;
•2021-2023 performance shares would be prorated at 24 out of 36 months (2/3) of the vesting period and vest based on the actual achievement of the performance measure for the period ended December 31, 2023. For purposes of the Potential Payments upon Termination or Change of Control Table, the performance achievement for the performance period is shown at target; and
•2022-2024 performance shares would be forfeited.
Neither Ms. Kivisto nor Mr. Vollmer have reached age 55; therefore, they are not eligible for vesting of performance shares in the event of their termination, death or disability.
Our restricted stock unit award agreement provides that restricted stock unit share awards are forfeited if the participant’s employment terminates for situations other than death, disability or before the participant has reached age 55 with 10 years of service. If a participant’s employment terminates after reaching age 55 and completing 10 years of service, restricted stock unit share awards are prorated as follows:
•termination of employment during the first year of the vesting period = restricted stock unit awards are forfeited;
•termination of employment during the second year of the vesting period = restricted stock unit awards earned are prorated based on the number of months employed during the vesting period; and
•termination of employment during the third year of the vesting period = full amount of any restricted stock unit awards earned are received.
In situations of death or disability, the restricted stock unit awards earned would be prorated based on the number of full months of employment completed prior to death or disability during the vesting period.
For 2022, our awards include restricted stock units for the 2021-2023 and 2022-2024 vesting periods. In the case of voluntary or not for cause termination, Messrs. Goodin, Barney and Thiede would forfeit their 2022-2024, restricted stock units but receive their 2021-2023 restricted stock units based on a proration of 24 out of 36 months (2/3). Since neither Ms. Kivisto or Mr. Vollmer have reached age 55, in the case of voluntary or not for cause termination, they would forfeit their 2021-2023 and 2022-2024 restricted stock unit awards.
In the case of termination due to death or disability, all our named executive officers would receive 1/3 of the granted shares associated with the 2022-2024 award based on 12 out of 36 months of the vesting period and 2/3 of the granted shares associated with the 2021-2023 award based on 24 out of 36 months of the vesting period.
For purposes of calculating the performance share and restricted stock unit award value shown in the Potential Payments upon Termination or Change of Control Table, the number of vesting shares was multiplied by the average of the high and low stock price for the last market day of the year, which was December 31, 2022. Dividend equivalents based on the number of vesting shares are also included in the amounts presented.

MDU Resources Group, Inc. Proxy Statement 74

Proxy Statement

Benefits
Supplemental Income Security Plan
As described in the “Pension Benefits for 2022” section, the Basic SISP provides benefit payments for 15 years commencing at the latter of retirement or age 65. Of the named executive officers, only Messrs. Goodin, Barney, and Ms. Kivisto participate in the Basic SISP benefits and are 100% vested in their benefit.

Under all scenarios except death and change of control without termination, the payment represents the present value of the vested Basic SISP benefit as of December 31, 2022, using the monthly retirement benefit shown in the table below and a discount rate of 4.97%. In the event of death, Messrs. Goodin, Barney, and Ms. Kivisto’s beneficiaries would receive monthly death benefit payments for 15 years. The Potential Payments upon Termination or Change of Control Table shows the present value calculations of the monthly death benefit using the 4.97% discount rate.

	Monthly SISP Retirement Payment ($)	Monthly SISP Death Payment ($)
David L. Goodin	23,040	46,080
David C. Barney	10,936	21,872
Nicole A. Kivisto	6,572	13,144
Because the plan requires a participant to be no longer actively employed by the company in order to be eligible for payments, we do not show benefits for the change of control without a termination scenario.

Mr. Goodin is the only named executive officer eligible for the Excess SISP. Benefits generally commence six months after the participant’s employment terminates and continue to age 65 or until the death of the participant, if prior to age 65. As explained in the “Pension Benefits for 2022”, Excess SISP benefits are equal to the difference between the monthly retirement benefits that would have been payable to the participant under the pension plans absent the limitations under the Internal Revenue Code and the actual benefits payable to the participant under the pension plans. Under all scenarios except death or change of control without termination, the payment represents the present value of the monthly Excess SISP benefit discounted using a rate of 4.97%
Disability
We provide disability benefits to some of our salaried employees equal to 60% of their base salary, subject to a salary limit of $200,000 for officers and $100,000 for other salaried employees. For all eligible employees, disability payments continue until as follows:

Age When Disabled	Benefits Payable
Prior to age 60	To age 65
Ages 60 to 64	60 months
Ages 65-67	To age 70
Age 68 and over	24 months
Disability benefits are reduced for amounts paid as retirement benefits which include pension and SISP benefits. The disability payments in the Potential Payments upon Termination or Change of Control Table reflect the present value of the disability benefits attributable to the additional $100,000 of base salary recognized for executives under our disability program, subject to the 60% limitation, after reduction for amounts that would be paid as retirement benefits. For Messrs. Goodin and Vollmer and Ms. Kivisto, who participate in the pension plan, the amount represents the present value of the disability benefit after reduction for retirement benefits using a discount rate of 5.04%. Because Messrs. Goodin and Barney’s retirement benefits are greater than the disability benefit, the amount shown is zero. For Mr. Thiede, who does not participate in the pension plan, the amount represents the present value of the disability benefit without reduction for retirement benefits using the discount rate of 4.97%, which is considered a reasonable rate for purposes of the calculation.

75 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Potential Payments upon Termination or Change of Control Table

Executive Benefits and Payments upon Termination or Change of Control	Voluntary or Not for Cause Termination ($)	Death ($)	Disability ($)	Change of Control (With Termination) ($)	Change of Control (Without Termination) ($)
David L. Goodin
Compensation:
Performance Shares	4,131,375	4,131,375	4,131,375	7,640,916	7,640,916
Restricted Stock Units	550,065	823,390	823,390	1,645,042	1,645,042
Benefits and Perquisites:
Basic SISP	2,423,837	—	2,423,837	2,423,837	—
Excess SISP	34,074	—	34,074	34,074	—
SISP Death Benefits	—	5,862,771	—	—	—
Disability Benefits	—	—	—	—	—
Total	7,139,351	10,817,536	7,412,676	11,743,869	9,285,958
Jason L. Vollmer
Compensation:
Performance Shares	—	—	—	1,896,909	1,896,909
Restricted Stock Units	—	216,805	216,805	433,841	433,841
Benefits and Perquisites:
Disability Benefits	—	—	726,427	—	—
Total	—	216,805	943,232	2,330,750	2,330,750
David C. Barney[1]
Compensation:
Performance Shares	1,057,846	1,057,846	1,057,846	1,997,160	1,997,160
Restricted Stock Units	151,024	224,134	224,134	445,848	445,848
Benefits and Perquisites:
Basic SISP	1,391,390	—	1,391,390	1,391,390	—
SISP Death Benefits	—	2,782,780	—	—	—
Disability Benefits	—	—	—	—	—
Total	2,600,260	4,064,760	2,673,370	3,834,398	2,443,008
Jeffrey S. Thiede
Compensation:
Performance Shares	1,053,418	1,053,418	1,053,418	1,984,366	1,984,366
Restricted Stock Units	149,548	221,971	221,971	441,573	441,573
Benefits and Perquisites:
Disability Benefits	—	—	266,245	—	—
Total	1,202,966	1,275,389	1,541,634	2,425,939	2,425,939
Nicole A. Kivisto
Compensation:
Performance Shares	—	—	—	1,984,366	1,984,366
Restricted Stock Units	—	221,971	221,971	441,573	441,573
Benefits and Perquisites:
Basic SISP	384,441	—	384,441	384,441	—
SISP Death Benefits	—	1,672,315	—	—	—
Disability Benefits	—	—	532,912	—	—
Total	384,441	1,894,286	1,139,324	2,810,380	2,425,939
1 On February 16, 2023, the company announced that Mr. Barney would cease serving in his position as chief executive officer of Knife River Corporation, the company’s construction materials and contracting segment, effective as of March 1, 2023.

MDU Resources Group, Inc. Proxy Statement 76

Proxy Statement

CEO Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing information regarding the relationship of the annual total compensation of David L. Goodin, our president and chief executive officer, to the annual total compensation of our median employee.
Our employee workforce fluctuates during the year largely depending on the seasonality, number, and size of construction project activity conducted by our businesses. Approximately 59% of our employee workforce is employed under union bargained labor contracts which define compensation and benefits for participants which may include payments made by the company associated with employee participation in union benefit and pension plans.
We identified the median employee by examining the 2022 taxable wage information for all individuals on the company’s payroll records as of December 31, 2022, excluding Mr. Goodin. All of the company’s employees are located in the United States. We made no adjustments to annualize compensation for individuals employed for only part of the year. We selected taxable wages as reported to the IRS on Form W-2 for 2022 to identify the median employee as it includes substantially all of the compensation for our median employee and provided a reasonably efficient and cost-effective manner for the identification of the median employee. Our median employee works for a subsidiary of our construction materials and contracting segment with compensation consisting of wages, bonus, company 401(k) matching contributions and profit sharing, life insurance premiums, car allowance, and per diem.
Once identified, we categorized the median employee’s compensation using the same methodology as the compensation components reported in the Summary Compensation Table. For 2022, the total annual compensation of Mr. Goodin as reported in the Summary Compensation Table included in this Proxy Statement was $5,257,289, and the total annual compensation of our median employee was $96,652. Based on this information, the 2022 ratio of annual total compensation of Mr. Goodin to the median employee was 54 to 1.
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing information regarding the Compensation Actually Paid (CAP), as defined by SEC rules, to our executives versus company financial performance. The CAP amounts shown in the table below do not reflect the actual amount of compensation earned by or paid to our executives during the applicable year.

Year[1]	Summary Compensation Table Total Compensation for Principal Executive Officer (PEO)[2] ($)	Compensation Actually Paid to PEO[3] ($)	Average Summary Compensation Table Total Compensation for Non-PEO Named Executive Officers[4] ($)	Average Compensation Actually Paid to Non-PEO Named Executive Officers[5] ($)	Value of initial fixed $100 investment based on:		Net Income[8] (in thousands) ($)	Company Selected Measure - Earnings per Share[9] ($)
					Total Stockholder Return[6] ($)	Peer Group Total Stockholder Return[7] ($)
2022	5,257,289	5,644,274	1,901,639	1,998,863	111.98	123.90	367,489	1.81
2021	5,210,467	7,143,972	1,810,584	2,273,834	110.37	128.00	378,131	1.87
2020	6,423,410	5,664,783	2,042,921	1,901,274	91.69	101.04	390,205	1.95
1    Our PEO for years 2020, 2021 and 2022 was David L. Goodin. Our non-PEO named executive officers (NEO) for 2020, 2021 and 2022 were Jason L. Vollmer, David C. Barney, Jeffrey S. Thiede and Nicole A. Kivisto.
2     Represents Mr. Goodin’s total compensation as shown in the Summary Compensation Table (SCT) for 2020, 2021 and 2022.
3    To arrive at CAP for Mr. Goodin, total compensation as reported in the SCT was adjusted for the following:

77 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

					2022	2021	2020
SCT Total Compensation for the PEO					5,257,289	5,210,467	6,423,410
less: Reported Value of Stock Awards in the SCT[a]					3,247,775	3,222,639	2,974,497
plus: Stock Award Adjustments[a,b]					3,634,760	5,156,144	2,651,451
less: Change in Actuarial Present Value of Defined Benefit and Pension Plans as Reported in the SCT					—	—	435,581
plus: Aggregate Service Cost and Prior Service Costs on Defined Benefit and Pension Plans					—	—	—
CAP for the PEO					5,644,274	7,143,972	5,664,783
[a]	Equity compensation grant date fair value for awards with a market condition performance measure are determined by Monte Carlo simulation. The blended volatility term structure ranges are comprised of 50 percent historical volatility and 50 percent implied volatility. Risk-free interest rates were based on U.S. Treasury security rates in effect as of the grant date. Year-end fair values for awards with a market condition performance measure were determined using the same assumptions. Equity compensation grant date and year-end fair value for time-vesting awards and awards with financial performance measures were determined by the closing stock price on the date of grant or year-end, as applicable.
[b]	Stock Award Adjustments in determining CAP
Year	Year-end Fair Value of Equity Awards Granted in the Year which are Unvested	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year-over-Year Change in Fair Value of Equity Award Granted in Prior Years that Vested in the Year	Prior Year-end Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	3,665,234	(198,017)	—	167,543	—	—	3,634,760
2021	3,586,652	(90,005)	—	1,659,497	—	—	5,156,144
2020	2,402,446	(557,760)	—	806,765	—	—	2,651,451
4	Represents the average total compensation of our non-PEO named executive officers as shown in the SCT for 2020, 2021 and 2022.
5	To arrive at the Average CAP for our non-PEO named executive officers, total compensation as reported in the SCT was adjusted for the following:

					2022	2021	2020
Average of SCT Total Compensation for Non-PEO Named Executive Officers					1,901,639	1,810,584	2,042,921
less: Reported Value of Stock Awards in the SCT[a]					862,681	870,757	707,370
plus: Stock Award Adjustments[a,b]					959,905	1,334,007	634,637
less: Change in Actuarial Present Value of Defined Benefit and Pension Plans as Reported in the SCT					—	—	68,914
plus: Aggregate Service Cost and Prior Service Costs on Defined Benefit and Pension Plans					—	—	—
Average CAP for the Non-PEO Named Executive Officers					1,998,863	2,273,834	1,901,274
[a]	Equity compensation grant date fair value for awards with a market condition performance measure are determined by Monte Carlo simulation. The blended volatility term structure ranges are comprised of 50 percent historical volatility and 50 percent implied volatility. Risk-free interest rates were based on U.S. Treasury security rates in effect as of the grant date. Year-end fair values for awards with a market condition performance measure were determined using the same assumptions. Equity compensation grant date and year-end fair value for time-vesting awards and awards with financial performance measures were determined by the closing stock price on the date of grant or year-end, as applicable.
[b]	Stock Award Adjustments in determining CAP
Year	Year-end Fair Value of Equity Awards Granted in the Year which are Unvested	Year-over-Year Change in Fair Value of Equity Awards Granted in Prior Years that are Unvested	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year-over-Year Change in Fair Value of Equity Award Granted in Prior Years that Vested in the Year	Prior Year-end Fair Value of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or Other Earnings Paid on Equity Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
2022	973,569	(53,505)	—	39,841	—	—	959,905
2021	969,113	(21,403)	—	386,297	—	—	1,334,007
2020	571,330	(129,852)	—	193,159	—	—	634,637
6     Represents value of $100 invested in company stock on December 31, 2019 as of December 31, 2020, December 31, 2021 and December 31, 2022 assuming dividends are reinvested in company stock at the frequency paid.
7     Represents the value of $100 invested in the compensation peer group company stock on December 31, 2019 as of December 31.2020,

MDU Resources Group, Inc. Proxy Statement 78

Proxy Statement

December 31, 2021 and December 31, 2022 assuming dividends are reinvested in the compensation peer group stock at the frequency paid. Returns of each peer group company are weighted according to the peer group company’s market capitalization at the beginning of the period. Our compensation benchmarking peer group companies for 2020, 2021 and 2022 included:

2020	2021		2022
Alliant Energy	Alliant Energy		Alliant Energy
Ameren Corporation	Ameren Corporation		Ameren Corporation
Atmos Energy Corporation	Atmos Energy Corporation		Atmos Energy Corporation
Black Hills Corporation	Black Hills Corporation		Black Hills Corporation
CMS Energy Corporation	CMS Energy Corporation		CMS Energy Corporation
Dycom Industries, Inc.	Dycom Industries, Inc.		Dycom Industries, Inc.
EMCOR Group, Inc.	EMCOR Group, Inc.		EMCOR Group, Inc.
Evergy, Inc.	Evergy, Inc.		Evergy, Inc.
Granite Construction Incorporated	Granite Construction Incorporated		Granite Construction Incorporated
Jacobs Engineering Group Inc.	Jacobs Engineering Group Inc.*		KRB, Inc.
KRB, Inc.	KRB, Inc.		Martin Marietta Materials, Inc.
Martin Marietta Materials, Inc.	Martin Marietta Materials, Inc.		MasTec, Inc.
MasTec, Inc.	MasTec, Inc.		MYR Group, Inc.*
NiSource Inc.	NiSource Inc.		NiSource Inc.
Pinnacle West Capital Corporation	Pinnacle West Capital Corporation		Pinnacle West Capital Corporation
Portland General Electric Company	Portland General Electric Company		Portland General Electric Company
Quanta Services, Inc.	Quanta Services, Inc.		Quanta Services, Inc.
Southwest Gas Holdings, Inc.	Southwest Gas Holdings, Inc.		Southwest Gas Holdings, Inc.
Summit Materials, Inc.	Summit Materials, Inc.		Summit Materials, Inc.
Vulcan Materials Company	Vulcan Materials Company		Vulcan Materials Company
WEC Energy Group, Inc.	WEC Energy Group, Inc.		WEC Energy Group, Inc.
*Jacobs Engineering Group, Inc. was replaced with MYR Group Inc. in 2022 due to size. Total stockholder return for the peer group companies for 12/31/2020, 12/31/2021 and 12/31/2022 were as follows
	12/31/2019	12/31/2020	12/31/2021	12/31/2022
Peer group with Jacobs Engineering Group Inc.	$100.00	$101.04	$128.00	$124.22
Peer group with MYR Group, Inc.	$100.00	$100.01	$126.85	$123.90
8     Represents GAAP Net Income reported for the company in 2020, 2021 and 2022.
9     Earnings per share (EPS) is the performance measure shared by the PEO and non-PEO named executive officers in the annual incentive program. EPS results represent 100% of the PEO and CFO’s annual incentive and 20% of the remaining non-PEO named executive officers annual incentive.
2022 Most Important Financial Measures
The financial performance measures identified as the most important measures used by the company to link PEO and non-PEO named executive officer 2022 CAP to company performance are listed below in unranked order each of which is described in more detail in the “Compensation Discussion and Analysis”.

Performance Metrics Most Closely Linked to CAP for 2022
Earnings per Share
Earnings Growth from Continuing Operations
Relative Total Stockholder Return
Descriptions of the Information Presented in the Pay Versus Performance Table
We are providing the following graphics to illustrate the relationship between our PEO CAP and our non-PEO named executive officers’ CAP as a group and company performance, as set forth and described in and under the “Pay Versus Performance” table, including the company’s cumulative total stockholder return (TSR), net income and EPS. In addition, we are providing a graphic to illustrate the relationship between the company’s cumulative TSR and our compensation benchmarking peer group’s cumulative TSR.

79 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

CAP vs. TSR
Our TSR is a reflection of our stock price and dividends paid over a period of time and is important to stockholders as it measures the performance of an investment in our company stock in the marketplace. The following charts depicts the PEO and average non-PEO named executive officer CAP compared to the value of $100 invested in company and peer company stock on December 31, 2019 as of December 31, 2020, December 31, 2021 and December 31, 2022 assuming dividends are reinvested in company stock at the frequency paid.
CAP vs. Net Income
The following charts depicts the PEO and average non-PEO NEO CAP compared to the company’s net income for 2020, 2021 and 2022.
CAP vs. EPS
The following charts depicts the PEO and average non-PEO named executive officer CAP compared to the company’s EPS for 2020, 2021 and 2022.

MDU Resources Group, Inc. Proxy Statement 80

Proxy Statement

AUDIT MATTERS
ITEM 4: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023
The audit committee at its February 2023 meeting appointed Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023. The board of directors concurred with the audit committee’s decision. Deloitte & Touche LLP has served as our independent registered public accounting firm since fiscal year 2002.
Although your ratification vote will not affect the appointment or retention of Deloitte & Touche LLP for 2023, the audit committee will consider your vote in determining its appointment of our independent registered public accounting firm for the next fiscal year. The audit committee, in appointing our independent registered public accounting firm, reserves the right, in its sole discretion, to change an appointment at any time during a fiscal year if it determines that such a change would be in our best interests.
A representative of Deloitte & Touche LLP will be present at the annual meeting and will be available to respond to appropriate questions. We do not anticipate that the representative will make a prepared statement at the annual meeting; however, he or she will be free to do so if he or she chooses.

The board of directors recommends a vote “for” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal year 2023.
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2023 requires the affirmative vote of a majority of our common stock present in person or represented by proxy at the annual meeting and entitled to vote on the proposal. Abstentions will count as votes against this proposal.
Annual Evaluation and Selection of Deloitte & Touche LLP
The audit committee annually evaluates the performance of its independent registered public accounting firm, including the senior audit engagement team, and determines whether to re-engage the current independent accounting firm or consider other firms. Factors considered by the audit committee in deciding whether to retain the current independent accounting firm include:
•    Deloitte & Touche LLP’s capabilities considering the complexity of our business and the resulting demands placed on Deloitte & Touche LLP in terms of technical expertise and knowledge of our industry and business;
•    the quality and candor of Deloitte & Touche LLP’s communications with the audit committee and management;
•    Deloitte & Touche LLP’s independence;
•    the quality and efficiency of the services provided by Deloitte & Touche LLP, including input from management on Deloitte & Touche LLP’s performance and how effectively Deloitte & Touche LLP demonstrated its independent judgment, objectivity, and professional skepticism;
•the workload capacity and resources of Deloitte & Touche LLP’s senior audit engagement team;
•    external data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on Deloitte & Touche LLP and its peer firms; and
•    the appropriateness of Deloitte & Touche LLP’s fees, tenure as our independent auditor, including the benefits of a longer tenure, and the controls and processes in place that help ensure Deloitte & Touche LLP’s continued independence.

81 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Based on this evaluation, the audit committee and the board believe that retaining Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2023, is in the best interests of our company and its stockholders.
In accordance with rules applicable to mandatory partner rotation, Deloitte & Touche LLP’s lead engagement partner for our audit was changed in 2022. The audit committee oversees the process for, and ultimately approves, the selection of the lead engagement partner.
Audit Fees and Non-Audit Fees
The following table summarizes the aggregate fees that our independent registered public accounting firm, Deloitte & Touche LLP, billed or is expected to bill us for professional services rendered for 2021 and 2022:

	2021	2022
Audit Fees [1]	$2,910,640	$3,160,291
Audit-Related Fees	—	$1,319,159	[2]
Tax Fees	—	—
All Other Fees	—	—
Total Fees [3]	$2,910,640	$4,479,450
Ratio of Tax and All Other Fees to Audit and Audit-Related Fees	0%	0%
1    Audit fees for 2021 and 2022 consisted of fees for the annual audit of our consolidated financial statements and internal control over financial reporting, statutory and regulatory audits, reviews of quarterly financial statements, comfort letters in connection with securities offerings, and other filings with the SEC.

2    Fees for Knife River Corporation audit in connection with the company’s intent to separate Knife River Corporation pursuant to a tax-free spinoff, and other filings with the SEC.

3    Total fees reported above include out-of-pocket expenses related to the services provided of $100,000 for 2021 and $181,026 for 2022.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm
The audit committee pre-approved all services Deloitte & Touche LLP performed in 2022 in accordance with the pre-approval policy and procedures the audit committee adopted in 2003. This policy is designed to achieve the continued independence of Deloitte & Touche LLP and to assist in our compliance with Sections 201 and 202 of the Sarbanes-Oxley Act of 2002 and related rules of the SEC.
The policy defines the permitted services in each of the audit, audit-related, tax, and all other services categories, as well as prohibited services. The pre-approval policy requires management to submit annually for approval to the audit committee a service plan describing the scope of work and anticipated cost associated with each category of service. At each regular audit committee meeting, management reports on services performed by Deloitte & Touche LLP and the fees paid or accrued through the end of the quarter preceding the meeting. Management may submit requests for additional permitted services before the next scheduled audit committee meeting to the designated member of the audit committee, currently David M. Sparby, for approval. The designated member updates the audit committee at the next regularly scheduled meeting regarding any services approved during the interim period. At each regular audit committee meeting, management may submit to the audit committee for approval a supplement to the service plan containing any request for additional permitted services.
In addition, prior to approving any request for audit-related, tax, or all other services of more than $50,000, Deloitte & Touche LLP are required to provide a statement setting forth the reasons why rendering of the proposed services does not compromise Deloitte & Touche LLP’s independence. This description and statement by Deloitte & Touche LLP may be incorporated into the service plan or included as an exhibit thereto or may be delivered in a separate written statement.

MDU Resources Group, Inc. Proxy Statement 82

Proxy Statement

AUDIT COMMITTEE REPORT
The audit committee assists the board in fulfilling its oversight responsibilities and serves as a communication link among the board, management, the independent auditors, and the internal auditors. The audit committee (a) assists the board’s oversight of (i) the integrity of the company’s financial reporting process and system of internal controls, (ii) the company’s compliance with legal and regulatory requirements and the code of conduct, (iii) the independent auditors’ qualifications and independence, (iv) the performance of the company’s internal audit function and independent auditors, and (v) the company’s management of risks in the audit committee’s areas of responsibility; (b) arranges for the preparation of and approves the report that SEC rules require be included in the company’s annual proxy statement; and (c) is also responsible for the appointment, compensation, retention, and oversight of the independent auditors including pre-approval of all audit and non-audit services by the independent auditors. The audit committee acts under a written charter which it reviews at least annually and a copy of which is available on our website.
Management has primary responsibility for the company’s financial statements and the reporting process, including the systems of internal control over financial reporting. The independent auditors are responsible for performing an independent audit of the company’s consolidated financial statements, issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, and assessing the effectiveness of the company’s internal controls over financial reporting. The audit committee oversees the company’s financial reporting process and internal controls on behalf of the board.
In performing its oversight responsibilities in connection with our financial statements for the year ended December 31, 2022, the audit committee:
•reviewed and discussed the audited financial statements with management;
•discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditors’ communications with the audit committee concerning independence and discussed with the independent auditors their independence.
Based on the review and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the SEC. The audit committee has appointed Deloitte & Touche LLP as the company’s independent auditors for 2023. Stockholder ratification of this appointment is included as Item 4 in these proxy materials.

David M. Sparby, Chair
Dale S. Rosenthal
Edward A. Ryan
Chenxi Wang

83 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING

Who Can Vote?
Stockholders of record at the close of business on March 10, 2023, are entitled to vote each share they owned on that date on each matter presented at the meeting and any adjournment(s) thereof. As of March 10, 2023, we had 203,623,893 shares of common stock outstanding each entitled to one vote per share.

Distribution of Our Proxy Materials Using Notice and Access
We distributed proxy materials to certain of our stockholders via the Internet under the SEC’s “Notice and Access” rules to reduce our costs and decrease the environmental impact of our proxy materials. Using this method of distribution, on or about March 24, 2023, we mailed a Notice Regarding the Availability of Proxy Materials (Notice) that contains basic information about our 2023 annual meeting and instructions on how to view all proxy materials, and vote electronically, on the Internet. If you received the Notice and prefer to receive a paper copy of the proxy materials, follow the instructions in the Notice for making this request and the materials will be sent promptly to you via your preferred method.

How to Vote	You are encouraged to vote in advance of the meeting using one of the following voting methods, even if you are planning to attend the 2023 Annual Meeting of Stockholders.
Registered Stockholders: Stockholders of record who hold their shares directly with our stock registrar can vote any one of four ways:
: By Internet: Go to the website shown on the Notice or Proxy Card, if you received one, and follow the instructions.
) By Telephone: Call the telephone number shown on the Notice or Proxy Card, if you received one, and follow the instructions given by the voice prompts.

Voting via the Internet or by telephone authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated, and returned the Proxy Card by mail. Your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on May 8, 2023.

* By Mail: If you received a paper copy of the Proxy Statement, Annual Report, and Proxy Card, mark, sign, date, and return the Proxy Card in the postage-paid envelope provided.
In Person: Attend the annual meeting, or send a personal representative with an appropriate proxy, to vote by ballot at the meeting.
Beneficial Stockholders: Stockholders whose shares are held beneficially in the name of a bank, broker, or other holder of record (sometimes referred to as holding shares “in street name”), will receive voting instructions from said bank, broker, or other holder of record. If you wish to vote in person at the meeting, you must obtain a legal proxy from your bank, broker, or other holder of record of your shares and present it at the meeting.

See discussion below regarding the MDU Resources Group, Inc. 401(k) Plan for voting instructions for shares held under our 401(k) plan.

Revoking Your Proxy or Changing Your Vote	You may change your vote at any time before the proxy is exercised.
Registered Stockholders:
•
If you voted by mail: you may revoke your proxy by executing and delivering a timely and valid later dated proxy, by voting by ballot at the meeting, or by giving written notice of revocation to the corporate secretary.

• If you voted via the Internet or by telephone: you may change your vote with a timely and valid later Internet or telephone vote, as the case may be, or by voting by ballot at the meeting.
•
Attendance at the meeting will not have the effect of revoking a proxy unless (1) you give proper written notice of revocation to the corporate secretary before the proxy is exercised, or (2) you vote by ballot at the meeting.

Beneficial Stockholders: Follow the specific directions provided by your bank, broker, or other holder of record to change or revoke any voting instructions you have already provided. Alternatively, you may vote your shares by ballot at the meeting if you obtain a legal proxy from your bank, broker, or other holder of record and present it at the meeting.

MDU Resources Group, Inc. Proxy Statement 84

Proxy Statement

Discretionary Voting Authority
If you complete and submit your proxy voting instructions, the individuals named as proxies will follow your instructions. If you are a stockholder of record and you submit proxy voting instructions but do not direct how to vote on each item, the individuals named as proxies will vote as the board recommends on each proposal. The individuals named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their discretion. Our bylaws set forth requirements for advance notice of any nominations or agenda items to be brought up for voting at the annual meeting, and we have not received timely notice of any such matters, other than the items from the board of directors described in this Proxy Statement.

Voting Standards
A majority of outstanding shares of stock entitled to vote must be present in person or represented by proxy to hold the meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the annual meeting.

If you are a beneficial holder and do not provide specific voting instruction to your broker, the organization that holds your shares will not be authorized to vote your shares, which would result in broker non-votes, on proposals other than the ratification of the selection of our independent registered public accounting firm for 2023.

The following chart describes the proposals to be considered at the annual meeting, the vote required to elect directors and to adopt each other proposal, and the manner in which votes will be counted:

Item No.	Proposal	Voting Options	Vote Required to Adopt the Proposal	Effect of Abstentions	Effect of “Broker Non-Votes”

1	Election of Directors	For, against, or abstain on each nominee	A nominee for director will be elected if the votes cast for such nominee exceed the votes cast against such nominee.	No effect	No effect

2	Advisory Vote to Approve the Frequency of Future Advisory Votes to Approve the Compensation Paid to the Company’s Named Executive Officers	1 year, 2 years, 3 years, or abstain	The frequency that receives the most votes will be deemed the frequency recommended by our stockholders	No effect	No effect
3	Advisory Vote to Approve the Compensation Paid to the Company’s Named Executive Officers	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon	Same effect as votes against	No effect

4	Ratification of the Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for 2023	For, against, or abstain	The affirmative vote of a majority of the shares of common stock represented at the annual meeting and entitled to vote thereon	Same effect as votes against	Brokers have discretion to vote

Proxy Solicitation
The board of directors is furnishing proxy materials to solicit proxies for use at the Annual Meeting of Stockholders on May 9, 2023, and any adjournment(s) thereof. Proxies are solicited principally by mail, but directors, officers, and employees of MDU Resources Group, Inc. or its subsidiaries may solicit proxies personally, by telephone, or by electronic media, without compensation other than their regular compensation. Okapi Partners, LLC, additionally will solicit proxies for approximately $9,500 plus out-of-pocket expenses. We will pay the cost of soliciting proxies and will reimburse brokers and others for forwarding proxy materials to stockholders.

85 MDU Resources Group, Inc. Proxy Statement

Proxy Statement

Electronic Delivery of Proxy Statement and Annual Report Documents
For stockholders receiving proxy materials by mail, you can elect to receive an email in the future that will provide electronic links to these documents. Opting to receive your proxy materials online will save the company the cost of producing and mailing documents to your home or business and will also give you an electronic link to the proxy voting site.

•
Registered Stockholders: If you vote on the Internet, simply follow the prompts for enrolling in the electronic proxy delivery service. You may also enroll in the electronic proxy delivery service at any time in the future by going directly to http://enroll.icsdelivery.com/mdu to request electronic delivery. You may revoke an electronic delivery election at this site at any time.

•
Beneficial Stockholders: If you hold your shares in a brokerage account, you may also have the opportunity to receive copies of the proxy materials electronically. You may enroll in the electronic proxy delivery service at any time by going directly to http://enroll.icsdelivery.com/mdu to request electronic delivery. You may also revoke an electronic delivery election at this site at any time. In addition, you may also check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service or contact your bank or broker to request electronic delivery.

Householding of Proxy Materials
In accordance with a Notice sent to eligible stockholders who share a single address, we are sending only one Annual Report to Stockholders and one Proxy Statement to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record wishes to receive a separate Annual Report to Stockholders and Proxy Statement in the future, he or she may contact the Office of the Treasurer at MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506-5650, Telephone Number: (701) 530-1000. Eligible stockholders of record who receive multiple copies of our Annual Report to Stockholders and Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker, or other nominee can request householding by contacting the nominee.

We will promptly deliver, upon written or oral request, a separate copy of the Annual Report to Stockholders and Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered.

MDU Resources Group, Inc. 401(k) Plan
This Proxy Statement is being used to solicit voting instructions from participants in the MDU Resources Group, Inc. 401(k) Plan with respect to shares of our common stock that are held by the trustee of the plan for the benefit of plan participants. If you are a plan participant and also own other shares as a registered stockholder or beneficial owner, you will separately receive a Notice or proxy materials to vote those other shares you hold outside of the MDU Resources Group, Inc. 401(k) Plan. If you are a plan participant, you must instruct the plan trustee to vote your shares by utilizing one of the methods described on the voting instruction form that you receive in connection with shares held in the plan. If you do not give voting instructions, the trustee generally will vote the shares allocated to your personal account in accordance with the recommendations of the board of directors. Your voting instructions may be transmitted up until 11:59 p.m. Eastern Time on May 4, 2023.

Annual Meeting Admission and Guidelines
Admission: All stockholders as of the record date of March 10, 2023, are cordially invited to attend the annual meeting. You must request an admission ticket to attend. If you are a stockholder of record and plan to attend the meeting, please contact MDU Resources by email at CorporateSecretary@mduresources.com or by telephone at 701-530-1010 to request an admission ticket. A ticket will be sent to you by mail.
If your shares are held beneficially in the name of a bank, broker, or other holder of record, and you plan to attend the annual meeting, you will need to submit a written request for an admission ticket by mail to: Investor Relations, MDU Resources Group, Inc., P.O. Box 5650, Bismarck, ND 58506 or email at CorporateSecretary@mduresources.com. The request must include proof of stock ownership as of March 10, 2023, such as a bank or brokerage firm account statement or a legal proxy from the bank, broker, or other holder of record confirming ownership. A ticket will be sent to you by mail.
Requests for admission tickets must be received no later than May 2, 2023. You must present your admission ticket and state-issued photo identification, such as a driver’s license, to gain admittance to the meeting.
Guidelines: The use of cameras or sound recording equipment is prohibited except by the media or those employed by the company to provide a record of the proceedings. The use of cell phones and other personal communication devices is also prohibited during the meeting. All devices must be turned off or muted. No firearms or weapons, banners, packages, or signs will be allowed in the meeting room. MDU Resources Group, Inc. reserves the right to inspect all items, including handbags and briefcases, that enter the meeting room.

MDU Resources Group, Inc. Proxy Statement 86

Proxy Statement

Conduct of the Meeting
Neither the board of directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this Proxy Statement. We have not been informed that any other matter will be presented at the meeting by others. However, if any other matters are properly brought before the annual meeting, or any adjournment(s) thereof, your proxies include discretionary authority for the persons named in the proxy to vote or act on such matters in their discretion.

Stockholder Proposals, Director Nominations, and Other Items of Business for 2024 Annual Meeting
Stockholder Proposals for Inclusion in Next Year’s Proxy Statement: To be included in the proxy materials for our 2024 annual meeting, a stockholder proposal must be received by the corporate secretary no later than November 24, 2023, unless the date of the 2024 annual meeting is more than 30 days before or after May 9, 2024, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. The proposal must also comply with all applicable requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

Director Nominations From Stockholders for Inclusion in Next Year’s Proxy Statement: If a stockholder or group of stockholders wishes to nominate one or more director candidates to be included in our proxy statement for the 2024 annual meeting through our proxy access bylaw provision, we must receive proper written notice of the nomination not later than 120 days or earlier than 150 days before the anniversary date that the definitive proxy statement was first released to stockholders in connection with the annual meeting, or between October 26, 2023 and November 24, 2023. In the event that the 2024 annual meeting is more than 30 days before or after May 9, 2024, the notice must be delivered no earlier than the 150th day prior to such meeting and no later than the 120th day prior to such meeting or the 10th day following the date on which public announcement of the meeting date is first made. The requirements of such notice can be found in our bylaws, a copy of which is on our website, at https://investor.mdu.com/governance/governance-documents. In addition, Rule 14a-19 under the Exchange Act requires additional information be included in director nomination notices, including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors. If any change occurs with respect to such stockholder’s intent to solicit the holders of shares representing at least 67% of such voting power, such stockholder must notify us promptly.

Director Nominations and Other Stockholder Proposals Raised From the Floor at the 2024 Annual Meeting of Stockholders: Under our bylaws, if a stockholder intends to nominate a person as a director, or present other items of business at an annual meeting, the stockholder must provide written notice of the director nomination or stockholder proposal not earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders and not later than the close of business of the 90th day prior to the first anniversary of the preceding year’s annual meeting of stockholders. Notice of director nominations or stockholder proposals for our 2024 annual meeting must be received between January 10, 2024 and February 9, 2024, and meet all the requirements and contain all the information, including the completed questionnaire for director nominations, provided by our bylaws. The requirements for such notice can be found in our bylaws, a copy of which is on our website, at https://investor.mdu.com/governance/governance-documents.

We will make available to our stockholders to whom we furnish this Proxy Statement a copy of our Annual Report on Form 10-K, excluding exhibits, for the year ended December 31, 2022, which is required to be filed with the SEC. You may obtain a copy, without charge, upon written or oral request to the Office of the Treasurer of MDU Resources Group, Inc., 1200 West Century Avenue, Mailing Address: P.O. Box 5650, Bismarck, North Dakota 58506-5650, Telephone Number: (701) 530-1000. You may also access our Annual Report on Form 10-K through our website at www.mdu.com.

By order of the Board of Directors,

Karl A. Liepitz
Secretary
March 24, 2023

87 MDU Resources Group, Inc. Proxy Statement

MDU RESOURCES GROUP, INC.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote by Internet or Phone, you do not need to mail the Proxy Card.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D99595-P89925

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MDU RESOURCES GROUP, INC.

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:	**For**	**Against**	**Abstain**
1a. German Carmona Alvarez	☐	☐	☐
1b. Thomas Everist	☐	☐	☐
1c. Karen B. Fagg	☐	☐	☐
1d. David L. Goodin	☐	☐	☐
1e. Dennis W. Johnson	☐	☐	☐
1f. Patricia L. Moss	☐	☐	☐
1g. Dale S. Rosenthal	☐	☐	☐
1h. Edward A. Ryan	☐	☐	☐
1i. David M. Sparby	☐	☐	☐
1j. Chenxi Wang	☐	☐	☐

The Board of Directors recommends you vote 1 YEAR on the following proposal:	**1 Year**	**2 Years**	**3 Years**	**Abstain**
2. Advisory Vote to Approve the Frequency of Future Advisory Votes to Approve the Compensation Paid to the Company's Named Executive Officers.	☐	☐	☐	☐

The Board of Directors recommends you vote FOR Items 3 and 4.	**For**	**Against**	**Abstain**
3. Advisory Vote to Approve the Compensation Paid to the Company's Named Executive Officers.	☐	☐	☐
4. Ratification of the Appointment of Deloitte & Touche LLP as the Company's Independent Registered Public Accounting Firm for 2023.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting, the Proxy Statement and Annual Report are available at www.proxyvote.com.

Admission to the Annual Meeting:
Stockholders of record must request an admission ticket to attend the annual meeting. To request an admission ticket, contact MDU Resources by email at CorporateSecretary@mduresources.com or by telephone at 701-530-1010. A ticket will be mailed to you. Requests must be received no later than May 2, 2023.

D99596-P89925

This proxy is solicited by the Board of Directors.

The stockholder(s) hereby appoint(s) Dennis W. Johnson and Karl A. Liepitz, or either of them, as proxies, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of MDU RESOURCES GROUP, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 a.m. CDT on May 9, 2023, at the MDU Service Center, 909 Airport Road, Bismarck, North Dakota 58504, and any adjournment or postponement thereof. In the event neither of the appointed proxies is able to serve, the chair of the board, or in the chair's absence, the chief executive officer, shall appoint an appropriate individual to serve in the capacity of proxy.

This proxy will also be used to provide voting instructions to Principal Trust Company, as Trustee of the MDU Resources Group, Inc. 401(k) Retirement Plan, for any shares of Company common stock held in the plan.

Your vote is important! Ensure that the shares are represented at the meeting. Either (1) vote by Internet, (2) vote by phone, or (3) mark, date, sign, and return this proxy card in the postage-paid envelope provided. The deadline for voting by Internet and phone is 11:59 p.m. Eastern Time on Monday, May 8, 2023. The voting deadline for participants in the MDU Resources Group, Inc. 401(k) Retirement Plan is 11:59 p.m. Eastern Time on Thursday, May 4, 2023.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the recommendations of the Board of Directors.

Continued and to be signed on reverse side